Exhibit 96.2

TECHNICAL REPORT SUMMARY
DEN PROPERTY
MANITOBA, CANADA

Submitted to:
Sio Silica Corporation

Report Date:	Effective Date:
October 8, 2023	October 6, 2023

Stantec Consulting Ltd.
200, 325 – 25 Street SE
Calgary, Alberta T2P 7H8
Tel: (403) 716-8000

Author(s):
Ivan Minev, P. Geol.
Keith Wilson, P. Eng.
Derek Loveday, P. Geol.

Project No. 129500488

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Important Notice

This notice is an integral component of the Sio Silica Corporation DEN Property Technical Report Summary (“Technical Report Summary” or “Report”) and should be read in its entirety and must accompany every copy made of the Technical Report Summary. The Technical Report Summary has been prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (SEC) S-K 1300 Regulations.

The Technical Report Summary has been prepared for Sio Silica Corporation (Sio Silica) by Stantec Consulting Ltd. (Stantec). The Technical Report Summary is based on information and data supplied to Stantec by Sio Silica. The quality of information, conclusions, and estimates contained herein are consistent with the level of effort involved in the services of Stantec, based on: i) information available at the time of preparation of the Report, and ii) the assumptions, conditions, and qualifications set forth in this Report.

Each portion of the Technical Report Summary is intended for use by Sio Silica subject to the terms and conditions of its contract (December 5, 2022) with Stantec. Except for the purposes legislated under United States securities law, any other uses of the Technical Report Summary, by any third party, is at that party’s sole risk.

The results of the Technical Report Summary represent forward-looking information. The forward-looking information includes pricing assumptions, sales forecasts, projected capital and operating costs, mine life and production rates, and other assumptions. Readers are cautioned that actual results may vary from those presented. The factors and assumptions used to develop the forward-looking information, and the risks that could cause the actual results to differ materially are presented in the body of this Report.

Stantec has used their experience and industry expertise to produce the estimates in the Technical Report Summary. Where Stantec has made these estimates, they are subject to qualifications and assumptions, and it should also be noted that all estimates contained in the Technical Report Summary may be prone to fluctuations with time and changing industry circumstances

This report was prepared by Stantec Consulting Ltd. (Stantec), a third-party firm comprising mining experts in accordance with § 229.1302(b)(1). Sio Silica has determined that Stantec meets the qualifications specified under the definition of qualified person in § 229.1300. References to the Qualified Person or QP in this report are references to Stantec and not to any individual employed at Stantec.

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table of Contents

1	EXECUTIVE SUMMARY			1-1
2	INTRODUCTION			2-1
3	PROPERTY DESCRIPTION			3-1
	3.1	Description and Location		3-1
	3.2	Mining Claims		3-1
	3.3	Underlying Agreements, Royalties and Encumbrances		3-11
	3.4	Environmental Liabilities		3-13
	3.5	Required Permits		3-13
	3.6	Other Significant Factors and Risks		3-13
4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY			4-1
	4.1	Topography, Elevation and Vegetation		4-1
	4.2	Property Access and Proximity to Population Centers		4-1
	4.3	Climate		4-1
	4.4	Infrastructure		4-2
5	HISTORY			5-1
	5.1	1967 Norlica Minerals Company Ltd. Feasibility Study		5-1
	5.2	2004 to 2007 North Star Diamonds		5-4
	5.3	Historical Technical Reports		5-4
6	GEOLOGIC SETTING, MINERALIZATION AND DEPOSIT			6-1
	6.1	Regional Stratigraphy		6-1
	6.2	Structural Geology		6-2
	6.3	Property Geology		6-2
		6.3.1	Quaternary Sediments	6-13
		6.3.2	Red River Formation	6-13
		6.3.3	Winnipeg Formation	6-14
		6.3.4	Granitoid	6-14
	6.4	Deposit Types		6-14
	6.5	Mineralization		6-15
7	EXPLORATION			7-1
	7.1	Groundwater Information Network and Friesen Drilling Historical Data		7-1
	7.2	Sio Silica 2018 Drilling Campaign Summary		7-1
	7.3	Sio Silica 2021 - 2022 Drill Campaign summary		7-4
8	SAMPLE PREPARATION, ANALYSES AND SECURITY			8-1
	8.1	Sampling Method and approach		8-1
	8.2	2018 Field Programs Sample Integrity		8-1
	8.3	Laboratory Credentials, Testing Methodology, and Results		8-2
		8.3.1	AGAT Credentials and Testing Methodology	8-2
		8.3.2	Sio Silica Internal Facility Credentials and Processing Methodology	8-2
		8.3.3	Liquids Matter Whole Rock Analysis	8-4

TOC 1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

9	DATA VERIFICATION			9-1
	9.1	Site Visit and alignment on Field Procedures and Sampling Protocol		9-1
	9.2	Sample Chain-of-Custody and Laboratory Results		9-1
		9.2.1	Chain-of-Custody	9-1
		9.2.2	Laboratory Results	9-2
10	MINERAL PROCESSING AND METALLURGICAL TESTING			10-1
11	MINERAL RESOURCE ESTIMATES			11-1
	11.1	Computer Model Construction		11-1
		11.1.1	Topographic and Lithological Horizons	11-1
		11.1.2	Assay Data Compositing and Interpolation	11-2
	11.2	Resource Estimation Approach		11-2
	11.3	Mineral Resource Classification		11-5
	11.4	Geotechnical Analysis		11-5
	11.5	Assessment of Reasonable Prospect for Eventual Economic Extraction		11-6
	11.6	Estimation of Sand Volume		11-9
	11.7	Mineral Resource Estimation		11-9
12	MINERAL RESERVE ESTIMATES			12-1
	12.1	Development Plan		12-1
13	MINING METHODS			13-1
	13.1	Overview		13-1
	13.2	Geotechnical Analysis		13-1
	13.3	Extraction Concept		13-3
	13.4	Surface Development and Reclamation		13-3
	13.5	Slurry Transportation		13-4
14	PROCESS AND RECOVERY METHODS			14-1
	14.1	Well pad screening circuit		14-1
	14.2	Wet Plant		14-2
	14.3	Dry Screening plant		14-10
	14.4	Storage and loadout		14-10
	14.5	Plant Design and Construction		14-10
	14.6	Rail design and construction		14-10
15	INFRASTRUCTURE			15-1
	15.1	Rail		15-1
	15.2	Power		15-1
	15.3	Access		15-1
	15.4	Gas Line		15-1
	15.5	Maintenance facility		15-1
	15.6	Offices		15-2
	15.7	Operations trailer		15-2
	15.8	Process water Well		15-2

TOC 2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

16	MARKET STUDIES			16-1
	16.1	Introduction		16-1
	16.2	MARKETS/ DEMAND		16-1
	16.3	COMPETITION		16-1
	16.4	CONTRACTS and POTENTIAL OFFTAKERS		16-2
17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS			17-1
18	CAPITAL AND OPERATING COSTS			18-2
	18.1	Cost Summary		18-2
	18.2	Project Capital Costs		18-2
		18.2.1	Capital Cost Summary	18-2
		18.2.2	Contingency	18-3
		18.2.3	Sustaining Costs	18-3
	18.3	Project Operating Costs		18-3
		18.3.1	Land Leasing	18-4
		18.3.2	Land Preparation and Reclamation	18-4
		18.3.3	Well Production	18-4
		18.3.4	Wet process, Dry Process, and Loadout	18-4
		18.3.5	Support Equipment	18-5
		18.3.6	Rail & Port	18-5
		18.3.7	Manpower	18-5
		18.3.8	General and Administrative Costs	18-6
		18.3.9	Operating cost Summary	18-6
19	ECONOMIC ANALYSIS			19-1
	19.1	Assumptions		19-1
	19.2	DEN Property Life		19-2
	19.3	Project Payback		19-2
	19.4	Royalties and Income Tax		19-2
	19.5	Economic Performance		19-3
	19.6	Sensitivity Analysis		19-6
20	ADJACENT PROPERTIES			20-1
21	OTHER RELEVANT DATA AND INFORMATION			21-1
22	INTERPRETATION AND CONCLUSIONS			22-1
	22.1	Product Pricing And Cost Escalation		22-1
	22.2	Timing Of Project Development		22-1
	22.3	Development Of Extraction Process		22-1
	22.4	Confirmation Of Geotechnical Testing And Analysis		22-1
23	RECOMMENDATIONS			23-1
	23.1	Phase 1: Geotechnical Testing and Analysis		23-1
24	REFERENCES			24-1
25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT			25-1

TOC 3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

LIST OF TABLES

Table 1.1	Summary of Analyses Completed by Year and Laboratory	1-5
Table 1.2	Summary of In-Place Carman Sand as of February, 2023	1-9
Table 1.3	Sand Extraction Recommendations	1-11
Table 1.4	In-Place Mineral Resource Summary	1-12
Table 1.5	Capital Cost Summary – (C$), no Contingency	1-15
Table 1.6	Life of mine Operating Cost Summary, C$	1-16
Table 1.7	Project Economics (C$)	1-17
Table 1.8	Key Project Metrics	1-18
Table 1.9	Cash Flow Summary	1-19
Table 1.10	Cost Estimate – Geotechnical Analysis	1-3
Table 1.11	Engineering Bridging Studies	1-3
Table 3.1	Active DEN Property Claims	3-4
Table 4.1	Mean Climate Data for Nearby Weather Stations	4-2
Table 5.1	Norlica Minerals Company Ltd. Drilling Summary	5-1
Table 5.2	Norlica Laboratory Results of Chemical Quantitative Analyses	5-2
Table 5.3	North Star Diamonds Cancelled Mining Claims	5-4
Table 5.4	Historic In-Place Mineral Resource Summary, as of May 8, 2019	5-5
Table 6.1	Property Lithology	6-13
Table 7.1	2018 Drilling Campaign Summary	7-3
Table 7.2	2021 - 2022 Drilling Campaign Summary	7-4
Table 8.1	Summary of Analyses Completed by Year and Laboratory	8-2
Table 8.2	Samples PSD Tested at Sio Silica Facilities	8-3
Table 8.3	Samples Processed at Sio Silica Facilities	8-4
Table 8.4	Liquids Matter ICP-OES Summary Test Results	8-6
Table 8.5	Liquids Matter ICP-OES Point A 40/70 Test Results	8-7
Table 8.6	Liquids Matter ICP-OES Point B 40/70 Test Results	8-8
Table 8.7	Liquids Matter ICP-OES Point A-1 70/140 Test Results	8-9
Table 8.8	Liquids Matter ICP-OES Point B-1 70/140 Test Results	8-10
Table 9.1	2018 AGAT Sample Chain-of-Custody	9-2
Table 11.1	Summary of In-Place Carman Sand	11-9
Table 11.2	Sand Extraction Recommendations	11-10
Table 11.3	In-Place Mineral Resource Summary	11-11
Table 14.1	Key Process Equipment – Well Pad and Dewatering Plant	14-2
Table 14.2	Key Process Equipment – Wet Plant	14-3
Table 14.3	Key Process Equipment – Dry Plant	14-10
Table 18.1	Capital Cost Summary – (C$), no Contingency	18-3
Table 18.2	Manpower Roster and Costs	18-6
Table 18.3	Life of mine Operating Cost Summary, C$	18-7
Table 19.1	Project Economics (C$)	19-3
Table 19.2	Key Project Metrics	19-4
Table 19.3	Cash Flow Summary	19-5
Table 19.4	After Tax NPV Sensitivity to Sale Price	19-7
Table 23.1	Cost Estimate – Geotechnical Analysis	23-1
Table 23.2	Engineering Bridging Studies	23-2

TOC 4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

LIST OF FIGURES

Figure 1-1	Property Location Map	1-2
Figure 1-2	Mining Claims Map	1-3
Figure 1-3	Resource Distribution Map	1-7
Figure 1-4	Resource Classification Map	1-8
Figure 3-1	Property Location Map	3-2
Figure 3-2	Mining Claims Map	3-3
Figure 4-1	Infrastructure Map	4-3
Figure 6-1	Regional Geology Map	6-3
Figure 6-2	Carbonate Thickness Map	6-4
Figure 6-3	Sand Thickness Map	6-5
Figure 6-4	Overburden Thickness Map	6-6
Figure 6-5	Structure Map Top of Carbonate	6-7
Figure 6-6	Structure Map Top of Carman Sand	6-8
Figure 6-7	Cross Section A-A’	6-9
Figure 6-8	Cross Section B-B’	6-10
Figure 6-9	Cross Section C-C’	6-11
Figure 6-10	Cross Section D-D’	6-12
Figure 7-1	Drill Hole Location Map	7-3
Figure 8-1	SiO2 Content for 40/70 Fraction Distribution Map	8-5
Figure 8-2	SiO2 Content for 70/140 Fraction Distribution Map	8-6
Figure 8-3	Iron Content for 40/70 Fraction Distribution Map	8-7
Figure 8-4	Iron Content for 70/140 Fraction Distribution Map	8-8
Figure 9-1	2017 Duplicate Sample Comparison Loring vs. Stim-Lab	9-13
Figure 9-2	2018-2019 Duplicate Sample Comparison AGAT vs. Loring Lab	9-14
Figure 9-3	Sample Comparison Sio Silica vs. AGAT	9-15
Figure 11-1	40/70 Fraction Distribution Map	11-3
Figure 11-2	70/140 Fraction Distribution Map	11-4
Figure 11-3	Resource Distribution Map	11-7
Figure 11-4	Resource Classification Map	11-8
Figure 13-1	24 Year Extraction Plan	13-5
Figure 14-1	Wellpad Extraction Flowsheet	14-4
Figure 14-2	Extraction Dewatering Flowsheet	14-5
Figure 14-3	Overland Transport Dewatering Flowsheet	14-6
Figure 14-4	Wet Plant	14-7
Figure 14-5	Dry Plant	14-8
Figure 14-6	Product Handling	14-9

TOC 5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

SIGNATURE PAGE

This report titled “Technical Report Summary, Den Property, Manitoba, Canada” with an effective date of October 6, 2023 was prepared by:

Stantec Consulting Ltd.	(signed) Stantec Consulting Ltd.
Dated at Calgary, Alberta
October 8, 2023

i

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

1	EXECUTIVE SUMMARY

Introduction

On Dec 5, 2022, Sio Silica Corporation (Sio Silica) contracted Stantec Consulting Ltd. (Stantec) to prepare a Technical Report Summary regarding the Initial Assessment (IA) of the DEN Property. The Technical Report Summary was prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (SEC) reporting of material mining assets under regulation S-K 1300.

This Technical Report Summary focuses on the quantification of the resource as a source of high purity silica sand. High purity silica sand may be used in a wide range of industrial applications, including electronics, medical research, metals and alloys, specialty glass, and renewable energy.

Description and Location

The centre of the Property is located approximately 60 km southeast of the city of Winnipeg, Manitoba within the Rural Municipalities of Ste. Anne, Hanover and La Broquerie. The Property is accessed from Winnipeg by the Trans-Canada Highway, and PR 210 for the northern section of the Property, and Provincial Highway 12 for the southern section of the Property. The general property location is shown on Figure 1.1.

The Property encompasses 63,750 hectares (157,530 acres) and is shown on NTS Map Sheet 62. The main block of the Property expands from 654,900E to 693,250E, and 5,459,450N to 5,502,750N, and the centre of the Property is at 49.451287°N and -96.513671°E (UTM 14 U 680,199E and 5,480,597N), as shown on Figure 1-2.

Mineral Claims

The Property, which consists of 278 claims, are all in surveyed territory. The Property is held by CanWhite, which is now Sio Silica. The locations of the claims are shown on Figure 1.2.

Infrastructure

Winnipeg is the largest major city near the Property. Winnipeg, as of 2021, has a population of 749,607 residents in the metropolitan area (Statistics Canada, 2023), and provides all required major services to advance the project. The city of Winnipeg, located on the TransCanada Highway, is the home of the James Armstrong Richardson International Airport that has numerous domestic and international flights, and is a major North American rail transportation hub with a 20,000-acre facility that services Canadian National Railway, Canadian Pacific Railway, BNSF Railway and the locally maintained and operated Greater Winnipeg Water District Railway (Railway Association of Canada, 2017; Winnipeg, 2017).

1-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

102°0'0"W
101°0'0"W
100°0'0"W
99°0'0"W
98°0'0"W
97°0'0"W
96°0'0"W
95°0'0"W
94°0'0"W
51°0'0"N
50°0'0"N
49°0'0"N
Dauphin
Dauphin Lake
Lake Manitoba
MANITOBA
SASKATCHEWAN
ONTARIO
Portage La Prairie
Winnipeg
Virden
Brandon
Kenora
Melita
Winkler
TIGER HILLS
PEMBINA HILLS
AULNEAU PENINSULA
CANADA
USA
TURTLE MOUNTAINS
Lake of the Woods
Roseau
NORTH DAKOTA
MINNESOTA
N
0 20 40
Kilometers
Scale 1:2,500,000
(At original document size of 8.5x11)

Legend

★ Den Property Location

Notes

1. Background Sources: National Geographic, Esri, Garmin, HERE, UNEP-WCMC, USGS, NASA, ESA, METI, NRCAN, GEBCO, NOAA, increment P Corp.

Stantec | SIO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Property Location Map

Figure 1-1

DRAWN BY: M.B. CHK'D BY: I.M. DATE: 4/24/2023	FILE: Fig3_1_Den_Property_Location V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
City of Steinbach
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
501
207
405
302
1
206
311
52
303
12
216
205
403
210
404
59
203
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- CN Rail Line
- GWWD Rail Line
- Road
- River
- Lake
- Ecological Reserve
- Mining Claim
- City / Town
- Protected Areas (Parks)

Stantec | SIO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Mining Claims Map

Figure 1-2

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec.

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig3_2_Den_Mineral_Claims
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

History

Prior to Sio Silica securing the current DEN Property, the area to the north was staked and drilled to assess the viability of the sand for use as a natural proppant. Norlica Minerals Company Ltd. (Norlica) conducted an exploration program and feasibility study in 1967. North Star Diamonds had previously staked an area on the western edge of the current Property.

In 2019 Stantec completed a Technical Report prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) for the DEN Property. In 2023, Stantec completed a Technical Report Summary prepared in accordance with the requirements of U.S. Securities and Exchange Commission (SEC) reporting of material mining assets under regulation S-K 1300.

Property Geology

Prior to 2017, most of the drilling in the area was limited to water wells that were drilled on behalf of third parties. The units described below are primarily based on reliable holes that were drilled in the Project area by Sio Silica. In general, the stratigraphy of the Property is consistent; the major units are Quaternary sediments, carbonate and shale intervals of the Red River Formation, unconsolidated sand, sandstone, and shale of the Winnipeg Formation, and Archean-age granitoid basement. The upper unconsolidated sand interval of the Winnipeg Formation, which is known as the Carman Sand Member, is the target interval to be exploited. The average Carman Sand Member depth within the property limit is 54 m and the average thickness is 26 m.

Mineralization

The stratigraphic target is the unconsolidated silica sand from the Carman Sand Member. The high purity of the sand makes it suitable for variety of usages and markets. The primary objective of the program was to delineate the quality of the sand and assess the extractable sand volumes.

Deposit Types

The Carman Sand Member is dominantly an unconsolidated laterally extensive unit across the Property, as validated through numerous drilling campaigns conducted by Sio Silica. Unconsolidated sand type deposits typically require no processing beyond cleaning and size sorting. The deposit appears to have limited geological variability and limited structural complexity.

Sio Silica Drilling Campaigns

A drilling campaign was initiated in September 2018. During this campaign, 15 holes were drilled on the DEN Property. Of the 15 holes drilled, 14 were Dual Rotary (DR) / Reverse Circulation (RC) holes that were drilled to identify formation tops and to constrain sand samples, and one was a diamond drill hole (DEN 216-1) to evaluate the geotechnical properties of the carbonate interval.

Twenty drill holes were completed between 2021 and 2022. The majority were drilled as exploration holes. Three drill holes (Den-117-1, Den-120-1 and Den-204-1) were cored but none intersected the bottom of the Carman Sand Member. Two of the drill holes (Den-120-1 and Den-169-1) were drilled close to the edge of the Carman Sand Member and the sand was not intersected. Eight of the twenty wells were able to intersect the bottom of the Carman Sand Member.

1-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Sample Preparation, Analyses and Security

Table 1.1 shows a summary of the number and type of analyses by year and laboratory. AGAT, Liquids Matter and Loring are independent laboratories.

Table 1.1

Summary of Analyses Completed by Year and Laboratory

Laboratory	Year	No. Samples	Analyses Type
AGAT	2018	198	Sieve Analysis
Loring	2018	5	Sieve Analysis
Sio Silica	2018*	8	Sieve Analysis
	2021-2022	33	40/70 and 70/140 size fraction clean and magnetic separator
Liquids Matter	2021-2022	80	ICP Whole Rock on 40/70 and 70/140 size fraction

The Liquids Matter ICP-OES test results show that the magnetic separator used by Sio Silica was successful in increasing sand purity from a mean of 99.89% SiO2 to 99.92% SiO2 for the 40/70 size fraction, and 99.84% SiO2 to 99.92% SiO2 for the 70/140 size fraction.

Data Verification

A Stantec professional geologist assisted with and oversaw the portion of the program involving collection of the field data, sample collection, and the implementation of chain-of-custody documentation during sample shipment. The Stantec professional geologist conducted a site visit to the Property on September 25 and 26, 2018 to align with the Sio Silica field crew on program procedures, as well as to instruct the drilling crew on the required rate of drilling to facilitate sample collection.

On June 10, 2022, the QP visited the Sio Silica’s laboratory in Calgary, Alberta, and the Liquids Matter facility in Calgary, Alberta. It is the QP’s opinion that both the Sio Silica and Liquids Matter laboratories have laboratory equipment, procedures, processes and personnel that are adequate for the performed analytical work. Provided analytical data were compared against the laboratory reports. The results from the different laboratories are compared to ensure consistency and accuracy of the analytical data.

On January 25, 2023, the QP conducted a site visit on the Property. All the drill hole sites were rehabilitated. The drill hole location of one monitoring well was validated. The sample storage facility was also visited.

Mineral Resource Estimates

Estimated resources are classified according to the confidence level that can be placed in each estimate. The classification template used in this study is based on the three-dimensional distance to the nearest drill hole that penetrates the top and the bottom of the Carman Sand, as well as the distance to the nearest sample that contains sand quality analytical data. The Carman Sand interval in the Property was classed as Indicated using a 1,600 m radial distance from the nearest drill hole intersection with available sand quality data and classed as Inferred using a 3,200 m radial distance from the nearest drill hole intersection with or without available sand quality data. Only drill holes listed in Section 7.2 and Section 7.3 were used for resource classification. Due to the reduced reliability of the water-wells described in Section 7.1, this data was only used to define the contacts of the lithological units. Figure 1.3 shows the resource distribution map and Figure 1.4 shows the resource classification map. The resource estimate covers an area of approximately 29,600 ha.

1-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Den-304-2
Den-304-1
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-134-1
Den-189-1
Den-128-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
St. Malo Wildlife Management Area
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- 15m Carbonate Thickness Contour
- Inferred Resource Area
- Mining Claim
- Protected Areas (Parks)
- City / Town
- Lake
- Road
- CN Rail Line
- GWWD Rail Line
- River

Stantec SiO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Resource Distribution Map

Figure 1-3

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig11_3_Den_Resource_Distribution
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-6

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-128-1
Den-134-1
Den-189-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)
St. Malo Wildlife Management Area

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- 15m Carbonate Thickness Contour

Resource Class

- Indicated
- Inferred

- Mining Claim
- Protected Areas (Parks)
- City / Town
- Lake

- Road
- CN Rail Line
- GWWD Rail Line
- River

Stantec SIO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Resource Classification Map

Figure 1-4

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig11_4_Den_Resource_Classification
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-7

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Estimation of Sand Volume

The modeled volumes and weight of the Carman Sand within the resource area are shown in Table 1.2.

Table 1.2

Summary of In-Place Carman Sand as of February, 2023

	In-Place Carman Sand Member in Mineable Lease Area
DEN Property	40/70 mesh fraction	70/140 mesh fraction
Estimated Sand Volume (Mm3)	4,910	2,532
Total Estimated Sand Volume (Mm3)	7,442
Estimated Sand Weight (Mt)	7,365	3,798
Total Estimated Sand Weight (Mt)	11,163

Mineral Resource Estimates

The Mineral Resource estimate for the Project has been prepared in accordance with the SEC S- K 1300 regulations. The QP believes the DEN Property demonstrates a reasonable prospect for eventual economic extraction.

Preliminary geotechnical analysis for the DEN property has resulted in the extraction recommendations as summarized in Table 1.3. The extraction holes are planned to be drilled in a pod or cluster of up to thirteen holes in one extraction pad area. The current planning basis is to extract between 1 K and 33 K tonnes of sand from an extraction cluster, depending on the thickness of the overlying limestone and diamicton material, before relocating to the next extraction pad.

1-8

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 1.3

Sand Extraction Recommendations

Competent Limestone Thickness (m)	Quaternary Material Thickness (m)	Extractable Sand Volume (m3)	Extractable Sand Mass (t)	Distance Between Well Clusters (m) (Center to Center)
>50	0-65	36,156	54,235	127
>50	>65	34,674	52,012	126
45-50	0-55	33,224	49,836	125
45-50	55-65	29,061	43,591	122
45-50	>65	27,736	41,603	121
40-45	0-45	29,061	43,591	122
40-45	45-55	26,442	39,663	120
40-45	55-65	23,949	35,924	118
40-45	>65	21,582	32,373	116
35-40	0-45	22,750	34,125	117
35-40	45-55	20,446	30,669	115
35-40	55-65	17,225	25,837	112
35-40	>65	16,214	24,321	111
30-35	0-45	15,235	22,852	110
30-35	45-55	13,370	20,056	108
30-35	55-65	11,632	17,447	106
30-35	>65	10,809	16,214	105
25-30	0-25	15,235	22,852	110
25-30	25-35	12,485	18,728	107
25-30	35-45	10,018	15,028	104
25-30	45-55	8,531	12,796	102
25-30	55-65	7,169	10,754	100
25-30	>65	6,535	9,803	99
20-25	0-25	9,259	13,888	103
20-25	25-35	7,169	10,754	100
20-25	35-45	5,362	8,043	97
20-25	45-55	4,822	7,234	96
20-25	55-65	3,838	5,757	94
20-25	>65	3,392	5,089	93
15-20	0-25	4,314	6,472	95
15-20	25-35	2,979	4,468	92
15-20	35-45	2,245	3,368	90
15-20	45-55	1,925	2,888	89
15-20	55-65	1,379	2,069	87
15-20	>65	1,379	2,069	87

1-9

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The mineral resource shown in Table 1.4 is reported as in-place tonnages. The calculated volumes were converted to tonnage by the application of representative average in-place bulk density value of 1.5 g/cm3.

Table 1.4

In-Place Mineral Resource Summary

	Mineral Resources (Mt)
DEN Property	40/70 mesh fraction	70/140 mesh fraction	Total
Measured	0.0	0.0	0.0
Indicated	55.8	32.6	88.4
Total Measured and Indicated			88.4

Inferred	169.8	82.9	252.7
Total Inferred			252.7

It should be noted that the drill hole information shows very consistent Carman Sand thickness, averaging 26 m. The laboratory results show low variability on the sand quality. The SiO2 content ranges between 99.51% to 99.96%, averaging 99.89% after washing and drying. The average SiO2 content after magnetic separation is 99.92%. Analogical results are observed on the Fe analysis. The Fe content ranges between 34.53 ppm and 397.0 ppm with 143.6 ppm average after washing and drying. The average Fe content after magnetic separation is 86.1 ppm, ranging between 27.1 ppm and 266.7 ppm.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time that this Technical Report Summary was prepared, the estimates presented herein are considered reasonable. However, this estimate should be accepted with the understanding that additional data and analysis available after the date of the estimates, may necessitate revision. These revisions may be material. There is no guarantee that all or any part of the estimated resources will be recoverable.

Mineral Reserve Estimation

This Technical Report does not include an estimate of reserves. The level of engineering does not support the preparation of a Pre-Feasibility Study; therefore, in accordance with the requirements of S-K 1300, the reported resources cannot be classified as reserves.

This section of the report includes estimates of recoverable sand tonnage for the DEN Property based on preliminary extraction plans, production schedules and processing plant and materials handling plans. These estimates are only intended for the purpose of completion of the cash flow forecasts presented in Section 19. These recoverable estimates are not, and should not be construed to be, estimates of reserves for the DEN Property. They do not comply with the Classification of Reserves as required under S-K 1300. It should be noted that there is no certainty that the resource estimate will be realized.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Development Plan

The 25-year development plan, that is discussed in more detail in Section 13, results in the sale of 2.72 Mt of clean (saleable) sand each year, totaling 65.4 Mt over the life of the project. Stantec notes that the 25-year development plan only addresses a portion of the DEN Property resource. The remaining resource is available for development in further planning efforts.

This estimate of clean (saleable) silica sand is considered to be inclusive of the in-place mineral resource estimate detailed in Section 11. These production estimates are contained within the in- place mineral resource summary and cannot be added to the totals to result in additional resources tonnes.

The DEN Property will be developed using an underground extraction technique that involves drilling through the quaternary sediments, carbonate unit and shale, into the underlying sand. The extraction holes will be cased to the top of the sand and an extraction casing is then lowered into the sand. Air is injected into the extraction casing, approximately 3 m - 5 m above the bottom of the casing. Field tests conducted at the neighboring BRU property have shown that the air injection process results in a slurry of sand, water, and air that rises to the surface. The solids content of the slurry ranges from 90% to 20% during the extraction trials. The average solids content is approximately 50%.

Sio Silica plans to commence extraction operations in the 2nd Quarter of Year 0, processing operations in the 3rd Quarter of Year 0 with the first product sales planned for the 1st Quarter of Year 1. The extraction and processing operations are planned to take place for eight months a year, April to November, while sales will take place year-round. The sales will commence with 2.72 Mt of saleable product planned in Year 1 and extending out the remainder of the 25-year plan. For the purposes of this Technical Report Summary, Year 0 is defined as 2026.

Geotechnical Analysis

Stantec completed a preliminary geotechnical analysis of the sand extraction techniques impact on subsurface conditions. The results of the analysis are used to provide recommendations for borehole spacing which are intended to limit surface subsidence to an acceptable level.

The preliminary analysis indicates that:

●	Subsurface sand extraction should be limited to areas where the carbonate unit is more than 15 m in thickness.

●	The analysis here assumes an overburden thickness of up to 25 m. Overburden thicker than this range should be reviewed case by case to assess potential for subsidence to occur following extraction.

●	The distance from the edge of one extraction void to the edge of the next extraction void should not be less than 60 m.

1-11

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The extraction layout was developed with these geotechnical criteria in mind. The author(s) would like to note that these geotechnical parameters and the resulting geotechnical analysis are based on geotechnical work completed for the Limestone caprock and assuming that the controlling failure mode is shear failure. Additional testing is recommended to support further analysis on the sandstone void space evolution, and the joint system in the limestone (to investigate for the possible presence of vertical jointing and if found, to assess its impact on stability). As stated above, evidence from testing in 2018/2019 suggests that the sandstone angle of repose is steeper than previously assumed, and related adjustments of the extraction plan which would lead to a more refined extraction layout might be required. In addition, more complex void shapes in the sandstone may be occurring with both steep and shallow side slopes.

As a result of the minimum 15 m cut off for the thickness of the limestone to support overburden loading after sand extraction, and the additional potential for strength analysis on the sandstone layer, further geotechnical investigation, testing and analysis will be required. The purpose of this additional assessment is to confirm the Limestone thickness in advance of mining operations, to test the (to date untested) presence of Limestone vertical fractures and the sandstone unit extraction void space and to confirm that other failure modes are not controlling the extraction void maximum size.

Recovery Methods

The processing component of the DEN silica operation is guided by a modular and multi-stage recovery process. The four general areas are:

●	A modular well pad screening and dewatering plant for slurry preparation;

●	A dewatering circuit or ‘wet plant’ for raw sand separation;

●	A dry screening plant for final sizing and beneficiation; and

●	The storage and loadout system.

Based on preliminary analyses and modeling, extraction, handling and drying losses are estimated at seven (7) percent.

Markets and Contracts

Sio Silica is intending on producing high-quality premium silica sand for end use in the technology markets. The 99.99% SiO2 and low iron content (<100ppm Fe) are typically marketed to manufacturers of solar glass, smart glass for computing and mobile device applications, and semiconductors, among other uses, and receive a premium compared to 95% SiO2 purity. A confidential marketing study was completed by a third party, on behalf of Sio Silica, focused on the premium silica market.

The global market for silica sand is approximately 350 million tonnes per annum, with approximately three quarters of that total in North America (112 million tonnes) and Asia Pacific (154 million tonnes), as of 2021. Of this global market, the high purity market consists of approximately 13 million tonnes per annum.

1-12

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The North American market for high purity, low iron silica has been in the 1 million tonne per annum range historically through 2021 and is anticipated to grow to 2 to 3 million tonnes per annum by 2025, principally driven by the photovoltaic market and technology applications.

Supply of high purity quartz to the Asian market has traditionally been supplied via Vietnam and Cambodia. Both countries have scaled back exports to China to strengthen their local manufacturing, resulting in a supply shortage in the rest of Asia and therefore higher delivered prices.

The anticipated growth in the high purity silica market has provided motivation to other potential sources of supply in Australia, according to the marketing report. It is anticipated that the supply from these to-be-developed proposed mines will require additional beneficiation, adding costs to the mine gate pricing. The timing and tonnage of this new supply and the level of the beneficiation, and associated costs, is uncertain. Australian mining companies are expected to be the primary exporter to China; however, it is unclear how much will materialize, according to the marketing study. In the future scenario, Australian mining companies may potentially have lower delivered costs compared to other international peers for solar glass applications, but will require beneficiation for smart glass applications, resulting in a higher delivered price.

There are only two mines in the US today capable of providing low iron silica sand (99.9% SiO2, <100 ppm) totaling approximately 1 million tonnes per annum of supply.

According to the marketing study, typical contracts are two-to-three-year renewable contracts indexed to inflation, and identified with a specific purity, quality, and quantity. In a similar fashion, there are typically penalties for not meeting these criteria. Sio Silica has provided Stantec with three documents related to their negotiations with potential customers for the silica sand produced from the DEN Property.

Agreement #1

The first document is a proposed sales and purchase agreement contract between Sio Silica and Company 1, that Sio Silica has indicated should be finalized in the fourth quarter of 2023. The document states a sales price of US$180 per MT FOB loading port for 500,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$149 per MT.

The initial term of this proposed agreement is from January 1, 2024 to December 21, 2026. Thereafter term of the agreement will be automatically renewed for an unlimited number of one (1) year terms unless terminated by either the buyer or the seller.

Agreement #2

The second document is a Memorandum of Understanding between Sio Silica and Company 2 and dated September 15, 2022. The document states a sales price of US$250 per MT FOB loading port for 800,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$240 per MT.

Both the buyer and the seller agree to use their best efforts to enter into a binding Sales Agreement in the first quarter of 2024.

1-13

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Agreement #3

The third document is an engagement agreement between Sio Silica and Company 3 and dated November 1, 2022. The document states a sales price of US$200 per short ton FOB Mine Gate for 1,200,000 short tons per annum. The agreement also stipulates a service fee equal to 15% of the gross amount of the purchase price paid. When conversion to metric tonnes and the 15% fee are considered, it equates to a mine gate price of CDN$243.60 per MT.

The term of this agreement is unlimited unless terminated by either the buyer or the seller.

Product Pricing

Stantec used a weighted tonnage per annum price from all three agreements for the initial years of the analysis. A weighted tonnage per annum price for the last two agreements was used from 2030 until the end of the project life.

Product Quality

The first two agreements specify that the quality parameters for the delivered sand shall be a silicon dioxide (SiO2) percentage greater than or equal to 99.9% and Fe2O3 content less than or equal to 100 ppm.

It is the opinion of Stantec that given the results of the sand analysis discussed in Section 8, the sand pricing discussed above is applicable to the DEN Property resource and as such has been used in this Study.

Stantec does note, however, that confirmed sales agreements or contracts for the full levels of silica sand production that form the basis of this Study have yet to be finalized.

Environmental Studies, Permitting and Social or Community Impact

Sio Silica has engaged AECOM to provide consulting support through the regulatory approval process. The regulatory approval process for the adjoining BRU property has advanced significantly. Although the regulatory process for the DEN Property has not yet commenced, Stantec envisions that it will be materially similar to the BRU process. For further details please refer to the Technical Report Summary BRU Property Manitoba, Canada.

Capital and Operating Costs

The DEN project capital encompasses equipment beginning at extraction well pad, including well rigs, the overland slurry line initial pump stations, booster pump and through to the wet and dry plant, as well as the silos, rail, and supporting infrastructure. Table 1.5, below, outlines the capital estimate by area. It should be noted that no contingency is applied in the table.

1-14

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 1.5

Capital Cost Summary – (C$), no Contingency

Area	Summary Cost, (C$)
Extraction	$43.5M
Wet Plant	$73.8M
Dry Plant	$85.4M
Rail and TLO	$36.3M
Overland Slurry Pipeline Controls	$6.2M
Infrastructure	$15.9M
Engineering, Project Management & Permitting	$2.5M
Total	$263.6M

A 7% contingency has been applied to most capital cost items to account for any unforeseen or otherwise unanticipated cost elements that could be associated with development and operation of the project. Contingency for the project totals $17.2M. A contingency was not applied to rail costs as these costs were supplied with contingency included.

The project team also developed the operating costs using construction lengths, land requirements, operating units, and process or dryer unit preliminary power and gas consumption. Areas of operating costs breakouts include:

●	Land leasing

●	Land prep and reclaim

●	Well Production

●	Slurry Transport

●	Wet Process

●	Support Equipment

●	Dry Process

●	Loadout

●	Rail Costs

●	Manpower

●	General and Administration

The total operating cost summary is shown in Table 1.6. In year 1, each extraction site utilizes dedicated supervision leading to higher initial costs. Extraction operation costs are reduced in later years as operations supervision is planned to be centralized. Slurry transport costs are lower in early years due to shorter slurry pumping distances. Dry processing costs are calculated based on the change from trucked propane in Year 1 while the gas line is developed. From Year 2 production onward, operating costs reflect that the installation of a natural gas pipeline and the use of natural gas as opposed to propane.

1-15

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 1.6

Life of mine Operating Cost Summary, C$

	Year 1 C$/tonne	Year 2 onward C$/tonne
Extraction	$12.53	$8.62
Slurry Transport	$1.74	$2.90
Wet Processing	$5.07	$5.07
Dry Processing	$11.99	$8.63
Site Labor	$1.28	$1.28
Insurance	$0.38	$0.38
Total OPEX	$32.99	$26.88

Economic Analyses

Sio Silica prepared the economic analyses for the DEN operation and provided the model to Stantec. Stantec reviewed the model to assess and determined it to be appropriate for the purposes of the IA. Section 19 outlines the specific inputs and assumptions for the analyses. The results of the Study base case economic analysis are shown in Table 1.7 Project Economics. The economic performance of the project is positive up to the highest analyzed discount rate of 16%.

Table 1.7

Project Economics (C$)

Discount Rate	After Tax
(%)	IRR	NPV
6	99%	$3,849,723,000
8	99%	$3,132,092,000
10	99%	$2,588,786,000
12	99%	$2,169,955,000
14	99%	$1,841,529,000
16	99%	$1,579,856,000

Stantec has not completed a rigorous analysis in order to select the project discount rate. However, Stantec notes that current normalized risk-free rate and equity risk premium, composed of 3.5% and 5.7% respectively which shows that the approximate cost of equity capital to be 9.2%. This rate does not account for project risks, industry risk, size and maturity of the operation to name a few. As such the appropriate discount rate for this study is likely in the range of 10-13%. Ultimately investors in the DEN Property will need to conduct their own discount rate analysis.

The key project metrics and cash flow summary are summarized in Tables 1.8 and 1.9.

1-16

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 1.8

Key Project Metrics

Economic Analysis	DEN
Net Present Value (NPV), After-Tax	$2,588,786,000
Internal Rate of Return (IRR), After-Tax	99%
Pay-Back Period (Years based on After-Tax)	1.00

Capital Costs
Initial Capital (M)	280.75
Expansion Capital (M)	N/A

Operating Costs at Full Production
Extraction ($/MT )	8.62
Slurry Transport ($/MT)	2.90
Wet Processing ($/MT)	5.07
Dry Processing and Loadout ($/MT)	8.63
Site Labor and Insurance ($/MT)	1.66
Total Operating Cost ($/MT)	26.88

Production Data
Life of Mine (Years)	25
Annual Clean Saleable Tonnes Produced (MT)	2,724,000
Total Clean Saleable Tonnes Produced (MT)	65,376,000

1-17

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 1.9

Cash Flow Summary

Period	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Raw Sand Production (Tonnes)	-	1,831,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000

Sales Volumes (Tonnes)	-	-	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000

Minegate Pricing ($/Tonne)	223.53	223.53	223.53	223.53	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	-	-	609	609	661	661	661	661	661	661	661	661	661

Royalties (M$)™	-	-	24	10	11	11	11	11	11	11	11	11	11
Mining Tax (M$)	-	-	86	89	98	98	98	98	98	98	98	98	98
Net Revenue (M$)	-	-	499	510	553	553	553	553	553	553	553	553	553

Extraction Operating Costs (M$)	-	28	44	37	37	37	37	37	37	37	37	37	37
Wet Processing Operating Costs (M$)	-	3	14	14	14	14	14	14	14	14	14	14	14
Dry Processing and Loadout Operating Costs (M$)	-	-	33	24	24	24	24	24	24	24	24	24	24
Total Operating Costs (M$)	-	31	91	74	74	74	74	74	74	74	74	74	74

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2
Total G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2

Cash Interest Expense (M$)	3	21	21	2	-	-	-	-	-	-	-	-	-
Cash Income Tax (M$)	(1)	(14)	69	103	118	121	123	124	125	126	127	127	128
Total Cash-flow (M$)	(4)	(39)	317	330	359	356	354	353	352	351	350	350	349
Cumulative Cash-Flow (M$)	(4)	(43)	273	604	963	1,319	1,673	2,026	2,377	2,728	3,078	3,427	3,777

Phase 1 Capital Expenditures (M$)	21	260	-	-	-	-	-	-	-	-	-	-	-
Expansion Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Capital Expenditures (M$)	21	260	-	-	-	-	-	-	-	-	-	-	-

1-18

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Period	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Total
Raw Sand Production (Tonnes)	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	72,127,000

Sales Volumes (Tonnes)	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	65,376,000

Minegate Pricing ($/Tonne)	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	661	661	661	661	661	661	661	661	661	661	661	661	661	15,753

Royalties (M$)	11	11	11	11	11	11	11	11	11	11	11	11	11	265
Mining Tax (M$)	98	98	98	98	98	98	98	98	98	98	98	98	98	2,327
Net Revenue (M$)	553	552	552	552	552	552	552	552	552	552	552	552	552	13,161

Extraction Operating Costs (M$)	37	37	37	37	37	37	37	37	37	37	37	37	37	912
Wet Processing Operating Costs (M$)	14	14	14	14	14	14	14	14	14	14	14	14	14	335
Dry Processing and Loadout Operating Costs (M$)	24	24	24	24	24	24	24	24	24	24	24	24	24	573
Total Operating Costs (M$)	74	74	74	74	74	74	74	74	74	74	74	74	74	1,821

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	47
Total G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	47

Cash Interest Expense (M$)	-	-	-	-	-	-	-	-	-	-	-			47
Cash Income Tax (M$)	128	128	128	128	128	128	128	129	129	129	129	129	129	2,945
Total Cash-flow (M$)	349	348	348	348	348	348	348	348	348	348	348	348	348	8,302
Cumulative Cash-Flow (M$)	4,126	4,474	4,822	5,170	5,518	5,866	6,214	6,562	6,910	7,258	7,606	7,953	8,301	-

Phase 1 Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	281
Expansion Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	281

1-19

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Interpretation and Conclusions

This Study indicates a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the DEN Property. The extraction plan addressed only a portion of the In-Situ Mineral Resource previously classified, as the entire DEN resource was not required for the 25-year development plan.

Stantec has identified the following risks that could potentially affect the projected economic viability of the DEN Property development.

Product Pricing and Cost Escalation

As indicated in Section 19 of this Study, the project economics are sensitive to the assumed pricing for silica sand and estimated project costs. A 30% reduction in product pricing combined with a 30% increase in project costs, after a 7% contingency (initial project capital) has been applied, and results in positive economics.

Stantec has reviewed Sio Silica’s cost estimate and believes it captures reasonable Capex and Opex costs for the project as it is currently planned. However, the cost estimate is based on budgetary quotes provided by third party vendors and Sio Silica’s partners and assumes the project advances as per the current schedule.

Stantec understands that Sio Silica intends to proceed with the project development in 2026, partially based on the results of this Study. As such, the risks associated with cost escalation are not insignificant.

Timing of Project Development

Certain process and infrastructure components may be subject to longer lead times. These include rotary dryers, gas pipeline installation, and high voltage substations. The full capacity of the DEN operation and the resultant project economics are dependent on these components.

Development of Extraction Process

The current extraction process is based on the results from 14 drill holes completed on the BRU Property from 2017 to 2021. Stantec has no reason to believe that the planned extraction process will not be successful. However, Stantec does note the risks to the project should the planned extraction rates be unachievable or unsustainable over the life and geographic extent of the Project.

Confirmation of Geotechnical Testing and Analysis

As discussed in Section 11.4, Stantec geotechnical engineers completed a preliminary geotechnical analysis related to extraction of the sand resource on the adjacent BRU Property. A similar program has not yet occurred for the DEN Property. Stantec used the BRU results and DEN geological interpretation and completed a high-level preliminary analysis of the DEN conditions and these results were used to inform the current resource estimate.

1-20

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The conclusions of the previous BRU analysis are summarized below:

●	Based upon current information and assessments, Shear and Bending are the most probable failure modes with the potential to affect long-term stability. Unravelling, Caving, and Chimneying are not controlling failure modes for the BRU property due to the nature of the limestone caprock.

●	The Bending failure mode is controlling the long-term stability of the post extraction cavity for the expected range of caprock and overburden thickness and material properties and the extraction depth in the sand. The stability analysis and extraction borehole spacing design were completed to achieve a factor of safety of 2.0, which is considered to be an acceptably conservative FOS for the project.

●	The cavity after extraction is expected to further expand with time resulting in loose sand infilling the extracted void leaving a larger unsupported caprock span. Based on the assumption that the areas with factor of safety larger than 2 are stable in the long-term, approximately 5 m of additional raveling of the post extraction cavity walls is expected (by end of the design life of 100 years). Therefore, the unsupported caprock span will increase by 10 m with time after extraction.

●	Based upon the results of geotechnical assessment and with the understanding that Sio Silica will follow guidance provided by Stantec including continuing to assess the geotechnical characteristics and performance of the sand deposit and overlying materials during the project life and to adjust design accordingly, no large-scale surface subsidence is expected to occur as a result of sand extraction.

There is a potential that further geotechnical assessments may impact the current resource estimate, either positively or negatively. In particular, there remains uncertainty regarding the possible presence of vertical fractures in Limestone caprock, which to date has not been investigated or assessed. The presence of continuous vertical fractures in Limestone caprock above extraction voids has the potential to lead to caprock collapse which may propagate to the surface and produce settlement. In addition, there remains uncertainty regarding the long term performance of the extraction voids which may have complex void shapes and have the potential to propagate over larger than currently estimated distances.

Recommendations

Phase 1: Geotechnical and Resource Investigation and Analysis

Based on Sio Silica’s current development and production plans, all resources identified in the areas where the first 5 years of production will occur should be classified as Measured. Additional drill holes may be required to increase confidence in the resource estimates within these areas.

1-21

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Stantec geotechnical engineers completed a preliminary geotechnical analysis of the impact of extraction of the sand on the BRU Property. The recommendations from this analysis, which also apply to the DEN Property, are summarized below:

●	Design and execute a site investigation and assess the results to confirm expected geotechnical performance. This investigation may include the following components:

o	Data Collection:

▪	Geotechnical borehole drilling, logging, photography, and sampling with vertical and inclined boreholes and SPT or CPT if needed – to characterize extents and properties of sandstone, caprock and overburden.

▪	Acoustic and Optical Televiewer Survey of Geotechnical Boreholes – to characterize caprock structure.

▪	Side Scan Sonar Survey – to monitor sand cavity shape and behavior.

▪	Laboratory testing of selected samples of sandstone, caprock and overburden as required – to characterize properties of sandstone, caprock and overburden.

▪	Installation and monitoring of Vibrating Wire Piezometers, Vertical Extensometers and Surface Monuments and Total Station or GPS Survey – to monitor changes in caprock and surface subsidence.

o	Data Analysis:

▪	Stability and settlement analysis to identify and assess for changes in assumptions related to vertical jointing (if found) in Limestone caprock, extraction void shape or other design assumptions.

●	Develop and implement a Trigger Action Response Plan as follows:

▪	Collected data review - to establish baseline values.

▪	Trigger value range identification - low/moderate/high – green/yellow/red

▪	Monitoring results verification and comparison against trigger values.

●	Review the impact of potential vibration sources, such as rail traffic, to determine potential offsets from extraction areas.

Table 1.10 shows the anticipated cost to complete the geotechnical analysis.

Table 1.10

Cost Estimate – Geotechnical Analysis

Task	Estimated Cost (C$)
Geotechnical Analysis	500,000

Phase 2: Engineering Bridging Studies

Stantec recommends that Sio Silica continues to more accurately define the CAPEX and OPEX estimate for the DEN Property and to secure relationships with contractors, vendors, and suppliers.

Table 1.11 provides cost estimates for these studies.

Table 1.11

Engineering Bridging Studies

Task	Estimated Cost (C$)
Engineering Bridging Studies	550,000

1-22

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

2	INTRODUCTION

On Dec 5, 2022, Sio Silica Corporation (Sio Silica) contracted Stantec Consulting Ltd (Stantec) to prepare a Technical Report Summary regarding the Initial Assessment (IA) for the DEN Property. The Technical Report Summary was prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (SEC) reporting of material mining assets under regulation S-K 1300.

The author(s) note that this Study is preliminary in nature, that it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the resource estimates will be realized.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time this report was prepared, the estimates presented herein are considered reasonable. However, they should be accepted with the understanding that additional data and analysis available subsequent to the date of the estimates may necessitate revision. These revisions may be material. There is no guarantee that all or any part of the estimated resources will be recoverable.

2-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

3	PROPERTY DESCRIPTION

3.1	Description and Location

The centre of the Property is located approximately 60 km southeast of the city of Winnipeg, Manitoba within the Rural Municipalities of Ste. Anne, Hanover and La Broquerie. The Property is accessed from Winnipeg by the Trans-Canada Highway, and PR 210 for the northern section of the Property, and Provincial Highway 12 for the southern section of the Property. The general property location is shown on Figure 3-1.

The Property encompasses 63,750 hectares (157,530 acres) and is shown on NTS Map Sheet 62. The main block of the Property expands from 654,900E to 693,250E, and 5,459,450N to 5,502,750N, and the centre of the Property is at 49.451287°N and -96.513671°E (UTM 14 U 680,199E and 5,480,597N), as shown on Figure 3-2.

3.2	Mining Claims

The Property, which consists of 278 claims, are all in surveyed territory. The Property is held by CanWhite, which is now Sio Silica. Table 3.1 provides a summary of the active claims. The locations of the claims are shown on Figure 3.2.

To maintain the claims in good standing, Sio Silica must fulfill the requirements of Manitoba Regulation 64/92, which includes the following obligations (Manitoba, 1992b):

●	The claim holder must spend $12.50 per hectare/year from year two to year 10, and then $25 per hectare/year from year 11 and for each year thereafter.

●	An annual assessment report detailing exploration activities and expenditures must be filed within the reporting period. The first assessment report must be filed within 60 days of the second anniversary of claim approval, with subsequent reports submitted annually.

3-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

102°0'0"W
101°0'0"W
100°0'0"W
99°0'0"W
98°0'0"W
97°0'0"W
96°0'0"W
95°0'0"W
94°0'0"W
51°0'0"N
50°0'0"N
49°0'0"N
Dauphin
Dauphin Lake
Lake Manitoba
MANITOBA
SASKATCHEWAN
ONTARIO
Portage La Prairie
Winnipeg
Virden
Brandon
Kenora
Melita
Winkler
TIGER HILLS
PEMBINA HILLS
AULNEAU PENINSULA
CANADA
USA
TURTLE MOUNTAINS
Lake of the Woods
Roseau
NORTH DAKOTA
MINNESOTA
N
0
20
40
Kilometers
Scale 1:2,500,000
(At original document size of 8.5x11)

Legend

★ Den Property Location

Stantec | SIO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Property Location Map

Figure 3-1

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 4/24/2023

FILE: Fig3_1_Den_Property_Location
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Notes
1. Background Sources: National Geographic, Esri, Garmin, HERE, UNEP-WCMC, USGS, NASA, ESA, METI, NRCAN, GEBCO, NOAA, increment P Corp.

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

3-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
City of Steinbach
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
501
207
405
302
1
206
311
52
303
12
216
205
403
210
404
203
59
N
0
2.5
5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- CN Rail Line
- GWWD Rail Line
- Road
- River
- Lake
- Ecological Reserve
- Mining Claim
- City / Town
- Protected Areas (Parks)

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec.

Stantec SIO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Mining Claims Map

Figure 3-2

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig3_2_Den_Mineral_Claims
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

3-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1

Active DEN Property Claims

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 1	SV14008	Mining	11/2/2023	128
DEN 2	SV14005	Mining	11/2/2023	256
DEN 3	SV14006	Mining	11/2/2023	256
DEN 4	SV14004	Mining	11/2/2023	256
DEN 5	SV14007	Mining	11/2/2023	133
DEN 6	SV14009	Mining	11/2/2023	134
DEN 7	SV14010	Mining	11/2/2023	256
DEN 8	SV14015	Mining	11/2/2023	207
DEN 9	SV14011	Mining	11/2/2023	256
DEN 10	SV14012	Mining	11/2/2023	256
DEN 11	SV14013	Mining	11/2/2023	68
DEN 12	SV14014	Mining	11/2/2023	192
DEN 13	SV14016	Mining	11/2/2023	132
DEN 14	SV14017	Mining	11/2/2023	138
DEN 15	SV14018	Mining	11/2/2023	256
DEN 16	SV14019	Mining	11/2/2023	276
DEN 17	SV14020	Mining	11/2/2023	143
DEN 18	SV14021	Mining	11/2/2023	276
DEN 19	SV14022	Mining	11/2/2023	276
DEN 20	SV14023	Mining	11/2/2023	276
DEN 21	SV14024	Mining	11/2/2023	276
DEN 22	SV14025	Mining	11/2/2023	276
DEN 23	SV14026	Mining	11/2/2023	276
DEN 24	SV14027	Mining	11/2/2023	276
DEN 25	SV14028	Mining	11/2/2023	75
DEN 26	SV14029	Mining	11/2/2023	276
DEN 27	SV14030	Mining	11/2/2023	256
DEN 28	SV14031	Mining	11/2/2023	276
DEN 30	SV14033	Mining	11/2/2023	276
DEN 31	SV14034	Mining	11/2/2023	276
DEN 32	SV14035	Mining	11/2/2023	276
DEN 33	SV14036	Mining	11/2/2023	276
DEN 34	SV14037	Mining	11/2/2023	276
DEN 36	SV14039	Mining	11/2/2023	138
DEN 37	SV14040	Mining	11/2/2023	276

3-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 38	SV14041	Mining	11/2/2023	276
DEN 39	SV14042	Mining	11/2/2023	276
DEN 41	SV14043	Mining	11/2/2023	276
DEN 42	SV14044	Mining	11/2/2023	276
DEN 43	SV14045	Mining	11/2/2023	276
DEN 44	SV14046	Mining	11/2/2023	276
DEN 45	SV14047	Mining	11/2/2023	276
DEN 46	SV12454	Mining	11/29/2023	269
DEN 47	SV14048	Mining	11/2/2023	276
DEN 48	SV14049	Mining	11/2/2023	256
DEN 49	SV14050	Mining	11/2/2023	276
DEN 50	SV14051	Mining	11/2/2023	276
DEN 51	SV14052	Mining	11/2/2023	276
DEN 52	SV14053	Mining	11/2/2023	276
DEN 53	SV14054	Mining	11/2/2023	276
DEN 54	SV14055	Mining	11/2/2023	276
DEN 55	SV12463	Mining	11/29/2023	267
DEN 56	SV12464	Mining	11/29/2023	273
DEN 57	SV12465	Mining	11/29/2023	267
DEN 58	SV12466	Mining	11/29/2023	262
DEN 59	SV14056	Mining	11/2/2023	276
DEN 60	SV14057	Mining	11/2/2023	276
DEN 61	SV14058	Mining	11/2/2023	276
DEN 62	SV14059	Mining	11/2/2023	276
DEN 63	SV14060	Mining	11/2/2023	276
DEN 64	SV14061	Mining	11/2/2023	276
DEN 65	SV14062	Mining	11/2/2023	276
DEN 66	SV14063	Mining	11/2/2023	276
DEN 67	SV12475	Mining	11/29/2023	271
DEN 68	SV12476	Mining	11/29/2023	268
DEN 69	SV12477	Mining	11/29/2023	267
DEN 70	SV12478	Mining	11/29/2023	69
DEN 71	SV14064	Mining	11/2/2023	276
DEN 72	SV14065	Mining	11/2/2023	276
DEN 73	SV14066	Mining	11/2/2023	276
DEN 74	SV14067	Mining	11/2/2023	276

3-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 75	SV14068	Mining	11/2/2023	207
DEN 76	SV14069	Mining	11/2/2023	256
DEN 77	SV14070	Mining	11/2/2023	256
DEN 78	SV12486	Mining	11/29/2023	273
DEN 79	SV12487	Mining	11/29/2023	270
DEN 80	SV12488	Mining	11/29/2023	203
DEN 81	SV14071	Mining	11/2/2023	132
DEN 82	SV14072	Mining	11/2/2023	136
DEN 83	SV12491	Mining	11/29/2023	134
DEN 84	SV12492	Mining	11/29/2023	269
DEN 85	SV14073	Mining	11/2/2023	276
DEN 86	SV14074	Mining	11/2/2023	256
DEN 87	SV14075	Mining	11/2/2023	256
DEN 88	SV14076	Mining	11/2/2023	256
DEN 89	SV14077	Mining	11/2/2023	256
DEN 90	SV14078	Mining	11/2/2023	256
DEN 91	SV14079	Mining	11/2/2023	276
DEN 92	SV14080	Mining	11/2/2023	256
DEN 93	SV14081	Mining	11/2/2023	256
DEN 94	SV14082	Mining	11/2/2023	256
DEN 95	SV14083	Mining	11/2/2023	276
DEN 96	SV14084	Mining	11/2/2023	256
DEN 97	SV14183	Mining	7/17/2024	276
DEN 101	SV12509	Mining	11/29/2023	64
DEN 102	SV12510	Mining	11/29/2023	268
DEN 103	SV12511	Mining	11/29/2023	276
DEN 104	SV14085	Mining	11/2/2023	256
DEN 105	SV14086	Mining	11/2/2023	256
DEN 106	SV12514	Mining	11/29/2023	274
DEN 107	SV12515	Mining	11/29/2023	264
DEN 108	SV12516	Mining	11/29/2023	278
DEN 109	SV12517	Mining	11/29/2023	268
DEN 110	SV12518	Mining	11/29/2023	265
DEN 111	SV12519	Mining	11/29/2023	272
DEN 112	SV12520	Mining	11/29/2023	266
DEN 113	SV12521	Mining	11/29/2023	275

3-6

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 114	SV12522	Mining	11/29/2023	273
DEN 115	SV12523	Mining	11/29/2023	279
DEN 116	SV12524	Mining	11/29/2023	262
DEN 117	SV12525	Mining	11/29/2023	270
DEN 118	SV12526	Mining	11/29/2023	235
DEN 119	SV12527	Mining	11/29/2023	261
DEN 120	SV12528	Mining	11/29/2023	265
DEN 121	SV12529	Mining	11/29/2023	269
DEN 122	SV12530	Mining	11/29/2023	266
DEN 123	SV12531	Mining	11/29/2023	269
DEN 124	SV12532	Mining	11/29/2023	268
DEN 125	SV12533	Mining	11/29/2023	274
DEN 126	SV12534	Mining	11/29/2023	270
DEN 127	SV12535	Mining	11/29/2023	273
DEN 128	SV12536	Mining	11/29/2023	271
DEN 129	SV12537	Mining	11/29/2023	253
DEN 130	SV12538	Mining	11/29/2023	273
DEN 131	SV12540	Mining	11/29/2023	262
DEN 132	SV12539	Mining	11/29/2023	273
DEN 133	SV12541	Mining	11/29/2023	265
DEN 134	SV12542	Mining	11/29/2023	264
DEN 135	SV12543	Mining	11/29/2023	269
DEN 136	SV12544	Mining	11/29/2023	277
DEN 137	SV12545	Mining	11/29/2023	261
DEN 138	SV12546	Mining	11/29/2023	272
DEN 139	SV12547	Mining	11/29/2023	270
DEN 140	SV12548	Mining	11/29/2023	268
DEN 141	SV12549	Mining	11/29/2023	264
DEN 142	SV12550	Mining	11/29/2023	257
DEN 143	SV12551	Mining	11/29/2023	265
DEN 144	SV12552	Mining	11/29/2023	234
DEN 145	SV12286	Mining	11/28/2023	267
DEN 146	SV12287	Mining	11/28/2023	268
DEN 147	SV12288	Mining	11/28/2023	271
DEN 148	SV12289	Mining	11/28/2023	266
DEN 149	SV12290	Mining	11/28/2023	267

3-7

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 150	SV12291	Mining	11/28/2023	267
DEN 151	SV12292	Mining	11/28/2023	266
DEN 152	SV12293	Mining	11/28/2023	269
DEN 153	SV12294	Mining	11/28/2023	138
DEN 154	SV12295	Mining	11/28/2023	267
DEN 155	SV12296	Mining	11/28/2023	271
DEN 156	SV12297	Mining	11/28/2023	268
DEN 157	SV12299	Mining	11/28/2023	266
DEN 158	SV12300	Mining	11/28/2023	268
DEN 159	SV12301	Mining	11/28/2023	68
DEN 160	SV12302	Mining	11/28/2023	270
DEN 161	SV12303	Mining	11/28/2023	263
DEN 162	SV12304	Mining	11/28/2023	270
DEN 163	SV12305	Mining	11/28/2023	65
DEN 179	SV12321	Mining	11/28/2023	275
DEN 180	SV12322	Mining	11/28/2023	272
DEN 181	SV12323	Mining	11/28/2023	272
DEN 183	SV12355	Mining	11/28/2023	268
DEN 184	SV12356	Mining	11/28/2023	268
DEN 185	SV12357	Mining	11/28/2023	269
DEN 186	SV12358	Mining	11/28/2023	269
DEN 187	SV12359	Mining	11/28/2023	272
DEN 188	SV12360	Mining	11/28/2023	267
DEN 189	SV12361	Mining	11/28/2023	272
DEN 190	SV12362	Mining	11/28/2023	268
DEN 191	SV12363	Mining	11/28/2023	264
DEN 192	SV12364	Mining	11/28/2023	270
DEN 193	SV12365	Mining	11/28/2023	271
DEN 194	SV12366	Mining	11/28/2023	268
DEN 195	SV12367	Mining	11/28/2023	276
DEN 196	SV12368	Mining	11/28/2023	271
DEN 197	SV12369	Mining	11/28/2023	260
DEN 198	SV12370	Mining	11/28/2023	272
DEN 199	SV12371	Mining	11/28/2023	266
DEN 201	SV12373	Mining	11/28/2023	130
DEN 202	SV12374	Mining	11/28/2023	134

3-8

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 203	SV12375	Mining	11/28/2023	269
DEN 204	SV12376	Mining	11/28/2023	269
DEN 205	SV12377	Mining	11/28/2023	268
DEN 206	SV12378	Mining	11/28/2023	272
DEN 207	SV12379	Mining	11/28/2023	266
DEN 208	SV12380	Mining	11/28/2023	205
DEN 209	SV12381	Mining	11/28/2023	263
DEN 212	SV12384	Mining	11/28/2023	268
DEN 213	SV12385	Mining	11/28/2023	270
DEN 214	SV12386	Mining	11/28/2023	134
DEN 215	SV12387	Mining	11/28/2023	268
DEN 216	SV12388	Mining	11/28/2023	235
DEN 217	SV12389	Mining	11/28/2023	204
DEN 218	SV12390	Mining	11/28/2023	136
DEN 219	SV12391	Mining	11/28/2023	131
DEN 220	SV12392	Mining	11/28/2023	250
DEN 221	SV12393	Mining	11/28/2023	232
DEN 223	SV12395	Mining	11/28/2023	132
DEN 224	SV12396	Mining	11/28/2023	177
DEN 225	SV12397	Mining	11/28/2023	202
DEN 226	SV12398	Mining	11/28/2023	269
DEN 227	SV12399	Mining	11/28/2023	67
DEN 228	SV12400	Mining	11/28/2023	134
DEN 229	SV12401	Mining	11/28/2023	272
DEN 230	SV12402	Mining	11/28/2023	151
DEN 231	SV12403	Mining	11/28/2023	271
DEN 233	SV12405	Mining	11/28/2023	221
DEN 234	SV12406	Mining	11/28/2023	55
DEN 235	SV12407	Mining	11/28/2023	115
DEN 236	SV12408	Mining	11/28/2023	180
DEN 237	SV12409	Mining	11/28/2023	71
DEN 238	SV12410	Mining	11/28/2023	211
DEN 239	SV12411	Mining	11/28/2023	272
DEN 240	SV12412	Mining	11/28/2023	271
DEN 241	SV12413	Mining	11/28/2023	187
DEN 242	SV12414	Mining	11/28/2023	269

3-9

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN 243	SV12415	Mining	11/28/2023	275
DEN 244	SV12416	Mining	11/28/2023	270
DEN 245	SV12417	Mining	11/28/2023	251
DEN 246	SV12710	Mining	12/16/2023	260
DEN 268	SV12711	Mining	12/16/2023	205
DEN 269	SV13512	Mining	9/17/2023	202
DEN 270	SV13513	Mining	9/17/2023	70
DEN 271	SV13514	Mining	9/17/2023	269
DEN 272	SV13515	Mining	9/17/2023	136
DEN 273	SV13516	Mining	9/17/2023	131
DEN 274	SV13517	Mining	9/17/2023	250
DEN 275	SV13518	Mining	9/18/2023	65
DEN 276	SV13519	Mining	9/18/2023	48
DEN 277	SV13520	Mining	9/18/2023	69
DEN 278	SV13521	Mining	9/18/2023	66
DEN 279	SV13522	Mining	9/18/2023	201
DEN 280	SV13523	Mining	9/18/2023	266
DEN 281	SV13524	Mining	9/18/2023	65
DEN 282	SV13525	Mining	9/18/2023	132
DEN 283	SV13526	Mining	9/18/2023	16
DEN 284	SV13527	Mining	9/18/2023	32
DEN 285	SV13528	Mining	9/18/2023	274
DEN 286	SV13529	Mining	9/18/2023	265
DEN 287	SV14362	Mining	Pending	70
DEN 288	SV14363	Mining	Pending	65
DEN 289	SV14364	Mining	Pending	65
DEN 290	SV14108	Mining	12/12/2023	276
DEN 291	SV14109	Mining	12/12/2023	276
DEN 292	SV14110	Mining	12/12/2023	138
DEN293	SV13915	Mining	6/1/2023	256
DEN294	SV13916	Mining	6/1/2023	256
DEN295	SV13917	Mining	6/1/2023	256
DEN296	SV13918	Mining	6/1/2023	256
DEN297	SV13919	Mining	6/1/2023	256
DEN298	SV13920	Mining	6/1/2023	256
DEN299	SV13921	Mining	6/1/2023	256

3-10

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
DEN300	SV13922	Mining	6/1/2023	256
DEN301	SV13923	Mining	6/1/2023	256
DEN302	SV13924	Mining	6/1/2023	256
DEN303	SV13926	Mining	6/1/2023	256
DEN304	SV13925	Mining	6/1/2023	256
DEN 305	SV13927	Mining	6/1/2023	256
DEN306	SV13928	Mining	6/1/2023	256
DEN307	SV13929	Mining	6/1/2023	256
DEN308	SV13930	Mining	6/1/2023	256
DEN309	SV13931	Mining	6/1/2023	136
DEN310	SV13932	Mining	6/1/2023	256
DEN311	SV13933	Mining	6/1/2023	140
DEN312	SV14196	Mining	7/31/2024	75
DEN313	SV13961	Mining	6/25/2023	194
DEN314	SV13962	Mining	6/25/2023	258
DEN315	SV13963	Mining	6/25/2023	65
DEN316	SV13964	Mining	6/25/2023	175
DEN317	SV13965	Mining	6/25/2023	64
DEN318	SV13967	Mining	6/25/2023	256
DEN 319	SV13974	Mining	6/25/2023	64
DEN275A	SV13975	Mining	6/25/2023	192
DEN 276A	SV13976	Mining	6/25/2023	166
DEN277A	SV13977	Mining	6/25/2023	190
DEN278A	SV13985	Mining	6/25/2023	189
DEN282A	SV13978	Mining	6/25/2023	66
DEN 287A	SV14276	Mining	8/21/2024	69
DEN 288A	SV14277	Mining	8/21/2024	53
Total Area				63,743

3.3	Underlying Agreements, Royalties and Encumbrances

The information presented in this section was provided by Sio Silica personnel and has not been externally validated by independent legal counsel.

November 1, 2016 Production Royalty Agreement

On November 1, 2016, a production royalty agreement was signed between 1993505 Alberta Ltd. (Owner) and 1993502 Alberta Ltd. (Holder). The terms of this royalty agreement were that the Owner (now Sio Silica) is to grant, convey, and agree to pay the Holder a production royalty in respect of the Property equal to the greater of:

a)	two (2%) percent of the Actual Proceeds commencing on the date on which Commercial Production is achieved; or

b)	$1.00 per ton of Product extracted from the Property.

3-11

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The Production Royalty Agreement provides for an Advance Minimum Royalty payment as follows: 1) $50,000 on November 1, 2016, for the first year; 2) $75,000 on November 1, 2017 for the second year; and 3) $100,000 on November 1st of each subsequent year for the duration of the agreement.

Actual Proceeds is defined in the agreement as: i) in the case of Product sold or otherwise disposed of by Owner FOB Owner’s mine gate, the actual proceeds received by the Owner from such sale or other disposition of Product; or ii) in the case of Product sold or otherwise disposed of by Owner FOB a location other than Owner’s mine gate, the actual proceeds received by the Owner from such sale or other disposition of Product less reasonable operating costs incurred by Owner to transport the Product to such other sale location.

Commercial Production, as defined in the agreement, means and is deemed to be achieved, for the Property, on the first day of the month in which production of Product exceeds 10,000 tons.

April 6, 2018 Assignment, Novation, and Amending Agreements

The November 1, 2016, Production Agreement was replaced by four amended agreements. The 2% Actual Proceeds based on Commercial Production and the $1.00 per ton of Product extracted from the Property were divided into varying proportions in these agreements. In these agreements, the definition of Commercial Production was changed to mean “the first day of the month in which the Owner sells an amount of Product equal to, or greater than, 15,000 tons, subject to the Owner also selling an amount of Product in each of the three immediately following months equal to, or greater than, 15,000 tons, and the mine mill and processing facility is in the condition necessary for it to be capable of operating in a matter intended by management with the ability to sustain ongoing production.”

Royalty Rights buyback from the Founders

In July 2020, there was a transfer of certain founder’s royalty rights amongst the four founders that hold the royalty. On April 5, 2021, Sio Silica used its right of first refusal to purchase a portion of the founders’ royalties from the original holders. Sio Silica paid a total of $775,000 that included buyback of royalties for both the BRU and DEN properties. The remaining royalties equate to 1.34% of the Actual Proceeds commencing on the date on which Commercial Production is achieved or 67.19 cents per ton of Product extracted from the Property. The remaining Advance Minimum Royalty payment is $25,000 per year.

3-12

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

3.4	Environmental Liabilities

Stantec is not aware of any known environmental liabilities that will affect access, title or the right or ability to perform work on the Property.

3.5	Required Permits

On June 19, 2018, Sio Silica received direction from the Resource Development Division, Mines and Geological Survey of Manitoba that the Carman Sand Member is a Crown mineral and is under the purview of The Mines and Minerals Act.

The BRU Property Technical Report Summary, completed by Stantec in October 2023 discusses the permitting requirements for the BRU Property in detail. Stantec understands that the DEN Property would be subject to similar requirements. The following is a summary of those requirements:

●	Provincial

o	Environment Act Proposal Vivian Sand Extraction Project (EAP) to Environment, Climate and Parks

o	Environment Act Proposal Vivian Sand Facility Project (EAP) to Environment, Climate and Parks

o	Public Engagement Meetings – Vivian Sand Extraction Project and Vivian Sand Facility Project

o	Draft Sand Extraction Closure Plan to Mining, Oil and Gas as a condition of issuance of Environment Act Licence

o	Technical Advisory Committee (TAC) and Public Review and Response to both Facility and Extraction Projects

o	Issuance of Environment Act Licence (EAL) for Vivian Sand Facility Project and Extraction Project (Bru Facility project EAL granted December 16, 2021.)

●	Municipal

o	Conditional Use approval or other equivalent such as a bylaw amendment to provide for Permitted Use. Issuance of Development Permit

o	Issuance of Building Permit(s)

3.6	Other Significant Factors and Risks

Stantec is not aware of any other significant factors and risks that may affect access, title or the right or ability to perform work on the Property.

3-13

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1	Topography, Elevation and Vegetation

The Property is located in the Boreal Plain Ecozone with the western edge of the Property in the Prairie Ecozone and the eastern edge in the Boreal Shield Ecozone. The Boreal Plain Ecozone is characterized by relatively flat lying to gently rolling plains and terraces formed by morainal diamicton deposits with lower areas composed of glaciolacustrine deposits (Smith et al., 1998).

The Property is within the Interlake Plain Ecoregion and the Steinbach Ecodistrict. The mean elevation of the Ecodistrict is 297 masl. The landforms in the Ecodistrict range from smooth, flat lying glaciolacustrine plain to gently undulating, water-worked glacial diamicton and glaciofluvial diamictons. Much of the diamicton in the Ecodistrict consists of extremely calcareous, cobbly and gravelly loamy diamicton underlain by sandy glaciolacustrine veneers. The western edge of the Property is in the Lake Manitoba Ecoregion. The Lake Manitoba Ecoregion is a flat lying to gently sloping, clayey glaciolacustine plain with a mean elevation of 236 masl. The Lake of the Woods Boreal Shield Ecoregion has a variable topography ranging from a flat lying to depressional glaciolacustrine plain with peatlands to a gently undulating water-worked glacial diamicton and fluvioglacial outwash plain (Smith et al., 1998).

The land use in the area is mixed rural and residential. Settlements include Steinbach and St. Anne. In lowland areas with good drainage, crops such as wheat, oil seeds and hay are grown. In areas where the soil is too stony to cultivate, the land is used for pasture and hay (Smith et al., 1998).

4.2	Property Access and Proximity to Population Centers

The centre of the Property is located approximately 60 km southeast of the city of Winnipeg, Manitoba within the Rural Municipalities of Ste. Anne, Hanover and La Broquerie. The Property is accessed from Winnipeg by the Trans Canada Highway, and PR 210 for the northern section of the Property, and Provincial Highway 12 for the southern section of the Property.

4.3	Climate

There are four weather stations near the Property, which include Ostenfeld, Winnipeg International Airport, Steinbach and Beausejour. The weather station at Ostenfeld, Manitoba is the closest in proximity to the Property and is located at 49°49' N and 96°29' W.

The region typically has long cold winters and short, warm summers. The coldest months are December and January. The Environment Canada climate data (Canadian Climate Normals 1981-2010 Station Data) from Ostenfeld records the average daily temperatures in December and January as -13.4oC and -16.7oC, respectively. The warmest months are July and August with daily average temperatures of 18.9oC and 18.0oC, respectively. The average precipitation varies from 104 mm in July and August to 17.3 mm in February (Environment Canada, 2023).

4-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 4.1 summarizes the Mean Climate data for the nearby weather stations (Environment Canada, 2023).

Table 4.1

Mean Climate Data for Nearby Weather Stations

	Weather Station
Parameter	Ostenfeld	Winnipeg International Airport	Steinbach	Beausejour
Location (Longitude, Latitude)	49°49' N 96°29' W	49°55'N 97°14'W	49°32' N 96°46' W	50°02' N 96°28' W
Annual Mean Daily Temperature (oC)	2.7	3.0	2.8	2.8
Annual Mean Daily Maximum Temperature (oC)	8.5	8.7	8.7	8.6
Annual Mean Daily Minimum Temperature (oC)	-3.1	-2.7	-3.1	-3.1
Annual Total Rainfall (mm)	512.2	418.9	473.4	452.4
Annual Total Snowfall (mm)	122.7	113.7	107.1	117.8
Total Precipitation (mm)	634.9	521.1	580.5	570.3

4.4	Infrastructure

Winnipeg is the largest major city near the Property. Winnipeg, as of 2021, has a population of 749,607 residents in the metropolitan area (Statistics Canada, 2023), and provides all required major services to advance the project. The city of Winnipeg, located on the TransCanada Highway, is the home of the James Armstrong Richardson International Airport that has numerous domestic and international flights, and is a major North American rail transportation hub with a 20,000-acre facility that services Canadian National Railway, Canadian Pacific Railway, BNSF Railway and the locally maintained and operated Greater Winnipeg Water District Railway (Railway Association of Canada, 2017; Winnipeg, 2017).

The city of Steinbach, which is located 58 km south-east of Winnipeg, has a population of approximately 17,806, as of 2021. Steinbach is primarily an agricultural community and has many services and commercial businesses, which includes Friesen Drillers Ltd. (Friesen) that has over 125 years of drilling, hydrogeological, and geological knowledge of the area.

Surface and subsurface infrastructure is well developed near the Property. Manitoba Hydro has proposed the final preferred route of the Manitoba-Minnesota Transmission Project through portions of the Property. High voltage transmission lines transect the Property. An operating Canadian National Railway line intersects the Property as shown on Figure 4.1. Rail lines provide access to western and southern markets.

4-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Town of Ste. Anne
City of Steinbach
Trans-Canada Highway
Oak Lake
Windy Lake
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
Kilometers
Scale 1:360,000
(At original document size of 8.5x11)
1:3,000,000
Winnipeg

Legend
- Road
- CN Rail Line
- GWWD Rail Line
- Power Line
- Pipeline
- Mining Claim
- Ecological Reserve
- Protected Areas (Parks)
- City / Town
- Lake
- River

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec.

Stantec SiO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Infrastructure Map

Figure 4-1

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig4_1_Den_Infrastructure
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

4-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

5	HISTORY

Prior to Sio Silica securing the current DEN Property, the area to the north was staked and drilled to assess the viability of the sand for use as a natural proppant. Norlica Minerals Company Ltd. (Norlica) conducted an exploration program and feasibility study in 1967. North Star Diamonds had previously staked an area on the western edge of the current Property. In 2019 Stantec completed a Technical Report prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) for the DEN Property.

5.1	1967 Norlica Minerals Company Ltd. Feasibility Study

Norlica retained Underwood McLennan & Associates Ltd (Underwood) to conduct a feasibility study of recovery and utilization of the Ste. Anne Silica Sand Deposits (1967). Norlica obtained surface and mineral permits and Underwood conducted a sand exploration program that consisted of five test holes in January 1967. A summary of the test hole information is found in Table 5.1.

Table 5.1

Norlica Minerals Company Ltd. Drilling Summary

Hole ID	Easting	Northing	Hole Depth (m)	Drill Year
TH-1	676680.8	5495030	80.01	1967
TH-2	677157.1	5494289	75.2856	1967
TH-3	677093.6	5495739	78.486	1967
TH-4	676448	5495718	78.486	1967
TH-5	676215.2	5494310	85.344	1967

The sand was sampled and sent to three independent testing laboratories, which included National Testing Laboratories (NTL) in Winnipeg, Coast Eldridge, Engineers & Chemists Ltd. in Vancouver and J.T. Donald & Co. Ltd in Montreal. A quantitative analysis of the sand for Fe2O3, Al2O3, CaO, MgO, TiO2, Cr, Co, and SiO2 was completed. Typically, very low iron content occurred in the samples; with exception of samples that contained shale contamination. The amount of Al2O3 averaged 0.40%. The CaO content was typically low, with exception of hole TH- 3 where >2% occurred in Sample A. Table 5.2 summarizes the contents of the impurities.

A production pump test was performed on TH-4. The production pump test found that the sandstone was cemented more than anticipated, but the shallow top layer of the sandstone was less rigid, and the flow of sand was encountered. A downhole photographic study was performed to confirm the findings of the production test. At the time of this study, it was determined that the conditions were not economically feasible for extraction of silica sand (Underwood, 1967).

Sieve analyses was performed on the sand and was sent to Underwood McLellan & Associates Soil Laboratory. A statistical analysis was performed and found that an average of 94% of grains passed through the 40 mesh and is retained on the 80 mesh (Underwood, 1967).

5-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

A calculation of the available quantities of silica sand in Township 7 Range EPM found an average thickness of 21 yards or 19.20 m and a total volume of 40,000,000 cubic yards or 30,582,194.3 m3 (Underwood, 1967).

Table 5.2

Norlica Laboratory Results of Chemical Quantitative Analyses

Hole ID	Sample ID	Fe2O3%	Al2O3%	CaO %	MgO %	TiO2%	Cr %	Co %	Laboratory
TH-1	A	0.05	0.14	0.14	0.01	0.01	0.00	0.00	TNL
TH-1	B	0.04	0.31	0.16	0.00	0.01	0.00	0.00	TNL
TH-1	C	0.04	0.41	0.08	0.08	0.01	0.00	0.00	TNL
TH-1	D	0.04	0.38	0.04	0.11	0.01	0.00	0.00	TNL
TH-1	E	0.04	0.38	0.04	0.00	0.01	0.00	0.00	TNL
TH-2	A	0.04	0.62	0.01	0.01	0.02	0.00	0.00	Coast Eldridge
TH-2	A	0.05	0.43	0.07	-0.01	0.01	0.00	0.00	TNL
TH-2	A	0.05	0.33	0.01	0.01	0.04	0.00	0.00	J.T. Donald
TH-2	B	0.04	0.65	0.01	0.01	0.02	0.00	0.00	Coast Eldridge
TH-2	B	0.04	0.43	0.08	0.01	0.01	0.00	0.00	TNL
TH-2	B	0.21	0.29	0.04	0.01	0.04	0.00	0.00	J.T. Donald
TH-2	C	0.05	0.68	-0.01	0.02	0.02	0.00	0.00	Coast Eldridge
TH-2	C	0.03	0.35	0.04	-0.01	0.01	0.00	0.00	TNL
TH-2	C	0.04	0.00	0.08	0.02	0.02	0.00	0.00	J.T. Donald
TH-3	A	0.47	0.97	2.07	0.81	0.01	0.00	0.00	Coast Eldridge
TH-3	A	0.43	0.72	2.23	0.15	0.01	0.00	0.00	TNL
TH-3	A	0.52	0.64	2.13	0.44	0.03	0.00	0.00	J.T. Donald
TH-3	B	0.20	0.61	0.56	0.75	0.03	0.00	0.00	Coast Eldridge
TH-3	B	0.18	0.38	0.66	0.01	0.01	0.00	0.00	TNL
TH-3	B	0.21	0.22	0.52	0.11	0.03	0.00	0.00	J.T. Donald
TH-3	C	0.07	0.51	-0.01	0.02	0.01	0.00	0.00	Coast Eldridge
TH-3	C	0.05	0.44	0.06	0.04	0.01	0.00	0.00	TNL
TH-3	C	0.07	0.31	0.03	0.01	0.02	0.00	0.00	J.T. Donald
TH-3	D	0.09	0.59	0.35	0.05	0.02	0.00	0.00	Coast Eldridge
TH-3	D	0.04	0.46	0.17	0.01	0.01	0.00	0.00	TNL
TH-3	D	0.08	0.34	0.18	0.05	0.03	0.00	0.00	J.T. Donald
TH-3	E	0.10	0.22	-0.01	0.02	0.01	0.00	0.00	Coast Eldridge
TH-3	E	0.04	0.46	0.11	0.01	0.01	0.00	0.00	TNL
TH-3	E	0.07	0.21	0.02	0.02	0.02	0.00	0.00	J.T. Donald

5-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 5.2 (Cont’d)

Hole ID	Sample ID	Fe2 O3%	Al2O3%	CaO %	MgO %	TiO2%	Cr %	Co %	Laboratory
TH-4	A	0.03	1.02	-0.01	0.00	0.02	0.00	0.00	Coast Eldridge
TH-4	A	0.04	0.35	0.03	0.02	0.00	0.00	0.00	TNL
TH-4	A	0.05	0.29	-0.01	-0.01	0.02	0.00	0.00	J.T. Donald
TH-4	A	0.03	1.02	-0.01	0.00	0.02	0.00	0.00	Coast Eldridge
TH-4	A	0.04	0.35	0.03	0.02	0.00	0.00	0.00	TNL
TH-4	A	0.05	0.29	-0.01	-0.01	0.02	0.00	0.00	J.T. Donald
TH-4	B	0.04	0.82	-0.01	0.00	0.02	0.00	0.00	Coast Eldridge
TH-4	B	0.04	0.36	0.03	0.02	0.00	0.00	0.00	TNL
TH-4	B	0.08	0.24	-0.01	-0.01	0.03	0.00	0.00	J.T. Donald
TH-4	C	0.04	0.76	-0.01	0.01	0.02	0.00	0.00	Coast Eldridge
TH-4	C	0.04	0.40	0.04	0.02	0.00	0.00	0.00	TNL
TH-4	C	0.04	0.26	-0.01	-0.01	0.03	0.00	0.00	J.T. Donald
TH-4	D	0.06	0.74	-0.01	0.01	0.01	0.00	0.00	Coast Eldridge
TH-4	D	0.07	0.38	0.05	0.02	0.00	0.00	0.00	TNL
TH-4	D	0.08	0.24	-0.01	-0.01	0.02	0.00	0.00	J.T. Donald
TH-4	E	0.05	0.80	-0.01	0.01	0.02	0.00	0.00	Coast Eldridge
TH-4	E	0.07	0.25	0.03	0.02	0.00	0.00	0.00	TNL
TH-4	E	0.09	0.24	-0.01	-0.01	0.02	0.00	0.00	J.T. Donald
TH-5	A	0.09	0.52	0.21	0.04	0.02	0.00	0.00	Coast Eldridge
TH-5	A	0.06	0.62	0.22	0.11	0.01	0.00	0.00	TNL
TH-5	A	0.12	0.48	0.30	0.06	0.04	0.00	0.00	J.T. Donald
TH-5	B	0.15	0.78	0.67	0.06	0.02	0.00	0.00	Coast Eldridge
TH-5	B	0.04	0.61	0.25	0.06	0.01	0.00	0.00	TNL
TH-5	B	0.14	0.56	0.70	0.20	0.04	0.00	0.00	J.T. Donald
TH-5	C	0.07	0.31	-0.01	0.01	0.02	0.00	0.00	Coast Eldridge
TH-5	C	0.03	0.48	0.09	0.01	0.01	0.00	0.00	TNL
TH-5	C	0.02	0.32	0.09	0.04	0.02	0.00	0.00	J.T. Donald
TH-5	D	0.11	0.58	-0.01	0.02	0.02	0.00	0.00	Coast Eldridge
TH-5	D	0.08	0.47	0.05	0.03	0.01	0.00	0.00	TNL
TH-5	D	0.18	0.31	0.04	0.03	0.03	0.00	0.00	J.T. Donald

Source: Underwood, 1967

5-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

5.2	2004 to 2007 North Star Diamonds

North Star Diamonds staked 16 claims for diamond exploration in November 2004. These claims were cancelled in January 2007. No assessment reports were found on the property. Table 5.3 is a summary of the cancelled mineral claims.

Table 5.3

North Star Diamonds Cancelled Mining Claims

Claim Name	Disposition Number	Lease Type	Map Number	Issue Date	Expiry Date	Area (ha)
KIANA 3	SV10537	Mining Claim	62H07NW	2004-11-04	2007-01-03	272
KIANA 5	SV10538	Mining Claim	62H07NW	2004-11-04	2007-01-03	137
KIANA 8	SV10539	Mining Claim	62H07NW	2004-11-04	2007-01-03	272
KIANA 9	SV10540	Mining Claim	62H07NW	2004-11-04	2007-01-03	278
KIANA 11	SV10541	Mining Claim	62H07NE	2004-11-04	2007-01-03	272
KIANA 12	SV10542	Mining Claim	62H07NE, 62H07NW	2004-11-04	2007-01-03	140
KIANA 15	SV10543	Mining Claim	62H07NE	2004-11-04	2007-01-03	278
KIANA 16	SV10544	Mining Claim	62H07NE	2004-11-04	2007-01-03	140
KIANA 17	SV10545	Mining Claim	62H07NE	2004-11-04	2007-01-03	203
KIANA 18	SV10546	Mining Claim	62H07NE	2004-11-04	2007-01-03	208
KIANA 19	SV10547	Mining Claim	62H07NE	2004-11-04	2007-01-03	269
KIANA 21	SV10548	Mining Claim	62H07NE	2004-11-04	2007-01-03	274
KIANA 22	SV10549	Mining Claim	62H07NE	2004-11-04	2007-01-03	65
KIANA23	SV10550	Mining Claim	62H07NE	2004-11-04	2007-01-03	208
KIANA 24	SV10551	Mining Claim	62H07NE	2004-11-04	2007-01-03	275
KIANA 29	SV10556	Mining Claim	62H07NE	2004-11-08	2007-01-07	68
					Total Area	3,359

5.3	Historical Technical Reports

In 2019 Stantec completed a Technical Report for the DEN Property.

During the period from 2019 to 2021, Sio Silica transitioned to positioning the DEN Property as a potential source of high purity silica sand for industrial purposes as opposed to a natural sand proppant. As previously mentioned, the high purity silica sand may be used in a wide range of industrial applications including electronics, medical research, metals and alloys, specialty glass, and renewable energy.

The 2019 Technical Report disclosed mineral resource estimates as shown in Table 5.4.

5-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 5.4

Historic In-Place Mineral Resource Summary, as of May 8, 2019

	Mineral Resources (Mt)
DEN Property	40/70 mesh Fraction	70/140 mesh fraction
Inferred	235	117
Total Inferred	351

A comparison between the 2019/2021 resource estimates indicates an overall resource reduction. The primary reason for the resource reduction is the application of new geotechnical information and analyses used when estimating the extractable sand volumes. The QP believes that applying this new geotechnical information and analysis, and the resultant extractable sand volumes are more representative of actual conditions. This analyses and the resulting resource estimate are discussed further in Section 11.

The resource reduction is partially offset by the addition of new mineral claims and new drill holes, which significantly increased the resource footprint.

5-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

6	GEOLOGIC SETTING, MINERALIZATION AND DEPOSIT

6.1	Regional Stratigraphy

The Winnipeg Formation was deposited in the Ordovician and is interpreted to be an erosionally isolated element of the North American cratonic platform succession that was deposited across the Transcontinental Arch (Bezys and Conley, 1998; Ozadetz and Haidl, 1989). The lowermost part of the Winnipeg Formation was deposited in a deltaic environment during a major transgression event (Bezys and Conley, 1998; Le Fever et al, 1987). With continued sea level rise, the deltaic deposits were overlain by marine shales and dolomitic limestone (Bezys and Conley, 1998).

The Winnipeg Formation, which is in southwestern Manitoba and at the base of the Williston Basin strata, is composed of interbedded sands and shales (Lapenskie, 2016). These Middle Ordovician sediments were deposited in shallow marine seas. The shales are generally light olive-grey in colour, kaolinitic, with variable sand and silt content (Bezys and Conley, 1998). The sand units, the thickest of which is the Carman Sand Member, are typically mature, well rounded, quartz dominant, and poorly-to-nonconsolidated. The Carman Sand Member is a discrete, east- west trending bar-like sand body within the upper half of the Winnipeg Formation in southern Manitoba. The Carman Sand Member is continuous and relatively uniform throughout the region, extending approximately 240 km from west of the Sandilands Provincial Forest located at Range 8 East, to Pelican Lake that is located at Range 16 West. The corridor of the Carman Sand Member varies in width from less than 25 km to greater than 95 km (Bezys and Conley, 1998). The maximum reported thickness is 31 m (Natural Resources Canada, 2009). The Carman Sand Member occurs at depths less than 100 m along the subcrop belt, and dips towards to the west where it can be found at depths of greater than 800 m (Natural Resources Canada, 2004). The maximum Carman Sand Member depth within the property limit is 85-90 m. The Carman Sand Member is truncated to the east by the basin edge as shown on Figure 6-1.

In the southwest corner of Manitoba, a thin wedge of the Deadwood Formation, which was deposited in the Cambrian Period, underlies the Winnipeg Formation (Bezys and Conley, 1998). According to Butler et al. (1955) the Deadwood Formation, in South Dakota, “consists of a basal conglomerate and buff sandstone 9 m thick, overlain by grey-green, thin bedded shale with limestone interbeds 79 m thick and topped with red-brown, very glauconitic quartz sandstone, usually thin-bedded, with random partings of green shale and Scolithos borings 40 m thick, for a total thickness of 128 m”. The Deadwood Formation that occurs in Manitoba is measured to be up to 30 m in thickness (Natural Resources Canada, 2004). Where the Deadwood Formation is not present, the Winnipeg Formation overlays the Precambrian basement.

6-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Conformably overlying the Winnipeg Formation is the Ordovician aged Red River Formation, which is composed of limestones and dolomites (Bezys and Conley, 1998). The thickness of the Red River Formation is up to 215 m; however, along the northeastern erosional edge the formation thickness decreases to 50 m (Natural Resources Canada, 2015). The Red River Formation outcrops in central Manitoba, where it has been subdivided into the Dog Head Member, Cat Head Member, Selkirk Member and the Fort Garry Member. The Dog Head Member is primarily a basal fossiliferous, mottled limestone that is overlain by the cherty dolomite of the Cat Head Member. Overlying the Cat Head Member is the Selkirk Member, which is composed of a second sequence of fossiliferous, mottled, dolomitic limestones. The Cat Head Member becomes more calcareous in the south end of the outcrop belt where it becomes indistinguishable from the Dog Head and Selkirk Members. The Fort Garry Member, which directly overlies the Selkirk Member, consists of finely crystalline and micritic, variable argillaceous dolomites, with a medial zone of shaly dolomite breccias (Natural Resources Canada, 2015).

Above the Red River Formation is the Quaternary diamicton, which ranges in composition from silty to rocky, and is calcareous (Matile and Keller, 2004).

6.2	Structural Geology

The Ordovician strata in southwestern Manitoba generally trends east-west to slightly north-east. The Winnipeg Formation thins irregularly from approximately 68 m in thickness in southwestern Manitoba to zero at the formation’s northern limit. The thinning of the Winnipeg Formation coincides with irregular lithofacies changes, as lithologies change from being shale dominant in the southern area to sand dominant in the northern area. The lithofacies changes may result in differential compaction (Bezys and Conley, 1998).

6.3	Property Geology

Prior to 2017, most of the drilling in the area was limited to water wells that were drilled on behalf of third parties. The units described below are primarily based on reliable holes that were drilled in the Project area by Sio Silica. In general, the stratigraphy of the Property is consistent; the major units are Quaternary sediments, carbonate and shale intervals of the Red River Formation, unconsolidated sand, sandstone, and shale of the Winnipeg Formation, and Archean-age granitoid basement. The upper unconsolidated sand interval of the Winnipeg Formation, which is known as the Carman Sand Member, is the target interval to be exploited.

Unit thickness maps are shown on Figure 6-2 and Figure 6-3 for the Red River carbonate unit and the Carman Sand Member, respectively. The diamicton (also referred as overburden) thickness map, which includes all materials above the limestone unit, is shown on Fig 6-4. Structure contour maps of the top of the carbonate and Carman Sand Member are shown on Figure 6-5 and 6-6, respectively. North-south and east-west cross-sections are shown on Figures 6-7 to 6-10. Table 6.1 shows the units encountered on the Property.

6-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,520,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
t-gn
carb
Oak Lake
Windy Lake
ss
gr
ss-sh
b
N
0
3
6
Kilometers
Scale 1:350,000
(At original document size of 8.5x11)

Legend

- Mining Claim
- River
- Lake

PHANEROZOIC

Mesozoic

Jurrasic — ss-sh Sandstone, shale

Paleozoic

Ordovician — carb Limestone, dolomite; ss Sandstone

PRECAMBRIAN

Archean

- gr Granite
- t-gn Tonalite gneiss
- b Mafic volcanics

Stantec | SiO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Regional Geology Map

Figure 6-1

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Geology of Manitoba - modified by Stantec

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig6_1_Den_Regional_Geology
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DENMXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-134-1
Den-189-1
Den-128-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
N
St. Malo Wildlife Management Area
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Mining Claim
- Protected Areas (Parks)
- City / Town
- Ecological Reserve
- 15m Carbonate Thickness Contour
- Road
- CN Rail Line
- GWWD Rail Line
- River

Carbonate Thickness (m):

- 0 - 10
- 10 - 15
- 15 - 20
- 20 - 25
- 25 - 30
- 30 - 35
- 35 - 40
- 40 - 45
- 45 - 50
- > 50

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); background

Stantec Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Carbonate Thickness Map

Figure 6-2

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig6_2_Den_Carbonate_Thickness_Map
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
City of Steinbach
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Den-130-1
Den-193-1
Den-128-1
Den-134-1
Den-189-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)
Legend
SioSilica Drill Hole
Non SioSilica Drill Hole
Mining Claim
City / Town
Protected Areas (Parks)
15m Carbonate Thickness Contour
Road
CN Rail Line
GWWD Rail Line
River
Ecological Reserve
Carman Sand Thickness (m):
0 - 5
5 - 10
10 - 15
15 - 20
20 - 25
>25
Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec
Stantec
SIO SILICA
INITIAL ASSESSMENT DEN PROPERTY
Carman Sand Thickness Map
Figure 6-3
DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023
FILE: Fig6_3_Den_Carman Sand_Thickness_Map
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-243-1
Den-245-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-84-1
Den-216-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-128-1
Den-134-1
Den-189-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
N
St. Malo Wildlife Management Area
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Road
- CN Rail Line
- GWWD Rail Line
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Ecological Reserve

Overburden Thickness (m):

- ≤ 20
- 20.1 - 30
- 30.1 - 40
- 40.1 - 50
- 50.1 - 60
- > 60

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Overburden Thickness Map

Figure 6-4

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig6_4_Den_Overburden_Thickness
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-6

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-84-1
Den-216-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-193-1
Den-130-1
Den-134-1
Den-189-1
Den-128-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
N
St. Malo Wildlife Management Area
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Road
- CN Rail Line
- GWWD Rail Line
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Ecological Reserve

Top of Carbonate (m ASL):

- < 215
- 215 - 220
- 220 - 225
- 225 - 230
- 230 - 235
- 235 - 240
- 240 - 245
- 245 - 250
- 250 - 255
- 255 - 260
- > 260

Stantec
Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Structure Map
Top of Carbonate

Figure 6-5

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig6_5_Den_Carbonate_TopStructure
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-7

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Trans-Canada Highway
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-128-1
Den-134-1
Den-189-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Watson P. Davidson Wildlife Management Area
Den-109-1
Den-178-1
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)
St. Malo Wildlife Management Area

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Road
- CN Rail Line
- GWWD Rail Line
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

Top of Sand (m ASL):

- ≤ 180
- 180 - 190
- 190 - 200
- 200 - 210
- 210 - 220
- 220 - 230
- 230 - 239.9
- 240 - 250
- > 250

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca)

Stantec SiO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Structure Map Top of Carman Sand

Figure 6-6

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig6_6_Den_CarmanSand_TopStructure
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-8

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

A
A'
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
Vertical Exaggeration 1:30
0 1 2km

A
A'
B'

Legend:

- Multiple drill holes at this location, only one is shown for simplicity.
- Drill hole name
- Offset distance from cross-section line

Stantec | Sio SILICA

TECHNICAL REPORT DEN PROPERTY

CROSS SECTION A - A'

Figure 6-7

DRAWN BY: MA
CHK'D BY: LM
DATE: 2/18/2023

FILE: Fig_7_6789_xSection_ABCD.dwg

6-9

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

B
B'
G-17527 -298.90
G-32817 -330.14
G-50729 -363.69
G-28442 17.56
G-63260 -394.18
G-72368 375.56
G-121361 310.92
G-53447 -113.92
G-34416 239.98
G-117745 -183.32
G-107487 208.19
G-110177 53.80
G-22338 27.96
G-30935 -399.46
G-46198 0.96
G-21756 0.00
G-70735 -492.88
BRU-121-1 0.00
300
250
200
150
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
Vertical Exaggeration 1:30
0
1km

A
A'
B
B'

Legend:

- Multiple drill holes at this location, only one is shown for simplicity.
- Drill hole name
- Offset distance from cross-section line

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

CROSS SECTION B - B'

Figure 6-8

DRAWN BY: M.B. | FILE: Fig_7_78910_xSection_ABCD.dwg
CHK'D BY: I.M.
DATE: 09 27 2022 | V:\1298\active\129500488\Discipline\Geology\ArcGIS\

6-10

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

C
C'
G-119906 -349.12
* G-115516 0.96
G-43010 155.10
G-103511 -39.37
G-103510 -276.62
G-139461 313.54
* DEN-109-1 0.00
G-113697 -282.81
G-101056 188.07
DEN-134-1 0.00
DEN-143-1 0.00
* G-66402 -28.03
G-37652 -435.27
G-137274 -253.17
G-74929 464.93
G-138577 0.04
* G-15687 -196.93
* G-21927 335.74
* G-44859 -271.80
DEN-216-1 0.00
G-32814 -0.02
G-126159 261.31
DEN-266-1 -0.03
G-66107 -0.06
* G-63841 -34.79
G-30974 -61.85
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
300
250
200
150
Vertical Exaggeration 1:30
0 1 2km

C
C'
A
A'
B'
D

Legend:

* — Multiple drill holes at this location, only one is shown for simplicity.

BH-10-17 — Drill hole name

0.00 — Offset distance from cross-section line

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

CROSS SECTION C - C'

Figure 6-9

DRAWN BY: M.B. CHK'D BY: K.W. DATE: 2023-05-05	FILE: Den_Fig_6_78910 _xSection_ABCD.dwg V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

6-11

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

D
D'
DEN-166-1 0.00
DEN-181-1 -0.03
G-76475 -0.05
*G-75620 0.01
G-110192 214.54
G-130037 106.25
*G-66385 -233.74
G-70279 6.82
DEN-209-1 0.00
G-121771 15.85
DEN-223-1 0.00
G-40109 208.22
DEN-233-1 0.04
DEN-243-1 0.00
G-81148 -66.54
Topography
Diamicton
Shale
Carbonate
Sandstone
Undefined (Sediments, Granitoid)
300
250
200
150
Vertical Exaggeration 1:30
0 1 2km

A
A'
B'
D'
D

Legend:

- * Multiple drill holes at this location, only one is shown for simplicity.
- BH-10-17 Drill hole name
- 0.00 Offset distance from cross-section line

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

CROSS SECTION D - D'

Figure 6-10

DRAWN BY: M.B. CHK'D BY: K.W. DATE: 2023-05-05	FILE: Den_Fig_6_78910 _xSection_ABCD.dwg V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

6-12

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 6.1

Property Lithology

Eon	Era	Period	Geologic Unit	Member	Lithology
	Cenozoic	Quaternary			Diamicton
			Red River Formation	Selkirk, Cat Head, Dog Head members	Carbonate
Phanerozoic					Shale
	Paleozoic	Ordovician		Carman Sand Member	Sand
			Winnipeg Formation	Equiv. Ice Box Member	Shale
				Black Island Member	Sand
Archean					Granitoid

6.3.1	Quaternary Sediments

The Pleistocene-aged diamicton is heterolithic, varies in material size distribution from silty to rocky, and typically has a calcareous component. In the Project area, the diamicton ranges from 5 m to 75 m in thickness.

6.3.2	Red River Formation

Carbonate (Selkirk, Cat Head, Dog Head members)

The carbonate unit, which is upper Ordovician in age, is in the lower Red River Formation. In Southern Manitoba, this unit is comprised of the Dog Head, Cat Head, and Selkirk members (Natural Resources Canada, 2015). The unit varies in composition from limestone to dolostone, contains bedding-parallel fractures, may contain some bedding-perpendicular (vertical) fractures and is vuggy in areas. Commonly, the bottom 1 m to 5 m interval contains shale interbeds within the carbonate unit. of an argillaceous carbonate unit occurs directly above the shale interval. Based on the drill holes data, the carbonate unit total thickness ranges from 0 m to 35 m in the Project area.

Shale (Selkirk, Cat Head, Dog Head members)

A shale unit occurs directly beneath the carbonate unit. This shale unit forms the base of the Red River Formation and is proposed to be part of the Dog Head Member. This shale unit is highly fractured and friable. The colour of the shale varies through the interval, including brick red, greyish green, and bluish grey colourations. This shale interval, based on reliable historic drill holes as well as the 2017 and 2018 drill campaigns, varies in thickness from 0 m to 11 m.

6-13

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

6.3.3	Winnipeg Formation

Sand (Carman Sand Member)

The unit encountered directly beneath the base of the Red River Formation is the Carman Sand Member (Natural Resources Canada, 2009a,b). The Carman Sand Member is in the upper section of the Winnipeg Formation. The Carman Sand Member is sand or poorly consolidated sandstone, which is well sorted, well-rounded, and typically has a fine to medium grain size. The Carman Sand Member in the Property was measured to have thicknesses between 20 m and 33 m. A basal cemented sandstone unit that typically ranges in thickness from 0.3 m to 0.5 m, was encountered in some of the drill holes.

Shale (Ice Box Member Equivalent)

A shale unit occurs directly beneath the Carman Sand Member. This unit is proposed to be equivalent to the Ice Box Member, which occurs as the middle unit in the Winnipeg Formation in North Dakota and Saskatchewan (Natural Resources Canada, 2004). The colouration of this shale unit varies significantly, including emerald green and dark brown colouration. The drilling through this unit was slow, indicating that this shale unit is more competent than previously encountered shale intervals. The thickness of this shale interval in the Project area, based on reliable drill holes that penetrated the entire unit, varies from 1 m to 25 m in thickness.

Sand (Black Island Member Equivalent)

An unconsolidated sand unit below the shale interval is proposed to be equivalent to the Black Island Member (Natural Resources Canada, 2009c). On the Property, is approximately 1 m thick, and is fine-grained, well sorted, and well-rounded. Commonly a cemented sandstone unit occurs either above or below this unconsolidated sand unit. This sandstone interval, where encountered, typically ranges in thickness from 0.3 m to 0.6 m.

6.3.4	Granitoid

Granitoid basement, which is Archean in age, is altered and in areas contains disseminated pyrite.

6.4	Deposit Types

The Carman Sand Member is dominantly an unconsolidated laterally extensive unit across the Property, as validated through numerous drilling campaigns. Unconsolidated sand type deposits usually require no processing beyond cleaning and size sorting. The deposit appears to have limited geological variability and limited structural complexity.

The geological model that is being applied is similar to other aggregate materials that are laterally extensive and discussed in detail in Section 11.1

6.5	Mineralization

The target interval is the unconsolidated silica sand from the Carman Sand Member. The high purity of the sand makes it suitable for variety of usages and markets. The primary objective of the program was to delineate the quality of the sand and assess the extractable sand volumes.

6-14

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

7	EXPLORATION

As mentioned earlier, prior to Sio Silica securing the Property, the area within the DEN claims had not been drilled for silica sands. Publicly available drill hole information for the area, is associated with water-well drilling. The publicly available information for drill holes is summarized in Section 7.1.

Sio Silica collected lithological information from 34 holes on the DEN property. The information for these drill holes is summarized in Section 7.2 and 7.3.

7.1	Groundwater Information Network and Friesen Drilling Historical Data

Several water wells were drilled in and around the Property. Information for 3,590 water-wells within the proximity of the property was extracted from the Groundwater Information Network (GIN) database (GIN, 2019). The extracted well data includes lithology and collar information. The lithology information was reviewed, and 984 wells were identified as wells with unreliable data and were excluded from the modelling database.

In addition to the GIN data, information for 4 water-wells from Friesen was provided to Stantec by Sio Silica on March 13, 2019.

The total number of wells from GIN and Friesen used in the modelling database is 2,610 and their location is shown on Figure 7-1.

7.2	Sio Silica 2018 Drilling Campaign Summary

A drilling campaign was initiated in September 2018. During this campaign, 15 holes were drilled on the DEN Property. Of the 15 holes drilled, 14 were Dual Rotary (DR) / Reverse Circulation (RC) holes that were drilled to identify formation tops and to constrain sand samples, and one was a diamond drill hole (DEN 216-1) to evaluate the geotechnical properties of the carbonate interval.

Table 7.1 shows a summary of the holes drilled by Sio Silica during the 2018 Drilling Campaign and Figure 7-1 shows the location of the drill holes.

7-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Trans-Canada Highway
Town of Ste. Anne
501
207
405
206
1
311
52
302
303
210
216
12
205
403
404
203
59
City of Steinbach
Den-304-2
Den-304-1
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
Den-269-1
Den-226-1
Den-223-1
Den-84-1
Den-216-1
Den-209-1
Den-208-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Den-193-1
Den-130-1
Den-134-1
Den-57-1
Den-128-1
Den-189-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Den-169-1
Den-166-1
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Road
- CN Rail Line
- GWWD Rail Line
- River
- Mining Claim
- Ecological Reserve
- City / Town
- Protected Areas (Parks)
- Lake

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec.

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Drill Hole Location Map

Figure 7-1

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig7_1_Den_DH_Location
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

7-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 7.1

2018 Drilling Campaign Summary

Hole Name	Type	Core Size	Collar Inclination	Spud Date	Datum	Zone	Easting	Northing	Elevation (MASL)	Hole Depth (m)	Primary Sampled Interval (m)
DEN-57-1	DR/RC	N/A	-90	24-Sep-18	NAD83	14	669259	5473506	291	126.49	99.06 - 124.05
DEN -84-1	DR/RC	N/A	-90	23-Nov-18	NAD83	14	669149	5483394	279	49.38	91.14 - 92.66
DEN-109-1	DR/RC	N/A	-90	27-Nov-18	NAD83	14	677550	5468705	303	75.29	77.42 - 104.85
DEN-115-1	DR/RC	N/A	-90	23-Oct-18	NAD83	14	674217	5471313	298	121.62	94.18 - 121.31
DEN-130-1	DR/RC	N/A	-90	17-Oct-18	NAD83	14	674026	5476181	294	118.87	91.14 - 117.04
DEN-134-1	DR/RC	N/A	-90	21-Nov-18	NAD83	14	679682	5474851	302	85.04	81.69 - 109.42
DEN-143-1	DR/RC	N/A	-90	29-Oct-18	NAD83	14	678176	5478941	297	101.80	77.72 - 100.28
DEN-166-1	DR/RC	N/A	-90	20-Nov-18	NAD83	14	686332	5463497	310	89.92	not sampled
DEN-178-1	DR/RC	N/A	-90	28-Nov-18	NAD83	14	680991	5468206	308	67.06	69.80 - 91.14
DEN-189-1	DR/RC	N/A	-90	12-Nov-18	NAD83	14	683094	5474886	304	72.85	74.37 - 75.90
DEN-209-1	DR/RC	N/A	-90	22-Nov-18	NAD83	14	688072	5483034	296	42.98	59.13 - 72.85
DEN-216-1	DR/RC	N/A	-90	30-Nov-18	NAD83	14	681912	5484439	290	63.09	66.75 - 94.18
	DR/DDH	HQ	-90	12-Nov-18	NAD83	14	681848	5484381		64.62	Geotechnical core logged
DEN-223-1	DR/RC	N/A	-90	7-Nov-18	NAD83	14	687202	5487867	297	77.42	59.44 - 75.90
DEN-243-1	DR/RC	N/A	-90	1-Oct-18	NAD83	14	686353	5493625	298	83.82	59.44 - 81.99

Note: DR = Dual Rotary; RC = Reverse Circulation; DDH = Diamond Drill Hole

7-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

7.3	Sio Silica 2021 - 2022 Drill Campaign summary

Twenty drill holes were completed between 2021 and 2022. Drill hole depths varied from 62 m to 122 m; all holes were drilled vertically. The majority of the holes were drilled as exploration holes. Three drill holes (Den-117-1, Den-120-1 and Den-204-1) were cored but none of them were able to intersect the bottom of the Carman Sand Member. Two of the drill holes (Den-120-1 and Den-169-1) were drilled close to the edge of the Carman Sand Member and the sand was not intersected. Eight of the twenty wells were able to intersect the bottom of the Carman Sand Member. The location of the drill holes, listed in Table 7.2, is shown on Figure 7-1.

Table 7.2

2021 - 2022 Drilling Campaign Summary

Hole Name	Type	Datum	Zone	Easting	Northing	Elevation (MASL)	Hole Depth (m)
Den-117-1	Core	NAD83	14	671,009.6	5,470,371.2	294	109.73
Den-120-1	Core	NAD83	14	677,322.2	5,473,066.6	298	86.11
Den-128-1	5”	NAD83	14	671,780.3	5,474,434.3	291	121.92
Den-147-1	RC	NAD83	14	675,775.5	5,481,129.7	292	117.04
Den-150-1	RC	NAD83	14	671,417.6	5,480,002.0	287	121.92
Den-169-1	Dry Well	NAD83	14	683,345.7	5,463,491.3	309	120.40
Den-181-1	5”	NAD83	14	685,687.3	5,470,076.7	309	103.63
Den-186-1	5”	NAD83	14	680,759.7	5,473,222.5	305	106.98
Den-193-1	5”	NAD83	14	683,970.9	5,476,438.7	303	79.25
Den-204-1	Core	NAD83	14	682,945.2	5,480,007.5	299	67.06
Den-208-1	5”	NAD83	14	686,200.6	5,483,233.6	293	67.06
Den-226-1	5”	NAD83	14	683,166.6	5,486,507.2	282	67.06
Den-233-1	5”	NAD83	14	687,436.3	5,490,716.6	299	82.91
Den-240-1	5”	NAD83	14	685,776.9	5,491,402.0	298	72.24
Den-245-1	RC	NAD83	14	682,339.3	5,493,980.0	283	73.15
Den-269-1	RC	NAD83	14	676,397.3	5,486,820.3	288	97.54
Den-304-1	RC	NAD83	14	684,483.3	5,497,767.2	289	62.18
Den-304-2	Monitoring	NAD83	14	684,491.1	5,497,730.6	289	66.45
Den-318-1	5”	NAD83	14	672,988.6	5,493,982.7	268	78.64
Den-319-1	RC	NAD83	14	680,312.5	5,494,189.5	276	83.82

7-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

8	Sample Preparation, Analyses and Security

8.1	Sampling Method and approach

Most drill hole samples collected by Sio Silica have been subject to sieve analysis for particle size distribution (PSD) analysis. In 2018, there were 198 samples collected at five-foot intervals from 15 drill holes that are sent to AGAT laboratory in Calgary, Alberta for sieve analyses. Five of the duplicate samples were tested by Loring laboratory in Calgary, Alberta. In 2021-2022 program, 33 composite samples were collected and were subject to sieve analysis at Sio Silica’s internal facilities. Additional details are presented in the following subsections.

To complete PSD sieve analyses, a selected sieve stack is to be made up of no less than seven sieves of decreasing mesh size and is to include a pan and cover. This sieve stack is to be checked against a master sieve stack. A representative split sample of 100 g ± 20 g is to be selected; the material weight is to be recorded to within 0.1 g. The sample is to be placed at the top of the sieve stack with the lid and pan and is to be placed in the test sieve shaker for 10 minutes ± 5 seconds. Following this procedure, the material is to be weighed on each sieve and the resulting mass of each sieve is to be deducted from the weight for each fraction. The final cumulative mass is to be within 0.5% of the initial sample mass.

Total of 80 composited sample from 20 drill holes were prepared in Sio Silica laboratory and sent Liquids Matter laboratory for Whole Rock Analysis. Additional details are presented in Sub- section 8.3.3.

8.2	2018 Field Programs Sample Integrity

2018 Program

Sample collection was completed from the Carman Sand Member, typically at five-foot intervals, except for the top and bottom interval at the contacts with the upper and lower shale units. Sample collection from 13 drill holes involved: 1) Collection of the sand from the RC cyclone; amalgamation of the sand a five-gallon pail; 2) Use of a soil auger to core through the sand in the five-gallon pail and collection of 1 and 2 kg samples; and 3) Completion of chain-of-custody documentation and transportation of the 1 kg sand sample to AGAT laboratory in Calgary for sieve analyses. In 2023, composited samples for each hole were prepared in Sio Silica’s laboratory for further ICP testing at the Liquids Matter laboratory in Calgary.

2021 and 2022 Programs

The 2018 program demonstrated vertical sand quality homogeneity of the Carman Sand Member. As a result, during 2021-2022 program, thirty-three composited samples of the Carman Sand Member were collected from eleven holes (3 samples per hole). The depth of the beginning of the sampled intervals ranged from 53.0 m to 95.7 m and the depth of the end of the sample interval ranged from 73.2 m to 121.0 m. As some of the drill holes didn’t intersect the bottom of the Carman Sand Member, the length of the sample intervals ranged from 3.0 m to 34.7 m. All samples were subject to PSD sieve analysis at Sio Silica’s internal facilities in Calgary, and then sent for ICP testing at the Liquids Matter laboratory.

8-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

8.3	Laboratory Credentials, Testing Methodology, and Results

Table 8.1 shows a summary of the number and type of analyses by year and laboratory. The following sections summarize the work completed by each laboratory.

Table 8.1

Summary of Analyses Completed by Year and Laboratory

Laboratory	Year	No. Samples	Analyses Type
AGAT	2018	198	Sieve Analysis
Loring	2018	5	Sieve Analysis
Sio Silica	2018*	8	Sieve Analysis
	2021-2022	33	40/70 and 70/140 size fraction clean and magnetic separator
Liquids Matter	2021-2022	80	ICP Whole Rock on 40/70 and 70/140 size fraction

8.3.1	AGAT Credentials and Testing Methodology

AGAT completed sample preparation and sieve analysis for all samples collected during the 2018 drilling program. AGAT is an independent laboratory with ISO 9001:2015 (Certificate No. 0100019).

In 2018, AGAT completed sieve analyses on 198 samples. AGAT inventoried, dried and processed the samples through a riffle splitter to obtain a representative sample size of approximately 100 g, as required for the sieve analyses. AGAT determined that the samples contained clay-size material, but typically very low clay material based on mineralogical assessment. As such, AGAT determined that the material could be dry sieved using a sonic shaker, as outlined in Section 7.3.1 of the API Recommended Practice 40.

8.3.2	Sio Silica Internal Facility Credentials and Processing Methodology

Starting in 2020, personnel from Sio Silica developed an internal methodology to do bench scale test procedures for further purification of raw sand samples from the DEN Property at select sand size ranges, notably 40/70 and 70/140. The purpose of the sample processing was to generate a bench scale market ready sand product. In total 13 representative composite samples from within the Carman Sand Member were processed as shown in Table 8.2. All samples were subject to PSD tests in the Sio Silica laboratory.

The Sio Silica internal laboratory where these procedures were implemented is not an accredited facility and is not independent. Section 9 discusses the accuracy and consistency of the Sio Silica laboratory results.

8-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 8.2

Samples PSD Tested at Sio Silica Facilities

		Carman Sand Member Interval (m)
Field Program Year	Hole ID	From	To
2018	Den-57-1	99.06	124.05
2018	Den-130-1	91.14	117.04
2021-2022	Den-319-1	58.52	82.91
2021-2022	Den-318-1	64.62	78.64
2021-2022	Den-304-1	59.13	62.18
2021-2022	Den-269-1	74.37	95.10
2021-2022	Den-245-1	53.04	73.15
2021-2022	Den-240-1	58.52	72.24
2021-2022	Den-226-1	55.17	67.06
2021-2022	Den-193-1	69.80	79.25
2021-2022	Den-150-1	93.57	121.01
2021-2022	Den-147-1	82.30	117.04
2021-2022	Den-128-1	95.71	119.79
	Count	13	13
	Minimum	53.04	62.18
	Maximum	99.06	124.05
	Mean	73.46	93.03

The sample processing procedure as summarised from Sio Silica’s laboratory procedures internal document is described as follows:

1.	Ensure sample is completely dry, use oven if necessary.

2.	Composite samples from individual well (~50-100g per sample totaling ~1.2kg. Sample number assigned and recorded in database.

3.	Sieve samples at fractions 40/70 and 70/140 at an amplitude of 1.30mm for 15 minutes

a.	Sieve #’s: 30, 40, 50, 60, 70, 80, 100, 140, Pan

4.	Re-sieve the 40/70 and 70/140 sample separately at an amplitude of 1.30mm for 5 minutes.

a.	40/70 sample Sieve #’s: 40, 70, Pan

b.	70/140 sample Sieve #’s: 70, 140, Pan

5.	Water wash 40/70 sample using No. 70 and No. 325 wet sieve.

6.	Water wash 70/140 sample using the No. 325 wet sieve until water (tap water) runs clear and there are no visible fines suspended in solution.

7.	Transfer samples from steps 4 and 5 to anchor glass baking dishes to dry in oven at 375°F for ~1 hour. Lab Testing Point A (40/70 fraction) and A-1 (70/140 fraction) are taken.

8.	Run each sample through the Eriez Dry High Intensity Rare Earth Roll Magnetic Separator three times. Lab Testing point B (40/70 fraction) and B-1 (70/140 fraction) are taken.

Available equipment for drying includes a Quincy Lab 30GC 2.0 ft3 gravity convection oven capable of 450 F. Sieves are ASTM E11 standard and a Retsch AS 300 control sieve shaker is used that complies with ISO 9001 requirements.

8-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

From the original 13 composite sand samples, 52 ICP test point samples were produced as outlined:

●	Point A: 13 samples at 40/70 fraction – sieved, water washed, and dried.

●	Point A-1: 13 samples at 70/140 fraction – sieved, water washed, and dried.

●	Point B: 13 samples at 40/70 fraction – Sieved, water washed, dried, and ran through dry magnetic separator.

●	Point B-1: 13 samples at 70/140 fraction – Sieved, water washed, dried, and ran through dry magnetic separator.

These 52 samples were then sent to Liquids Matter laboratory for whole rock analysis.

Seven additional composited samples from the 2018 program were also processed in the Sio Silica laboratory and 28 ICP test point samples were prepared, using the same sample preparation approach as described above, and sent to Liquids Matter laboratory for whole rock analysis. Table 8.3 shows the additional 7 samples.

Table 8.3

Samples Processed at Sio Silica Facilities

		Carman Sand Member Interval (m)
Field Program Year	Hole ID	From	To
2018	Den-109-1	77.42	104.85
2018	Den-115-1	94.18	121.31
2018	Den-134-1	80.16	110.03
2018	Den-143-1	77.11	100.89
2018	Den-189-1	74.07	100.28
2018	Den-216-1	66.14	94.18
2018	Den-84-1	89.92	106.38
	Count	7	7
	Minimum	66.14	94.18
	Maximum	94.18	121.31
	Mean	79.86	105.42

8.3.3	Liquids Matter Whole Rock Analysis

Liquids Matter is an independent accredited laboratory located in Calgary, Alberta, that was used by Sio Silica to complete whole rock analysis on 80 sized and cleaned samples. The whole rock analysis was completed using Inductively coupled plasma - optical emission spectrometry (ICP- OES). A summary of the ICP-OES test results comparing 40/70 and 70/140 size fractions before (Point A, A-1) and after magnetic separation (Point B, B-1) are shown in Table 8.4. All ICP-OES ion test results for all four sample types (Point A, B, A-1 and A-2) are presented in oxide form and are shown in Table 8.5 through Table 8.8. The ICP-OES test results show that the magnetic separator by Sio Silica was successful in increasing sand purity from a mean of 99.89% SiO2 to 99.92% SiO2 for the 40/70 size fraction, and 99.84% SiO2 to 99.92% SiO2 for the 70/140 size fraction. It should be noted that the sample collected from drill hole DEN-318-1 shows anomalous results and has been interpreted as a contaminated sample and excluded from the interpolated data set used in sand quality evaluation.

The spatial distribution of SiO2, Fe and Al content measurements, received from Liquids Matter after magnetic separation (Step/Point B), are shown in Figure 8-1 to Figure 8-6 for the 40/70 and 70/140 size fractions. The results from Den-245-1 were closely reviewed and flagged as abnormal with possible sample contamination. The ICP results from Den-245-1 samples were excluded from the data interpolation. The percentage of each size fraction in each sample site, listed in Table 8.3, is shown in the contour overlay at 3% intervals.

8-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 8.4

Liquids Matter ICP-OES Summary Test Results

	Point A 40/70 Fraction			Point B 40/70 Fraction			Point A-1 70/140 Fraction			Point B-1 70/140 Fraction
Parameter	wash and dry			wash, dry and magnetic separation			wash and dry			wash, dry and magnetic separation
	SiO2	Total Oxides	FeO2	SiO2	Total Oxides	FeO2	SiO2	Total Oxides	FeO2	SiO2	Total Oxides	FeO2
	(%)	(%)	(ppm)	(%)	(%)	(ppm)	(%)	(%)	(ppm)	(%)	(%)	(ppm)
Count	20	20	20	20	20	20	20	20	20	20	20	20
Minimum	99.51	0.041	34.53	99.69	0.035	27.1	99.89	0.054	58.3	99.64	0.040	34.4
Maximum	99.96	0.486	397.0	99.97	0.309	266.7	99.95	1.114	917.5	99.96	0.357	398.8
Mean	99.89	0.106	143.6	99.92	0.076	86.1	99.84	0.163	234.1	99.92	0.081	97.4
Std. Deviation	0.10	0.097	99.51	0.06	0.060	57.8	0.23	0.228	205.5	0.07	0.069	84.7

8-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 8.5

Liquids Matter ICP-OES Point A 40/70 Test Results

Sample	Hole	SiO2	S	Mg	Ni	Ba	Mn	Fe	Cr	Al	Ca	Cu	Ti	Sr	Y	Ce	Li	K	Na
ID	ID	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
22164	Den-57-1	99.96	42.45	21.94	0.21	ND	0.96	86.43	1.38	153.26	61.74	0.31	2.25	0.72	ND	ND	0.55	20.08	11.84
22168	Den-84-1	99.92	40.16	37.51	0.47	ND	0.49	291.74	1.74	192.69	188.57	2.80	4.67	0.82	0.04	2.23	ND	33.82	20.84
22172	Den-109-1	99.93	101.17	30.42	0.15	ND	0.76	138.47	1.27	189.25	109.61	0.38	2.26	0.89	0.04	4.31	0.09	26.68	26.68
22176	Den-115-1	99.94	25.19	31.37	0.15	ND	0.47	156.62	1.89	222.97	135.52	0.51	5.16	1.27	0.02	3.09	0.10	32.43	15.83
22180	Den-130-1	99.94	52.27	37.11	0.19	ND	0.88	86.03	1.41	170.87	243.46	0.34	4.04	2.73	0.03	3.16	0.08	23.02	15.58
22184	Den-134-1	99.92	41.41	91.64	0.28	ND	0.96	95.03	1.54	214.65	299.01	0.53	8.68	4.13	0.05	2.90	0.07	40.88	22.48
22188	Den-143-1	99.95	34.38	24.27	0.13	ND	0.20	34.53	1.25	224.22	92.72	1.46	3.83	3.70	0.03	2.23	0.33	22.35	20.76
22196	Den-189-1	99.95	27.20	28.24	0.31	ND	0.25	42.84	1.53	188.70	109.05	0.41	2.86	2.39	0.03	1.84	ND	26.72	19.02
22204	Den-216-1	99.92	21.86	27.71	0.16	0.30	0.47	75.33	1.16	455.45	86.83	3.55	7.17	3.21	0.06	4.75	0.82	33.73	25.55
22216	Den-304-1	99.88	8.56	67.16	0.23	0.68	1.01	112.55	1.28	625.04	219.89	0.24	11.06	2.99	0.08	2.37	0.89	87.46	27.30
22220	Den-147-1	99.93	ND	32.26	0.37	0.76	1.41	134.19	1.79	296.17	145.26	0.64	7.19	4.28	0.04	1.81	ND	25.36	15.46
22224	Den-150-1	99.95	ND	30.10	0.20	0.37	0.44	88.39	1.26	189.39	73.90	2.59	4.01	1.53	0.03	1.85	ND	22.39	19.62
22228	Den-269-1	99.88	ND	34.61	0.30	1.16	1.65	136.59	1.34	574.89	384.62	0.95	8.48	2.50	0.06	2.93	0.78	21.56	13.44
22232	Den-319-1	99.83	ND	80.87	0.48	0.83	2.04	306.76	1.87	791.71	415.28	1.10	6.79	2.49	0.07	2.65	1.64	39.79	27.76
22236	Den-128-1	99.87	36.49	81.52	0.43	0.82	1.50	296.85	1.73	282.76	476.22	0.86	5.13	1.76	0.06	2.90	ND	46.02	7.39
22240	Den-193-1	99.95	ND	35.29	0.17	0.83	0.45	59.59	1.58	222.35	97.55	0.29	6.21	3.47	0.07	4.03	ND	23.90	11.48
22244	Den-226-1	99.89	78.62	25.04	0.77	0.89	0.68	129.66	2.06	713.74	119.63	0.45	5.37	2.82	0.11	2.85	1.60	25.43	11.57
22248	Den-240-1	99.84	0.58	45.53	0.50	0.93	1.37	124.97	1.56	969.40	298.86	0.64	6.75	2.56	0.15	3.07	2.78	28.40	29.68
22252	Den-245-1	99.91	ND	21.53	0.32	0.48	0.54	77.88	1.09	689.34	65.03	0.41	4.60	1.72	0.04	1.78	1.89	9.02	3.03
22256	Den-318-1*	99.51	385.28	256.46	0.56	0.86	3.72	396.97	2.83	1017.23	2690.51	4.08	11.29	2.71	0.17	2.69	2.70	47.68	13.54
Count	n/a	20	14	20	20	12	20	20	20	20	20	20	20	20	19	19	14	20	20
Min	n/a	99.51	0.58	21.53	0.13	0.30	0.20	34.53	1.09	153.26	61.74	0.24	2.25	0.72	0.02	1.78	0.07	9.02	3.03
Max	n/a	99.96	385.28	256.46	0.77	1.16	3.72	396.97	2.83	1017.23	2690.51	4.08	11.29	4.28	0.17	4.75	2.78	87.46	29.68
Mean	n/a	99.89	63.97	52.03	0.32	0.74	1.01	143.57	1.58	419.20	315.66	1.13	5.89	2.43	0.06	2.81	1.02	31.84	17.94
Std Deviation	n/a	0.10	96.02	52.62	0.17	0.25	0.81	99.51	0.40	286.56	572.71	1.16	2.58	1.06	0.04	0.84	0.95	16.11	7.28

Note: ND = Not Detected. Limits of detection are the following: S: 0.038 ppm; Ba: 0.001 ppm; Y: 0.000 ppm; Ce: 0.050 ppm; Li: 0.003; Na: 0.094. Summary statistics include only analyses above the limit of detection. The reported impurities are in oxide form.

*NOTE: Drill hole DEN-318 sample is interpreted as contaminated and has been excluded from the interpolated data set used in sand quality evaluation.

8-6

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 8.6

Liquids Matter ICP-OES Point B 40/70 Test Results

Sample	Hole	SiO2	S	Mg	Ni	Ba	Mn	Fe	Cr	Al	Ca	Cu	Ti	Sr	Y	Ce	Li	K	Na
ID	ID	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
22166	Den-57-1	99.97	17.45	21.66	0.19	ND	0.46	52.68	1.18	129.47	98.15	3.22	1.89	0.69	0.03	4.01	0.33	17.37	ND
22170	Den-84-1	99.94	1.97	27.66	0.41	0.46	0.47	266.72	1.72	181.13	126.99	3.18	4.58	0.87	0.03	1.90	ND	26.47	ND
22174	Den-109-1	99.95	81.22	24.32	0.20	ND	0.41	97.40	1.19	166.07	55.21	0.24	1.80	0.84	0.03	3.95	0.28	19.78	10.47
22178	Den-115-1	99.95	20.03	21.64	0.15	ND	0.26	149.20	1.82	184.64	45.88	0.08	3.18	1.00	0.03	3.06	0.31	24.32	ND
22182	Den-130-1	99.96	21.56	23.26	0.16	ND	0.36	45.14	1.50	187.73	94.21	0.24	3.20	3.17	0.05	3.17	0.30	20.21	ND
22186	Den-134-1	99.95	16.82	47.34	0.30	ND	0.28	50.20	1.75	250.99	125.53	0.36	4.51	5.25	0.04	3.89	0.31	37.35	5.28
22190	Den-143-1	99.96	16.85	22.99	0.16	ND	0.19	27.10	1.42	239.11	71.51	1.40	3.99	4.25	0.03	1.97	0.37	22.04	4.67
22198	Den-189-1	99.94	22.78	35.63	0.33	ND	0.22	45.72	1.97	318.85	84.04	0.40	5.09	3.35	0.05	3.45	0.35	29.85	5.06
22206	Den-216-1	99.93	19.53	25.07	0.23	0.16	0.30	55.79	1.26	450.83	40.90	3.42	4.49	2.82	0.06	3.54	0.89	25.37	14.52
22218	Den-304-1	99.91	ND	62.47	0.19	0.72	0.50	84.11	1.11	537.79	105.50	0.23	4.99	2.82	0.07	2.45	0.76	72.82	4.67
22222	Den-147-1	99.95	ND	27.58	0.29	0.72	0.37	51.76	1.52	250.92	102.40	0.53	4.77	4.18	0.04	1.56	ND	19.43	ND
22226	Den-150-1	99.96	ND	29.23	0.24	0.30	0.36	70.06	1.31	208.15	47.77	2.41	5.02	1.74	0.04	2.46	ND	17.67	ND
22230	Den-269-1	99.93	ND	31.78	0.25	0.92	0.82	100.10	1.11	407.94	144.89	0.99	4.93	2.50	0.06	2.56	0.38	15.13	ND
22234	Den-319-1	99.90	ND	51.08	0.23	0.74	0.62	176.45	1.23	515.48	215.46	1.22	3.58	2.41	0.05	1.96	0.60	29.85	ND
22238	Den-128-1	99.93	15.84	41.92	0.28	0.92	0.69	91.56	1.23	232.76	310.86	0.90	3.28	1.56	0.05	2.71	ND	35.24	ND
22242	Den-193-1	99.96	ND	36.11	0.17	0.80	0.23	37.68	1.69	247.96	71.74	0.28	6.35	3.80	0.07	4.32	ND	21.61	3.11
22246	Den-226-1	99.89	40.44	28.17	0.72	0.89	0.60	84.46	2.07	753.09	120.11	0.56	4.82	3.01	0.10	2.58	1.63	22.46	1.70
22250	Den-240-1	99.90	ND	35.46	0.22	0.79	0.87	68.32	1.29	711.55	184.84	0.80	4.34	2.46	0.09	2.33	1.55	19.36	ND
22254	Den-245-1	99.91	ND	22.43	0.34	0.54	0.25	38.25	1.15	812.78	41.35	0.20	4.80	1.95	0.05	2.03	2.39	6.25	ND
22258	Den-318-1	99.69	52.74	69.22	0.37	0.74	1.58	129.79	2.23	1011.76	1746.97	0.79	4.94	2.52	0.11	2.39	2.77	45.45	ND
Count	n/a	20	12	20	20	13	20	20	20	20	20	20	20	20	20	20	15	20	8
Min	n/a	99.69	1.97	21.64	0.15	0.16	0.19	27.10	1.11	129.47	40.90	0.08	1.80	0.69	0.03	1.56	0.28	6.25	1.70
Max	n/a	99.97	81.22	69.22	0.72	0.92	1.58	266.72	2.23	1011.76	1746.97	3.42	6.35	5.25	0.11	4.32	2.77	72.82	14.52
Mean	n/a	99.92	27.27	34.25	0.27	0.67	0.49	86.13	1.49	389.95	191.71	1.07	4.23	2.56	0.05	2.81	0.88	26.40	6.19
Std Deviation	n/a	0.06	21.28	13.73	0.13	0.24	0.32	57.83	0.34	254.57	372.02	1.09	1.11	1.25	0.02	0.81	0.82	13.90	4.21

Note: ND = Not Detected. Limits of detection are the following: S: 0.038 ppm; Ba: 0.001 ppm; Y: 0.000 ppm; Ce: 0.050 ppm; Li: 0.003; Na: 0.094. Summary statistics include only analyses above the limit of detection. The reported impurities are in oxide form.

8-7

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 8.7

Liquids Matter ICP-OES Point A-1 70/140 Test Results

Sample	Hole	SiO2	S	Mg	Ni	Ba	Mn	Fe	Cr	Al	Ca	Cu	Ti	Sr	Y	Ce	Li	K	Na
ID	ID	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
22165	Den-57-1	99.93	28.38	31.43	0.27	ND	1.82	133.81	2.20	278.28	101.77	0.54	31.05	1.35	0.04	5.67	0.39	29.35	20.72
22169	Den-84-1	99.87	76.49	51.78	0.82	0.04	1.92	593.35	2.40	242.73	200.38	1.31	43.27	1.03	0.07	2.01	ND	48.78	13.85
22173	Den-109-1	99.91	65.00	43.94	0.29	ND	1.15	121.95	1.65	333.42	209.08	0.38	17.74	1.40	0.05	4.67	0.37	43.07	24.14
22177	Den-115-1	99.87	40.03	41.23	0.30	ND	4.14	375.00	3.47	288.17	289.07	0.49	114.51	1.90	0.06	3.64	0.05	40.11	45.47
22181	Den-130-1	99.85	75.17	41.15	0.44	2.05	13.66	384.07	5.59	236.04	219.46	1.31	430.12	4.05	0.21	5.06	0.07	30.11	26.23
22185	Den-134-1	99.86	43.90	149.82	0.46	1.69	2.30	155.66	2.19	356.27	502.53	1.40	44.24	6.47	0.09	5.17	0.17	50.45	18.82
22189	Den-143-1	99.94	30.97	29.85	0.21	ND	1.17	71.64	1.74	274.45	82.15	0.89	36.33	4.61	0.07	2.68	0.30	27.27	15.57
22197	Den-189-1	99.93	29.19	41.31	0.38	0.16	0.82	97.51	1.92	304.03	122.60	0.14	20.22	3.17	0.06	2.91	0.28	42.46	23.91
22205	Den-216-1	99.95	14.90	21.81	0.13	0.39	0.61	58.26	1.00	302.11	73.54	0.62	14.18	2.97	0.06	3.97	0.45	23.51	17.41
22217	Den-304-1	99.85	6.34	80.83	0.28	0.90	4.41	203.97	2.01	629.32	324.31	0.27	111.75	3.18	0.11	2.32	0.79	106.68	13.60
22221	Den-147-1	99.93	ND	30.86	0.34	0.90	1.82	124.52	1.58	250.54	157.33	0.57	32.52	4.00	0.05	1.26	ND	23.52	8.97
22225	Den-150-1	99.92	ND	38.42	0.34	0.60	3.56	201.16	1.94	270.31	97.66	0.62	106.08	2.07	0.05	2.55	ND	26.33	10.70
22229	Den-269-1	99.85	0.60	39.76	0.39	1.32	3.34	208.47	1.76	532.62	584.88	0.76	39.93	3.14	0.09	3.34	0.72	24.46	11.66
22233	Den-319-1	99.85	ND	45.94	0.54	0.81	1.29	208.63	1.87	1043.83	152.51	0.46	22.32	2.61	0.08	3.20	2.62	29.23	10.39
22237	Den-128-1	99.90	11.44	69.23	0.37	0.91	1.44	170.61	1.54	300.89	391.48	0.66	11.52	1.38	0.07	2.66	ND	50.02	8.93
22241	Den-193-1	99.92	ND	44.11	0.30	1.07	3.33	140.58	2.31	265.67	141.78	0.59	108.17	3.29	0.10	3.69	ND	26.67	6.03
22245	Den-226-1	99.86	57.70	31.17	1.04	1.20	1.64	174.24	2.88	875.73	172.34	0.78	30.24	3.07	0.17	3.61	2.23	24.33	10.16
22249	Den-240-1	99.78	3.84	60.54	0.68	1.25	4.32	267.67	2.44	1334.48	350.10	0.48	105.15	3.04	0.22	4.09	4.22	27.68	21.70
22253	Den-245-1	99.87	ND	24.59	0.51	0.63	0.90	72.59	1.55	1057.70	83.99	0.45	21.85	2.26	0.06	2.91	3.30	11.01	5.61
22257	Den-318-1	98.89	829.66	1223.02	0.73	2.34	15.22	917.52	5.67	1325.98	6545.81	3.12	119.90	4.02	0.39	4.56	2.82	66.52	27.33
Count	n/a	20	15	20	20	16	20	20	20	20	20	20	20	20	20	20	15	20	20
Min	n/a	98.89	0.60	21.81	0.13	0.04	0.61	58.26	1.00	236.04	73.54	0.14	11.52	1.03	0.04	1.26	0.05	11.01	5.61
Max	n/a	99.95	829.66	1223.02	1.04	2.34	15.22	917.52	5.67	1334.48	6545.81	3.12	430.12	6.47	0.39	5.67	4.22	106.68	45.47
Mean	n/a	99.84	87.57	107.04	0.44	1.02	3.44	234.06	2.39	525.13	540.14	0.79	73.06	2.95	0.11	3.50	1.25	37.58	17.06
Std Deviation	n/a	0.23	206.83	264.15	0.22	0.63	3.96	205.46	1.23	380.30	1420.82	0.64	92.90	1.31	0.09	1.14	1.38	20.79	9.47

Note: ND = Not Detected. Limits of detection are the following: S: 0.038 ppm; Ba: 0.001 ppm; Y: 0.000 ppm; Ce: 0.050 ppm; Li: 0.003; Na: 0.094. Summary statistics include only analyses above the limit of detection. The reported impurities are in oxide form.

8-8

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 8.8

Liquids Matter ICP-OES Point B-1 70/140 Test Results

Sample	Hole	SiO2	S	Mg	Ni	Ba	Mn	Fe	Cr	Al	Ca	Cu	Ti	Sr	Y	Ce	Li	K	Na
ID	ID	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
22167	Den-57-1	99.95	17.29	29.80	0.23	ND	0.47	64.85	1.65	232.92	64.31	0.46	4.23	1.04	0.05	5.31	0.42	29.87	ND
22171	Den-84-1	99.92	16.07	32.97	0.68	ND	0.52	398.83	2.15	238.08	65.79	1.02	6.95	1.07	0.04	1.75	0.36	41.97	ND
22175	Den-109-1	99.96	27.19	28.01	0.20	ND	0.41	66.00	1.26	216.15	50.84	0.24	2.79	1.03	0.04	3.99	0.42	23.51	ND
22179	Den-115-1	99.93	18.98	28.53	0.21	ND	0.30	216.60	2.45	250.49	38.66	0.23	5.44	1.56	0.03	3.15	0.32	32.61	23.65
22183	Den-130-1	99.96	17.52	26.83	0.23	ND	0.41	50.25	1.68	184.71	79.92	0.23	4.78	2.93	0.05	3.40	0.41	20.48	1.52
22187	Den-134-1	99.92	20.50	66.89	0.35	ND	0.37	57.05	1.98	293.86	267.64	0.46	5.77	6.29	0.04	4.41	0.32	41.54	6.49
22191	Den-143-1	99.96	19.68	24.97	0.23	ND	0.26	34.44	1.54	218.79	64.08	0.74	4.74	4.23	0.04	1.94	0.33	22.33	2.34
22199	Den-189-1	99.95	23.86	36.31	0.56	0.01	0.35	63.47	1.77	226.94	94.83	0.21	2.53	2.94	0.04	1.54	0.26	31.95	12.98
22207	Den-216-1	99.95	8.80	20.66	0.11	0.52	0.22	40.76	0.96	321.96	34.96	0.61	3.87	3.04	0.06	3.94	0.80	18.74	1.25
22219	Den-304-1	99.90	ND	68.66	0.22	0.70	0.52	97.65	1.28	611.82	119.10	0.12	5.32	3.16	0.07	2.60	0.89	88.54	6.86
22223	Den-147-1	99.95	ND	28.26	0.30	0.77	0.37	64.30	1.51	273.49	64.92	0.39	6.32	4.70	0.04	2.07	ND	21.13	ND
22227	Den-150-1	99.96	ND	30.53	0.29	0.37	0.41	81.36	1.48	223.49	53.43	0.62	6.04	1.84	0.05	2.91	ND	20.30	ND
22231	Den-269-1	99.92	ND	34.72	0.34	1.11	0.75	145.42	1.46	489.39	75.29	0.71	7.15	3.11	0.06	3.18	0.57	21.25	ND
22235	Den-319-1	99.90	ND	34.46	0.29	0.66	0.44	164.62	1.41	742.63	58.40	0.51	6.50	2.47	0.05	2.47	1.28	23.69	ND
22239	Den-128-1	99.95	ND	40.22	0.26	0.75	0.45	72.28	1.10	241.60	110.86	0.57	3.77	1.19	0.05	2.37	ND	39.37	ND
22243	Den-193-1	99.96	ND	37.29	0.26	0.79	0.24	41.96	1.81	244.30	61.30	0.56	7.61	3.24	0.07	3.35	ND	24.26	11.15
22247	Den-226-1	99.90	11.02	29.94	0.80	0.93	0.50	64.96	2.21	785.18	93.75	0.83	8.44	2.88	0.09	2.63	1.74	19.30	ND
22251	Den-240-1	99.90	ND	39.36	0.29	0.87	0.53	67.56	1.32	780.69	114.21	0.55	7.58	2.55	0.07	2.30	1.91	18.90	ND
22255	Den-245-1	99.91	ND	22.70	0.35	0.53	0.25	42.64	1.33	806.56	46.90	0.44	3.92	2.29	0.04	2.26	1.94	7.60	0.71
22259	Den-318-1	99.64	23.54	76.95	0.34	0.90	1.72	112.97	2.47	1066.56	2211.47	0.74	6.01	2.96	0.13	2.78	3.06	47.34	8.31
Count	n/a	20	11	20	20	13	20	20	20	20	20	20	20	20	20	20	16	20	10
Min	n/a	99.64	8.80	20.66	0.11	0.01	0.22	34.44	0.96	184.71	34.96	0.12	2.53	1.03	0.03	1.54	0.26	7.60	0.71
Max	n/a	99.96	27.19	76.95	0.80	1.11	1.72	398.83	2.47	1066.56	2211.47	1.02	8.44	6.29	0.13	5.31	3.06	88.54	23.65
Mean	n/a	99.92	18.59	36.90	0.33	0.69	0.47	97.40	1.64	422.48	188.53	0.51	5.49	2.73	0.05	2.92	0.94	29.73	7.53
Std Deviation	n/a	0.07	5.42	15.61	0.17	0.28	0.32	84.71	0.43	271.09	478.76	0.23	1.65	1.32	0.02	0.95	0.82	16.98	7.10

Note: ND = Not Detected. Limits of detection are the following: S: 0.038 ppm; Ba: 0.001 ppm; Y: 0.000 ppm; Ce: 0.050 ppm; Li: 0.003; Na: 0.094. Summary statistics include only analyses above the limit of detection. The reported impurities are in oxide form.

8-9

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
99.93
Bru-121-1
99.9
Bru-117-1
99.94
Bru-101-1
Oak Lake
Windy Lake
Bru-154-1
99.89
Bru-146-1
99.92
Town of Ste. Anne
Den-304-1
Den-304-2
99.91
Den-318-1
Den-319-1
99.89
Den-245-1
99.9
Den-243-1
Den-240-1
99.89
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
99.92
Den-226-1
99.89
Den-216-1
99.93
Den-84-1
99.93
Den-208-1
Den-209-1
Den-147-1
99.95
Den-150-1
99.96
Den-204-1
Den-143-1
99.95
Pocock Lake Ecological Reserve
Den-193-1
99.95
Den-130-1
99.95
Den-134-1
99.94
Den-189-1
99.94
Den-128-1
99.92
Den-57-1
99.96
Den-120-1
Den-186-1
Den-115-1
99.95
Den-117-1
Den-181-1
Den-109-1
99.95
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
St. Malo Wildlife Management Area
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- 3% Contour 40/70 Fraction
- SioSilica Drill Hole
- Drill Hole with ICP Analysis
- 99.92 Step B - SiO2 Content (wt %)
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

SiO2 (wt %):

- 99.85 - 99.86
- 99.86 - 99.88
- 99.88 - 99.90
- 99.90 - 99.92
- 99.92 - 99.94
- 99.94 - 99.96

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

SiO2 Content for 40/70 Fraction Distribution Map

Figure 8-1

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig8_1_Den_Distribution_40_70_SiO2
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-10

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Oak Lake
Windy Lake
Town of Ste. Anne
City of Steinbach
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
Bru-126-1 99.87
Bru-121-1 99.9
Bru-117-1 99.95
Bru-101-1
Bru-154-1 99.9
Bru-146-1 99.93
Den-304-1
Den-304-2 99.89
Den-318-1
Den-319-1 99.89
Den-245-1 99.9
Den-243-1
Den-240-1 99.89
Den-233-1
Den-223-1
Den-269-1 99.92
Den-226-1 99.89
Den-216-1 99.95
Den-208-1
Den-209-1
Den-84-1 99.91
Den-147-1 99.95
Den-150-1 99.95
Den-143-1 99.95
Den-204-1
Den-193-1 99.95
Den-130-1 99.96
Den-134-1 99.92
Den-180-1 99.94
Den-128-1 99.94
Den-57-1 99.95
Den-120-1
Den-186-1
Den-115-1 99.93
Den-117-1
Den-181-1
Den-109-1 99.95
Den-178-1
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- 3% Contour 70/140 Fraction
- SioSilica Drill Hole
- Drill Hole with ICP Analysis
- 99.92 Step B - SiO2 Content (wt %)
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

SiO2 (wt %):

- 99.87 - 99.88
- 99.88 - 99.90
- 99.90 - 99.92
- 99.92 - 99.94
- 99.94 - 99.96

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

SiO2 Content for 70/140 Fraction Distribution Map

Figure 8-2

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig8_2_Den_Distribution_70_140_SiO2
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-11

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,460,000
5,470,000
5,480,000
5,490,000
5,500,000
5,510,000
Bru-126-1
39.63
Bru-121-1
46.5
Bru-117-1
55.79
Bru-101-1
Bru-154-1
73.16
Bru-146-1
47.65
Oak Lake
Windy Lake
Town of Ste. Anne
Den-304-1
Den-304-2
84.11
Den-318-1
Den-319-1
176.45
Den-245-1
38.24
Den-243-1
Den-240-1
68.31
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
100.1
Den-226-1
84.46
Den-216-1
55.79
Den-84-1
260.72
Den-208-1
Den-209-1
Den-147-1
51.76
Den-150-1
70.06
Den-204-1
Den-143-1
27.1
Pocock Lake Ecological Reserve
Den-193-1
37.68
Den-130-1
45.13
Den-134-1
50.19
Den-189-1
45.71
Den-128-1
91.56
Den-57-1
52.68
Den-120-1
Den-186-1
Den-115-1
149.2
Den-117-1
Den-181-1
Den-109-1
97.4
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
St. Malo Wildlife Management Area
N
0
2.5
5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- 3% Contour 40/70 Fraction
- SioSilica Drill Hole
- Drill Hole with ICP Analysis
- 89.19 Step B - Iron Content (ppm)
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

Fe (ppm):

≤ 30	70 - 80
30 - 40	80 - 90
40 - 50	90 - 100
50 - 60	100 - 250
60 - 70	> 250

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Iron Content for 40/70 Fraction Distribution Map

Figure 8-3

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig8_3_Den_Distribution_40_70_Fe
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-12

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Oak Lake
Windy Lake
Town of Ste. Anne
City of Steinbach
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
Bru-126-1
74.16
Bru-121-1
37.56
Bru-117-1
29.35
Bru-101-1
Bru-154-1
55.87
Bru-146-1
38.85
Den-304-1
Den-304-2
97.64
Den-318-1
Den-319-1
164.61
Den-245-1
42.63
Den-243-1
Den-240-1
67.55
Den-233-1
Den-223-1
Den-269-1
145.42
Den-226-1
64.96
Den-216-1
40.75
Den-84-1
398.82
Den-208-1
Den-209-1
Den-147-1
64.29
Den-150-1
81.36
Den-204-1
Den-143-1
34.43
Den-193-1
41.95
Den-130-1
50.25
Den-134-1
57.05
Den-189-1
63.46
Den-128-1
72.28
Den-57-1
64.84
Den-120-1
Den-186-1
Den-115-1
216.59
Den-117-1
Den-181-1
Den-109-1
65.99
Den-178-1
Den-169-1
Den-166-1
N
0
2.5
5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- 3% Contour 70/140 Fraction
- SioSilica Drill Hole
- Drill Hole with ICP Analysis
- 97.64 Step B - Iron Content (ppm)
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

Fe (ppm):

- ≤ 40
- 40 - 50
- 50 - 60
- 60 - 70
- 70 - 80
- 80 - 90
- 90 - 100
- >100

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Iron Content for 70/140 Fraction Distribution Map

Figure 8-4

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig8_4_Den_Distribution_70_140_Fe
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-13

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Oak Lake
Windy Lake
Town of Ste. Anne
City of Steinbach
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
Bru-126-1
270.58
Bru-121-1
547.85
Bru-117-1
298.95
Bru-101-1
Bru-154-1
692.05
Bru-146-1
383.47
Den-304-1
Den-304-2
537.78
Den-318-1
1011.75
Den-319-1
515.47
Den-245-1
812.77
Den-243-1
Den-240-1
711.54
Den-233-1
Den-223-1
Den-269-1
407.94
Den-226-1
753.08
Den-216-1
450.82
Den-208-1
Den-209-1
Den-84-1
181.12
Den-147-1
250.91
Den-150-1
208.14
Den-204-1
Den-143-1
239.1
Den-193-1
247.96
Den-130-1
187.72
Den-134-1
250.99
Den-189-1
318.84
Den-128-1
232.76
Den-57-1
129.46
Den-120-1
Den-186-1
Den-115-1
184.64
Den-117-1
Den-181-1
Den-109-1
166.07
Den-178-1
Den-169-1
Den-166-1
N
0
2.5
5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- 3% Contour 40/70 Fraction
- SioSilica Drill Hole
- Drill Hole with ICP Analysis
- 318.84 Step B - Aluminium Content (ppm)
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

Al (ppm):

- ≤ 200
- 200 - 300
- 300 - 400
- 400 - 500
- 500 - 600
- 600 - 700
- 700 - 800
- > 800

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Aluminium Content for 40/70 Fraction Distribution Map

Figure 8-5

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig8_5_Den_Distribution_40_70_Al
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-14

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
972.46
Bru-121-1
568.78
Bru-117-1
262.53
Bru-101-1
Bru-154-1
652.32
Bru-146-1
368.78
Oak Lake
Windy Lake
Town of Ste. Anne
City of Steinbach
Den-304-1
Den-304-2
611.82
Den-318-1
Den-319-1
742.63
Den-245-1
806.55
Den-243-1
Den-240-1
780.68
Den-233-1
Den-223-1
Den-226-1
785.18
Den-269-1
489.39
Den-216-1
321.95
Den-208-1
Den-209-1
Den-84-1
238.08
Den-147-1
273.48
Den-150-1
223.48
Den-204-1
Den-143-1
218.79
Den-193-1
244.3
Den-130-1
184.7
Den-134-1
293.85
Den-180-1
226.93
Den-128-1
241.6
Den-57-1
232.92
Den-120-1
Den-186-1
Den-115-1
250.49
Den-117-1
Den-181-1
Den-109-1
216.14
Den-178-1
Den-169-1
Den-166-1
Pocock Lake Ecological Reserve
Watson P. Davidson Wildlife Management Area
St. Malo Wildlife Management Area
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- 3% Contour 70/140 Fraction
- SioSilica Drill Hole
- Drill Hole with ICP Analysis
- 405.18 Step B - Aluminium Content (ppm)
- Mining Claim
- City / Town
- Protected Areas (Parks)
- Lake
- River

Al (ppm):

- ≤ 200
- 200 - 300
- 300 - 400
- 400 - 500
- 500 - 600
- 600 - 700
- 700 - 800
- > 800

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Aluminium Content for 70/140 Fraction Distribution Map

Figure 8-6

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig8_6_Den_Distribution_70_140_Al
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-15

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

9	DATA VERIFICATION

9.1	Site Visit and alignment on Field Procedures and Sampling Protocol

A Stantec professional geologist assisted with and oversaw the portion of the program involving collection of the field data, sample collection, and the implementation of chain-of-custody documentation during sample shipment. To streamline the program, the Stantec professional geologist conducted a site visit to the Property on September 25 and 26, 2018, which was at the time that the Sio Silica field personnel were drilling DEN 57-1; the first 2018 hole. The timing of this site visit provided the professional geologist the opportunity to align with the Sio Silica field crew on program procedures, as well as to instruct the drilling crew on the required rate of drilling to facilitate sample collection.

On June 10, 2022, the QP visited the Sio Silica’s laboratory in Calgary, Alberta, to review the laboratory equipment, and protocols with Sio Silica personnel. The Sio Silica laboratory is used to process the sand to a product that represents “market ready” sand. The process flow includes sample compositing, drying and sieve analysis. The Sio Silica lab is equipped with a magnetic separator to remove iron contaminant particles. It is the QP’s opinion that Sio Silica’s laboratory equipment, procedures, processes and personal are adequate for the performed analytical work. The QP requested that sieve tests on the retained samples that have been analyzed in AGAT laboratory be analyzed in Sio Silica’s lab to ensure consistency and accuracy of the results generated in the Sio Silica’s laboratory.

In 2022 and 2023 Sio Silica used Liquids Matter laboratory to perform multiple ICP analyses. On June 10, 2022, the QP conducted a laboratory visit at Liquids Matter facility in Calgary, Alberta. Liquid Matter is an independent testing facility, and a member of the Professional Chemists of Alberta. It is the QP’s opinion that Liquids Matter’s laboratory equipment, procedures, processes and personal are adequate for the performed analytical work.

On January 25, 2023, the QP conducted a site visit on the Property. All of the drill hole sites were rehabilitated. The drill hole location of the monitoring well was validated. The sample storage facility was also visited.

9.2	Sample Chain-of-Custody and Laboratory Results

9.2.1	Chain-of-Custody

All 2018 samples shipped to AGAT were sent from Steinbach, Manitoba to Calgary, Alberta by Purolator. The courier receipts were reviewed by Stantec to verify the shipment dates. Table 9.1 summarizes the date the samples were sent and received by AGAT.

9-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 9.1

2018 AGAT Sample Chain-of-Custody

Hole Name	Samples	Hole Spud Date	Sample Shipment Date	Date Samples Received
DEN 57-1	14601-14617	September 24, 2018	September 26, 2018	September 27, 2018
DEN 84-1	14728-14737	November 23, 2018	January 11, 2019	January 14, 2019
DEN 109-1	14902-14919	November 27, 2018	January 21, 2019	January 23, 2019
DEN 115-1	14694-14711	October 23-25, 2018	November 1, 2018	November 5, 2018
DEN 130-1	14677-14693	October 17-19, 2018	November 1, 2018	November 5, 2018
DEN 134-1	14779; 14763-14778; 14798-14799	November 21, 2018	January 21, 2019	January 23, 2019
DEN 143-1	14712-14726	October 29-31, 2018	November 1, 2018	November 5, 2018
DEN 178-1	14921-14934	November 28, 2018	January 21, 2019	January 23, 2019
DEN 189-1	14963-14979	November 12, 2018	January 16, 2019	January 18, 2019
DEN 209-1	14953-14961	November 22, 2018	January 16, 2019	January 18, 2019
DEN 216-1	14780-14797	November 30, 2018	January 16, 2019	January 18, 2019
DEN 223-1	14750-14760	November 7, 2018	November 14, 2018	November 16, 2018
DEN 243-1	14631-14645	October 1, 2018	October 4, 2018	October 9, 2018

The five duplicate samples sent to Loring were hand delivered by a Sio Silica employee. A chain of custody was obtained with the signature of the receiver at Loring on March 1, 2019.

The 2021 and 2022 drilling campaign follows the established sample shipment procedure. The QP did not review the shipment receipt but has no reason to believe that the established sample shipment procedures from previous years were not followed.

In 2022, UPS services were used to ship the sand samples from Winnipeg to Sio Silica’s laboratory in Calgary. The sand samples from Sio Silicas’ laboratory to Liquid Matter laboratory are hand delivered by a Sio Silica employee. The email tracking system between Sio Silica and Liquid Matter, as well as the UPS tracking sheets have been reviewed by the QP.

The QP’s opinion is that the sample handling and sample security approach is adequate for this type of commodity.

9.2.2	Laboratory Results

The results from the different laboratories were compared to ensure consistency of the analytical data. The sieve results by fraction between AGAT and Loring laboratories on the analyses of the 2018 duplicate samples are compared and shown in Figure 9-1.

In 2022 and 2023 Sio Silica conducted sieve analysis in the Sio Silica laboratory. To ensure consistency of the analytical data, samples tested in AGAT laboratory are tested in Sio Silica’s laboratory as well. The result of the comparison is shown on Figure 9-2.

Additional sample results from the BRU property tested in AGAT and Sio Silica laboratories were also compared to evaluate the consistency of the analytical data received from these laboratories. The result of the comparison is shown on Figures 9-3.

Based on this comparison presented in Figures 9-1 and 9-2 the QP has concluded that the sieve results for the sand analysed by Loring and Sio Silica laboratories have an acceptable level of accuracy and consistency.

9-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

100
90
80
70
60
50
40
30
20
10
0
Sand Fraction % Abundance
BH-02-17
BH-03-17
BH-09-17
BH-10-17
BH-14-17
Drill Holes

Legend

- 40/70 Loring
- 40/70 Stim-Lab
- 70/140 Loring
- 70/140 Stim-Lab

Stantec | SiO SILICA

Technical Report DEN Property, Manitoba

2017 Duplicate Sample Comparison Loring vs. Stim Lab

Figure 9-1

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 2/22/2023

FILE: Fig9_1_Bru_Sieve_Comparison
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DENMXD

9-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Sand Fraction wt %
100
90
80
70
60
50
40
30
20
10
0
14601
Den-57-1
14605
Den-57-1
14609
Den-57-1
14612
Den-57-1
14678
Den-130-1
14681
Den-130-1
14684
Den-130-1

Legend

- 40/70 Sio Silica
- 40/70 AGAT
- 70/140 Sio Silica
- 70/140 AGAT

Stantec Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Sample Comparison
Sio Silica vs. AGAT

Figure 9-2

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 4/24/2023

FILE: Fig9_2_Den_Sieve_Comp_Sio_vs_Agat
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DENMXD

9-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

100
90
80
70
60
50
40
30
20
10
0
Sand Fraction wt%
14830 (Bru 28-1)
14834 (Bru 28-1)
14837 (Bru 28-1)
14839 (Bru 28-1)
14815 (Bru 121-1)
14818 (Bru 121-1)
14825 (Bru 121-1)
14827 (Bru 121-1)
14618 (Bru 126-1)
14620 (Bru 126-1)
14623 (Bru 126-1)
14629 (Bru 126-1)
Sample Number

Legend

- 40/70 Sio Silica
- 40/70 AGAT
- 70/140 Sio Silica
- 70/140 AGAT

Stantec Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Sample Comparison
Sio Silica vs. AGAT

Figure 9-3

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 4/24/2023

FILE: Fig9_3_Bru_Sieve_Comp_Sio_vs_Agat
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DENMXD

9-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

10	MINERAL PROCESSING AND METALLURGICAL TESTING

This Technical Report Summary does not include a discussion of mineral processing and metallurgical testing. However, Section 8.3.2 provides details on the bench scale procedures, developed by Sio Silica, for further purification of raw sand samples from the DEN Property and generate market ready sand product.

10-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

11	MINERAL RESOURCE ESTIMATES

The estimates presented below have been prepared in accordance with the requirements of the SEC S-K 1300 Regulations. The geologic model construction, resource estimation approach, criteria and assumptions taken into consideration during this resource estimation are outlined in the following sub-sections.

11.1	Computer Model Construction

The geologic resource model was developed using Hexagon Mining’s geological modeling and mine planning software, MinePlan® version 15.80-7. MinePlan® (also known as MineSight) is widely used throughout the mining industry for digital resource model development. Hexagon Mining’s suite of interpretive and modeling tools is well-suited to meet the modeling requirements for the Property.

A gridded-surface modeling approach was used to evaluate and calculate resource estimates for the Carman Sand Member located within the Property. The 3D gridded-surface model consists of laterally contiguous cells (commonly called grids). The selected grid size is determined by the density of the drill hole data and extent of the property. The grid size for this assessment was 50 m x 50 m (x, y). Each grid has a fixed position of easting and northing within the model limits and contains a list of variables or numeric identifiers, such as the lithology thickness, percent of each sand fraction (product), and other pertinent information.

11.1.1	Topographic and Lithological Horizons

Topography data was downloaded from the Natural Resources Canada website in Canadian Digital Elevation Model (CDEM) format, spatial resolution is 0.75 arc seconds. These datasets were converted into a gridded-surface file within MinePlan®.

Based on the drill hole information, the surfaces representing the bottom of the first four lithological units in stratigraphic order were created: bottom of the Diamicton, bottom of the Carbonate (Red River Formation), the bottom of the Upper Shale (Red River Formation) and the bottom of the Carman Sand Member.

Elevation values were calculated at each drill hole location representing the bottom of the Diamicton, as well as the bottom of the Upper Shale (or the top of the Carman Sand Member). These elevation data were then used to create triangulated surface utilizing the “Implicit Modeler” tool in MinePlan®. The MinePlan’s “Implicit Modeler” tool uses a radial basis function interpolation algorithm. The triangulated surfaces were then converted into gridded surfaces.

The thickness of the Upper Shale was calculated based on the drill hole data. These calculated vertical thicknesses were used to create an isopach gridded surface of the Upper Shale using Inverse Distance Weighted algorithm with power of 2 (IDW2). The isopach gridded values of the Upper Shale were added to the elevation values of the bottom of the Upper Shale gridded surface to construct the elevation of the bottom of the Carbonate.

11-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

An isopach gridded surface of the Carman Sand Member was created using the vertical thickness value from the drill holes. The bottom of the Carman Sand Member was constructed by subtracting the interpolated isopach values of the Carman Sand Member from the elevation values of the bottom of the Upper Shale gridded surface.

11.1.2	Assay Data Compositing and Interpolation

Sieve-derived laboratory data from the Carman Sand samples was used to create two sand size fraction (product) weight percent values: 40/70 and 70/140. For each sand product, a length weighted composited percent value was calculated for each drill hole. An IDW4 interpolation was used to calculate each weight percent product for each model grid. Figure 11-1 shows the 40/70 fraction distribution map and Figure 11-2 shows the 70/140 fraction distribution map.

The ICP-OES tested samples were composited samples of the entire Carman Sand Member interval for each drill hole, so no additional compositing was required prior to interpolating the data into the model grids. An IDW4 interpolation was used to calculate SiO2, Fe and Al value for each model grid. The interpolation results are shown in Figures 8-1 through 8-4.

11.2	Resource Estimation Approach

Stantec used the following approach to facilitate the estimation of resources:

●	Carman Sand unit thickness was estimated using all drill holes as discussed in Section 7

●	During the modeling process, the variations in the elevation of the top of the carbonate surface, caused by geological undulations and data collection inconsistencies in drill holes from GIN, were accounted for through application of a modeling methodology that averaged the elevation values over an area slightly larger than one quarter section (500m)

●	Percentages of the different sand fractions were used in the constructed geological model as provided from the laboratory

●	MinePlan® Software was used to construct a 3D geological computer model of the property to estimate in-place resources. The modeled gridded surfaces for top and bottom of the Carman Sand unit were used for volume estimation

●	Volumes were converted to tonnage by the application of a representative average bulk density value of 1.5 g/cm3

●	The geological interpretations and the modeled volumes as well as the relationship between the model and the raw data were confirmed through cross-sectional review and statistical model validation

●	This resource estimation only includes extractable sand volumes calculated using the criteria shown in Table 11.2, which are based on the geotechnical analysis discussed in Section 11.4

●	This resource estimation only includes those in-situ sand volumes found within the mining claims boundaries as shown on Figure 3.2

●	The drill hole spacing, the available assay data, and resource spatial distribution were considered in the resource classification

11-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Den-304-2
Den-304-1
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-134-1
Den-189-1
Den-128-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
St. Malo Wildlife Management Area
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Drill Hole with Sieve Ana lysis
- Road
- CN Rail Line
- GWWD Rail Line
- Mining Claim
- Protected Areas (Parks)
- City / Town
- Lake
- River

40 / 70 Fraction (wt %):

- ≤ 48
- 48 - 51
- 51 - 54
- 54 - 57
- 57 - 60
- 60 - 63
- 63 - 66
- 66 - 69
- 69 - 72
- > 72

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

40 / 70 Fraction Distribution Map

Figure 11-1

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca)

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig11_1_Den_Distribution_40_70_Sieve
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Oak Lake
Windy Lake
Bru-101-1
Bru-154-1
Town of Ste. Anne
Bru-146-1
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-193-1
Den-130-1
Den-134-1
Den-189-1
Den-128-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Watson P. Davidson Wildlife Management Area
Den-109-1
Den-178-1
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)
St. Malo Wildlife Management Area

Legend

- SioSilica Drill Hole
- Drill Hole with Sieve Ana lysis
- Road
- CN Rail Line
- GWWD Rail Line
- Mining Claim
- Protected Areas (Parks)
- City / Town
- Lake
- River

70 / 140 Fraction (wt %):

- ≤ 21
- 21 - 24
- 24 - 27
- 27 - 30
- 30 - 33
- 33 - 36
- 36 - 39
- 39 - 42
- 42 - 45
- >45

Stantec | SiO SILICA

INITIAL ASSESSMENT DEN PROPERTY

70 / 140 Fraction Distribution Map

Figure 11-2

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca) CanVec.

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig11_2_Den_Distribution_70_140_Sieve
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

11.3	Mineral Resource Classification

SEC S-K 1300 Regulations are aligned with the Committee for Mineral Reserves International Reporting Standards (CRISCO, 2019) that defines a Mineral Resource as: “A Mineral Resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Mineral Resources are subdivided, in order of increasing geological confidence into Inferred, Indicated and Measured categories.”

The CRISCO definition for a Mineral Resources clearly outline that a solid material is considered a resource if there is clear identification of the economic interest in the deposit. For sand deposits this means that the nature of the database, technology for mining and mine planning, some degree of practical recovery constraints and the economic potential in current markets must be considered in order to identify a sand resource.

Resources are classified according to the confidence level that can be placed in each estimate. The classification template used in this study is based on the three-dimensional distance to the nearest drill hole that penetrates the top and the bottom of the Carman Sand, as well as the distance to the nearest sample that contains sieve-derived laboratory data.

The Carman Sand interval in the Property was classed as Indicated using a 1,600 m radial distance from the nearest drill hole intersection with available sand quality data and classed as Inferred using a 3,200 m radial distance from the nearest drill hole intersection with or without available sand quality data. Only drill holes listed in Section 7.2 and Section 7.3 were used for resource classification. Due to the reduced reliability of the water-wells described in Section 7.1, this data was only used to define the contacts of the lithological units.

Figure 11-3 shows the resource distribution map and Figure 11-4 shows the resource classification map. The resource estimate covers an area of approximately 29,600 ha.

11.4	GEOTECHNICAL Analysis

In January 2022, Stantec completed a geotechnical stability analysis related to the development of voids resulting from the sand extraction process at the BRU Property. This analysis was presented to Sio Silica in the report “Geotechnical Analysis for Sio Silica Extraction Project” (Stantec 2022).

A similar program of geotechnical sampling and analysis has not yet occurred for the DEN Property. Utilizing the most recent DEN geological interpretation and the results of the BRU geotechnical analysis, Stantec’s geotechnical engineers completed a preliminary high-level analysis of the DEN conditions, and these results were used to inform the current resource estimate. Stantec notes that this geotechnical analysis, and the resulting resource estimate is highly dependent on the DEN site specific geotechnical conditions. Additional geotechnical analysis and assessment is required to confirm cavity behavior, the structure and strength of the limestone caprock, the movement of water in around the extraction voids, the safe distance between adjacent cavities, the range of possible failure modes and other geotechnical conditions.

11-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

There is a potential that further geotechnical assessments may impact the current resource estimate, either positively or negatively.

It is important to note that the Stantec geotechnical assessment for BRU was reviewed by 3rd party experts from AECOM and Arcadis who generally agreed with the results, conclusions and recommendations, and recommended additional investigations and analysis for the next stage of the geotechnical design.

11.5	Assessment of Reasonable Prospect for Eventual Economic Extraction

The results of this Technical Report Summary indicate a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the DEN Property.

As such the QP believes the DEN Property continues to demonstrate a reasonable prospect for eventual economic extraction.

11-6

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Den-304-2
Den-304-1
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-130-1
Den-193-1
Den-128-1
Den-134-1
Den-189-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Watson P. Davidson Wildlife Management Area
Den-109-1
Den-178-1
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)
St. Malo Wildlife Management Area

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- 15m Carbonate Thickness Contour
- Inferred Resource Area
- Mining Claim
- Protected Areas (Parks)
- City / Town
- Lake
- Road
- CN Rail Line
- GWWD Rail Line
- River

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Resource Distribution Map

Figure 11-3

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig11_3_Den_Resource_Distribution
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-7

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
5,510,000
5,500,000
5,490,000
5,480,000
5,470,000
5,460,000
Bru-126-1
Bru-121-1
Bru-117-1
Bru-101-1
Bru-154-1
Bru-146-1
Oak Lake
Windy Lake
Town of Ste. Anne
Den-304-1
Den-304-2
Den-318-1
Den-319-1
Den-245-1
Den-243-1
Den-240-1
Den-233-1
City of Steinbach
Den-223-1
Den-269-1
Den-226-1
Den-216-1
Den-84-1
Den-208-1
Den-209-1
Den-147-1
Den-150-1
Den-204-1
Den-143-1
Pocock Lake Ecological Reserve
Den-193-1
Den-130-1
Den-134-1
Den-189-1
Den-128-1
Den-57-1
Den-120-1
Den-186-1
Den-115-1
Den-117-1
Den-181-1
Den-109-1
Den-178-1
Watson P. Davidson Wildlife Management Area
Den-169-1
Den-166-1
N
0 2.5 5
Kilometers
Scale 1:300,000
(At original document size of 8.5x11)
St. Malo Wildlife Management Area

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- 15m Carbonate Thickness Contour

Resource Class

- Indicated
- Inferred

- Mining Claim
- Protected Areas (Parks)
- City / Town
- Lake

- Road
- CN Rail Line
- GWWD Rail Line
- River

Stantec | Sio SILICA

INITIAL ASSESSMENT DEN PROPERTY

Resource Classification Map

Figure 11-4

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial Data Extraction (canada.ca)

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 5/4/2023

FILE: Fig11_4_Den_Resource_Classification
V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-8

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

11.6	Estimation of Sand Volume

The modeled volumes and weight of the Carman Sand within the resource area are shown in Table 11.1.

Table 11.1

Summary of In-Place Carman Sand

	In-Place Carman Sand Member in Mineable Lease Area
DEN Property	40/70 mesh fraction	70/140 mesh fraction
Estimated Sand Volume (Mm3)	4,910	2,532
Total Estimated Sand Volume (Mm3)	7,442
Estimated Sand Weight (Mt)	7,365	3,798
Total Estimated Sand Weight (Mt)	11,163

The sand weights by fraction that are shown in Table 11.1 are not resources, as it is not technically feasible to produce the entire sand volume using the proposed extraction methods. The extractable sand volume and resource estimates are discussed in Section 11.6.

11.7	Mineral Resource Estimation

Sio Silica plans to develop the DEN Property using an underground extraction technique that involves drilling through the quaternary sediments, a carbonate unit and shale, into the underlying sand. The extraction holes will be cased 5 m into the sand and an extraction casing is then lowered into the sand. Air is injected into the extraction casing through the drill string, approximately 3 m - 5 m above the bottom of the extraction casing. Field tests have shown that the air injection process results in a slurry of sand, water, and air that rises to the surface.

In previous resource estimates for the DEN Property Stantec utilized a minimum 15 m carbonate unit thickness as a cut-off along with a 5.6% recovery factor. This methodology was based on initial geotechnical assessments along with an initial understanding of how voids might develop during the sand extraction process.

Preliminary geotechnical analysis for the DEN property has resulted in the extraction recommendations as summarized in Table 11.2. The extraction holes are planned to be drilled in a pod or cluster of up to thirteen holes in one extraction pad area. The current planning basis is to extract between 1 K and 33 K tonnes of sand from an extraction cluster, depending on the thickness and structural integrity of the overlying limestone and diamicton material, before relocating to the next extraction pad.

11-9

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 11.2

Sand Extraction Recommendations

Competent Limestone Thickness (m)	Quaternary Material Thickness (m)	Extractable Sand Volume (m3)	Extractable Sand Mass (t)	Distance Between Well Clusters (m) (Center to Center)
>50	0-65	36,156	54,235	127
>50	>65	34,674	52,012	126
45-50	0-55	33,224	49,836	125
45-50	55-65	29,061	43,591	122
45-50	>65	27,736	41,603	121
40-45	0-45	29,061	43,591	122
40-45	45-55	26,442	39,663	120
40-45	55-65	23,949	35,924	118
40-45	>65	21,582	32,373	116
35-40	0-45	22,750	34,125	117
35-40	45-55	20,446	30,669	115
35-40	55-65	17,225	25,837	112
35-40	>65	16,214	24,321	111
30-35	0-45	15,235	22,852	110
30-35	45-55	13,370	20,056	108
30-35	55-65	11,632	17,447	106
30-35	>65	10,809	16,214	105
25-30	0-25	15,235	22,852	110
25-30	25-35	12,485	18,728	107
25-30	35-45	10,018	15,028	104
25-30	45-55	8,531	12,796	102
25-30	55-65	7,169	10,754	100
25-30	>65	6,535	9,803	99
20-25	0-25	9,259	13,888	103
20-25	25-35	7,169	10,754	100
20-25	35-45	5,362	8,043	97
20-25	45-55	4,822	7,234	96
20-25	55-65	3,838	5,757	94
20-25	>65	3,392	5,089	93
15-20	0-25	4,314	6,472	95
15-20	25-35	2,979	4,468	92
15-20	35-45	2,245	3,368	90
15-20	45-55	1,925	2,888	89
15-20	55-65	1,379	2,069	87
15-20	>65	1,379	2,069	87

11-10

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

These extraction recommendations have been utilized to update the mineral resource estimate. Table 11.3 shows the estimate of the mineral resource for the Property as of February 21, 2023.

The mineral resource shown in Table 11.3 is reported as in-place tonnages. The calculated volumes were converted to tonnage by the application of representative average in-place bulk density value of 1.5 g/cm3.

Table 11.3

In-Place Mineral Resource Summary

	Mineral Resources (Mt)
DEN Property	40/70 mesh fraction	70/140 mesh fraction	Total
Measured	0.0	0.0	0.0
Indicated	55.8	32.6	88.4
Total Measured and Indicated			88.4

Inferred	169.8	82.9	252.7
Total Inferred			252.7

The 40/70 and 70/140 size fractions were assessed during the preparation of this report, as some silica sand markets have preference on the product grain size.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time that this Technical Report Summary was prepared, the estimates presented herein are considered reasonable. However, this estimate should be accepted with the understanding that additional data and analysis available after the date of the estimates, may necessitate revision. These revisions may be material. There is no guarantee that all or any part of the estimated resources will be recoverable.

11-11

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

12	MINERAL RESERVE ESTIMATES

This Technical Report Summary does not include an estimate of reserves. The level of engineering does not support the preparation of a Pre-Feasibility Study; therefore, in accordance with the requirements of S-K 1300, the reported resources cannot be classified as reserves.

This section of the report includes estimates of recoverable sand tonnage for the DEN Property based on preliminary extraction plans, production schedules and processing plant and materials handling plans. These estimates are only intended for the purpose of completion of the cash flow forecasts presented in Section 19. These recoverable estimates are not, and should not be construed to be, estimates of reserves for the DEN Property. They do not comply with the Classification of Reserves as required under S-K 1300. It should be noted that there is no certainty that the resource estimate will be realized.

12.1	Development Plan

The 25-year development plan, that is discussed in more detail in Section 13, results in the sale of 2.72 Mt of clean (saleable) sand each year, totaling 65.4 Mt over the life of the project. Stantec notes that the 25-year development plan only addresses a portion of the DEN Property resource. The remaining resource is available for development in further planning efforts.

This estimate of clean (saleable) silica sand is considered to be inclusive of the in-place mineral resource estimate detailed in Section 11. These production estimates are contained within the in- place mineral resource summary and cannot be added to the totals to result in additional resources tonnes.

12-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

13	MINING METHODS

13.1	Overview

Sio Silica plans to develop the DEN Property using an underground extraction technique that involves drilling through the quaternary sediments, carbonate unit and shale, into the underlying sand. The extraction holes will be cased to the top of the sand and an extraction casing is then lowered into the sand. Air is injected into the extraction casing, approximately 3 m - 5 m above the bottom of the casing. Field tests at the BRU Property have shown that the air injection process results in a slurry of sand, water, and air that rises to the surface. The solids content of the slurry ranges from 90% to 20% during the extraction trials. The average solids content is approximately 50%.

The extraction holes are planned to be drilled in a pod or cluster of up to five holes in one extraction pad area. The current planning basis is to extract approximately 3,000 to 55,000 tonnes of sand from the extraction cluster before relocating to the next extraction pad.

Once the slurry reaches the surface, initial processing will remove any oversize or deleterious material such as sand concretions, shale, or chert before it is transported by an overland slurry pipeline to the wet process facility for further processing.

Following wet processing the sand will be stockpiled and fed into a drying and sizing plant where the sand will be separated into saleable fractions and then stored in loadout silos prior to being loaded onto trains for distribution.

Sio Silica plans to commence extraction operations in the 2nd Quarter of Year 0, processing operations in the 3rd Quarter of Year 0 with the first product sales planned for the 1st Quarter of Year 1. The extraction and processing operations are planned to take place for eight months a year, April to November, while sales will take place year-round. The sales will commence with 2.72 Mt of saleable product planned in Year 1 and extending out the remainder of the 25-year plan. For the purposes of this Technical Report Summary, Year 0 is defined as 2026.

13.2	Geotechnical Analysis

Stantec completed a preliminary geotechnical analysis of the sand extraction techniques impact on subsurface conditions. The results of the analysis are used to provide recommendations for borehole spacing which are intended to limit surface subsidence to an acceptable level.

The preliminary analysis assumes that the shear failure of the Limestone caprock which overlies the sand is the most likely controlling failure mechanism. The analysis incorporated results from geotechnical tests conducted on the overlying Limestone (carbonate unit) as the performance of this unit was considered to be the governing factor in the analysis. The tests concluded that the carbonate unit has an average Geological Strength index (GSI) of between 55 and 65. It is important to note that based upon site specific borehole drilling results, the caprock does not appear to contain extensive vertical fracturing, however drilling has been limited to vertical boreholes which may fail to identify the presence of vertical fractures. The diamicton thickness also controls the loading on the extraction cavity and should be considered in determining the extraction cavity hole dimension.

13-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The analysis also assumed that the sandstone unit is unconsolidated and after extraction would form a cone with an angle of repose of 31 degrees from the horizontal. Extraction testing by Sio Silica in 2018 and 2019 indicates that there is likely some amount of consolidation within the sandstone unit, perhaps in discrete layers, or perhaps throughout the unit. The extraction tests also infer that voids formed from the extraction process are more complex than a simple conical void with an angle of repose of 31 degrees. Sio Silica completed a sonar survey of one of the boreholes (BRU 92-2) after sand extraction in May 2021. The testing suggests that the extraction voids may be steeper and could have a cylindrical or spherical shape particularly in the short term after extraction. Inspection of other boreholes sometime after sand extraction shows that the voids backfilled with sand; however, to date the mechanism of change in the shape of the extraction voids and source of backfilled sand in the cavities are not well understood.

Sio Silica completed an acoustic borehole image (ABI) and an optical borehole imaging (OBI) of the Limestone cap rock in borehole BRU 92-1 in March 2021. The ABI/OBI survey identified horizontal bedding and joints in the cap rock with no continuous orthogonal (vertical) joints. This and other boreholes are drilled vertically so there is potential for missing vertical or near vertical joints. Although some cross-bedding joints were identified in the survey, they are limited to a fractured zone potentially in Shale.

Sio Silica also completed surface surveys in the vicinity of the BRU 92-2 and BRU 92-3 (survey points at 5 m to 13 m distance from the boreholes) before and after sand extraction to measure possible resultant subsidence. Surface surveys showed subsidence close to the precision of the survey (1 mm vertical and 1 cm horizontal) due to sand extraction from BRU 92-2 and BRU 92-3 (with single hole arrangement). No test was completed with multi-hole arrangements.

The preliminary analysis indicates that:

●	Subsurface sand extraction should be limited to areas where the carbonate unit is more than 15 m in thickness.

●	The analysis here assumes an overburden thickness of up to 25 m. Overburden thicker than this range should be reviewed case by case to assess potential for subsidence to occur following extraction.

●	The distance from the edge of one extraction void to the edge of the next extraction void should not be less than 60 m.

The extraction layout was developed with these geotechnical criteria in mind. The author(s) would like to note that these geotechnical parameters and the resulting geotechnical analysis are based on geotechnical work completed for the Limestone caprock and assuming that the controlling failure mode is shear failure. Additional testing is recommended to support further analysis on the sandstone void space evolution, and the joint system in the limestone (to investigate for the possible presence of vertical jointing and if found, to assess its impact on stability). As stated above, evidence from testing in 2018/2019 suggests that the sandstone angle of repose is steeper than previously assumed, and related adjustments of the extraction plan which would lead to a more refined extraction layout might be required. In addition, more complex void shapes in the sandstone may be occurring with both steep and shallow side slopes.

13-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

As a result of the minimum 15 m cut off for the thickness of the limestone to support overburden loading after sand extraction, and the additional potential for strength analysis on the sandstone layer, recommendations for further geotechnical investigation, testing and analysis will be discussed in the next section. The purpose of this additional assessment is to confirm the Limestone thickness in advance of mining operations, to test the (to date untested) presence of Limestone vertical fractures and the sandstone unit extraction void space and to confirm that other failure modes are not controlling the extraction void maximum size.

13.3	Extraction Concept

Sio Silica conducted 14 extraction tests in the period from 2017 to 2021. The results of these tests indicate that it is reasonable to expect extraction tonnages of approximately 4,500 tonnes from a single extraction well. The current concept involves drilling a central extraction well, surrounded by up to 11 additional extraction wells, depending on the exact geotechnical conditions of the specific area. The spacing of these wells would be approximately 15-20 m from the centre of one drill hole to the centre of the next well. These seven wells would form one extraction cluster or extraction pad where approximately 3,000 to 55,000 tonnes of sand will be produced.

The current planning basis utilizes relatively small-scale truck mounted drilling equipment to drill the extraction wells and to set the initial casing. Sio Silica is planning to retrofit a fleet of smaller drill rigs to serve as the primary extraction rigs. These drills will be capable of advancing the extraction casing into the sand unit, applying the necessary air to facilitate the air lifting of the sand slurry, and distributing the sand slurry to surface facilities central to the extraction cluster. These facilities would include the initial processing discussed above as well as mixing with water as required to achieve the appropriate solids content to facilitate overland slurry transport to the final process facilities.

A relocatable shack will be located at the extraction pad and will serve as a central control facility for the operating extraction wells, the initial processing, and sand slurry mixing and pumping.

The extraction process is planned to take place for eight months a year, April to November inclusive. During this time enough sand will be produced to supply the drying and sizing plant with enough product to operate on a year-round basis. This concept was developed to minimize the difficulties with operating a slurry system and wet process facility in the winter months.

13.4	Surface Development and Reclamation

The planned production discussed above will require the surface development of approximately 290 ha in Year 0, and averages 200 ha in Year 1 and until the end of the 25 year plan. Figure 13.1 illustrates the proposed surface development plan for the DEN property development. This development plan includes offsets from existing road infrastructure, high voltage transmission lines, and residential areas. Please note this development plan is subject to change as extraction progresses.

13-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The land area required for development will be leased from the current owners for a total of three years. Land required for any specific production year will be leased the prior year. In this manner any pre-production development such as tree clearing/mulching, access road development, slurry pipeline layout, and extraction well drilling will take place one year in advance. In the year following the extraction season, closure and reclamation activities will take place. These activities will include extraction well abandonment, removal of all remaining infrastructure such as slurry and return water piping, and reclamation that is expected to include minor levelling, discing, and seeding to grass.

13.5	Slurry Transportation

Once the sand slurry reaches the surface and has undergone the initial treatment for the removal of oversize and deleterious materials, water will either be added to or removed from the slurry until it reaches the appropriate solids content for slurry transportation. Sio Silica will employ a network of high-density polyethylene (HDPE) pipe to transport the slurry overland to the main process facilities. In the early years of production this overland distance is between three and four km however it grows to approximately 15 km in the latter years of the project. The first stage slurry pumps will be located at the extraction pad. As the overland distance increases, booster pumps will be located as required along the route. The slurry transportation system has been designed to operate at approximately 25% solids. This allows the slurry process to be stopped and then restarted without having to empty the pipeline.

Once the slurry reaches the main process facilities it will be piped directly into the wet process facility for further treatment. As discussed, the extraction, slurry transport and wet process facilities will be operational 8 months of the year.

670,000
680,000
690,000
5,500,000
5,490,000
5,480,000
5,470,000
City of Steinbach
Watson P. Davidson Wildlife Management Area
Kilometers
0 1.5 3
Scale 1:185,000
(At original document size of 8.5x11)

Legend

- Power Line
- Pipeline
- Road
- CN Rail Line
- GWWD Rail Line
- 15m Carbonate Thickness Contour
- Mining Claims
- City / Town
- Protected Areas (Parks)
- MTonnes Raw Sand

Extraction Plan by Year

1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24

Undeveloped Area

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Integrated Mining and Quarrying System (gov.mb.ca); Geospatial

Stantec | SiO SILICA

INITIAL ASSESSMENT DEN PROPERTY

Proposed Extraction Plan

Figure 13-1

DRAWN BY: M.B. CHK'D BY: K.W. DATE: 5/5/2023	FILE: Fig_Den_24yr_ExtractionPlan V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Document Path: V:\1295\active\129500488\Discipline\Geology\ArcGIS\DEN\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

13-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

14	PROCESS AND RECOVERY METHODS

Details related to the process and recovery methods utilized for the DEN Property have been assumed to be similar to methods developed for the BRU Property.

The processing component of the DEN silica operation is guided by a modular and multi-stage recovery process. The four general areas are:

●	A modular well pad screening and dewatering plant for slurry preparation;

●	A dewatering circuit or ‘wet plant’ for raw sand separation;

●	A dry screening plant for final sizing and beneficiation; and

●	The storage and loadout system.

14.1	Well pad screening circuit

The well pad screening circuit is a modular and relocatable system situated at a well pad. Each screening unit is comprised of a series of sumps, screens, and cyclones to ensure the overland slurry transport pipeline is properly fed in terms of size and slurry concentration. The operation is anticipated to have multiple units and several parallel trains of each unit. The units are identified alphanumerically, with a numeral for each unit, e.g. SUW1 identifies the number one (1) Sump (SU) at the well pad (W). A letter identifies one of the two trains, either A or B train. The well pad process is generally as follows:

Incoming slurry from extraction is delivered to a two deck 6’x16’ protection screen resting atop at sump; overs from the screen are anticipated to be minimal and will be mainly various cobbles and conglomerates. Screen unders are collected in the sump and pumped to a three-part collection sump in the dewatering plant. The three-part collection sump comprises the initial step of the well pad dewatering plant, allowing the fines and sand to settle and thicken and the water to decant from the initial dilute slurry feed. The settled or thickened solids are pumped to feed a series of 20” cyclones, separating again the ultrafines and gravels. Overflow from the cyclones is recycled to the three-compartment sump for a closed loop circuit; underflow from the cyclones feeds a pair of dewatering screens in series. The sand is then prepared for overland slurry transport in the collection sump. Makeup water is added, diluting the slurry to 28% solids, and pumped to the wet plant.

Table 14.1 summarizes the key process equipment for the well pad and dewatering plant up to the overland slurry transport.

14-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 14.1

Key Process Equipment – Well Pad and Dewatering Plant

Item	Identifier (# and train)	Notes/Capacity
Sump, Well pad	SUW1/2/3/4/5 A&B
Sand Screen	SCW1/2/3/4/5 A&B	6’x’16’ DD
Sand transport pump	PW1/2/3/4/5 A&B	4x6 60 HP
Three compartment sump	SU02 A&B
Return water pump to well pad	PW1/2/3/4/5 A&B	4x6 40 HP
Transport pump, DW plant	P02 A&B	12x14 250 HP
Sand Cyclone	CY2-1/2/3/4 A&B	20” Krebs GMax
Dewatering Screen	SC02-1/2 A&B	Tabor 8’x12’ SD
Collection sump	SU03 A&B
Overland transport pump	P03 A&B	8x10 250 HP

Generally, the well pad circuit components from the initial sumps SUW 1/2/3/4/5 A&B and the well pad dewatering plant SU02 A&B through P03 A&B are anticipated to be in close vicinity to one another to facilitate inter-operability of allocated infrastructure. The return water pump and sand pumps are designed for approximately 1,500’ radius to allow some flexibility if required.

Overland transport pumps are intended to be staged on 3,000’ intervals. As the extraction process progresses further from the wet plant or additional head is encountered due to changing conditions, another booster pump arrangement is required. Preliminary designs indicate 14DR11 piping for the overland slurry transport.

14.2	Wet Plant

The wet plant receives the incoming slurry from the overland piping system. Similar to the dewatering plant, a three-part collection sump comprises the initial step of the wet plant, allowing the fines and sand to settle and thicken and the water to decant from the initial dilute slurry feed. The settled or thickened solids are pumped to feed a series of 20” cyclones in this case serving as dewatering and thickening cyclones. Overflow from the cyclones is recycled to the three- compartment sump and then to the clarifier; underflow from the cyclones feeds a pair of dewatering screens in series. Underflow from the screens returns to the three-compartment sump. Screen deck discharge is collected via conveyor to be stockpiled in the WIP pile. Cyclone underflow can also be diverted processing by wet high intensity magnetic separation (WHIMS) units, by Eriez, to reject the weakly magnetic and ferrous metal inclusions. The rejected material is collected and separated in a separate stream, with the remaining siliceous sand continuing forward to the WIP pile.

A fines thickener receives slurried fines from the cyclone overflow via the three-compartment sump. Based on the preliminary sizing, the deep cone thickener will settle the dilute fines entrained in the cyclone overflow, producing a thickened slurry. The slurry will be further dewatered by a pair of 2,000 mm plate presses in batch parallel mode, to provide sufficient capacity for the anticipated full throughput and to dewater to a handleable cake. Fines are handled by front-end loaders (FEL) to remove the produced cakes; clarified overflow will be recycled to the slurry transport system from the wet plant thickener and plate press system.

14-2

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Wet plant key process equipment is identified in Table 14.2.

Table 14.2

Key Process Equipment – Wet Plant

Item	Identifier (# and train)	Notes/Capacity
Three compartment sump	SU04 A&B
Return water pump to well pad	PO 5 A&B	10x12 125 HP
Transport pump, Wet plant	P02 A&B	10x12 250 HP
Sand Cyclone	CY4-1/2/3/4 A&B	20” Krebs GMax
Dewatering Screen	SC04-1/2 A&B	Tabor 8’x12’ SD
Collection Conveyor	C101/102/103
Thickener/Clarifier	THK101	36’ dia. Deep cone.
Mud Tank	MT101
Filter Press Sump Pump	SP102
Plate press	PP101/102	2,000 mm plate, 207 plates
Wet high intensity magnet	WM 101/102

Figures 14.1 through 14.6 illustrate the anticipated process flow sheets.

14-3

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

734 GPM M.U.W. FROM PUMP "PW3A RET" SHT. PHASE 1 AREA 3A
W3A
SCW3A
OVERFLOW TO PIT
2 DECK 6'x16' VIBRATING SCREEN
6" DR17 – 1500'
TO COLLECTION PUMP "SU02A" SHT PHASE 1 AREA 3A
PRODUCTION WELL 3A
PW3A
FM3A
6" SLURRY FLOW METER
0-100 GPM MAKE-UP WATER FOR STIR WATER
SUW3A SUMP W/SCREEN
PW3A 4x6 CW 60 HP SAND SUMP TRANSPORT PUMP
691 GPM M.U.W. FROM PUMP "PW4A RET" SHT. PHASE 1 AREA 3A
W4A
SCW4A
PRODUCTION WELL 4A
PW4A
FM4A
SUW4A SUMP W/SCREEN
PW4A 4x6 CW 60 HP SAND SUMP TRANSPORT PUMP
782 GPM M.U.W. FROM PUMP "PW2A RET" SHT. PHASE 1 AREA 3A
W2A
SCW2A
PRODUCTION WELL 2A
PW2A
FM2A
SUW2A SUMP W/SCREEN
PW2A 4x6 CW 60 HP SAND SUMP TRANSPORT PUMP
662 GPM M.U.W. FROM PUMP "PW5A RET" SHT. PHASE 1 AREA 3A
W5A
SCW5A
PRODUCTION WELL 5A
PW5A
FM5A
SUW5A SUMP W/SCREEN
PW5A 4x6 CW 60 HP SAND SUMP TRANSPORT PUMP
807 GPM M.U.W. FROM PUMP "PW1A RET" SHT. PHASE 1 AREA 3A
W1A
SCW1A
PRODUCTION WELL 1A
PW1A
FM1A
SUW1A SUMP W/SCREEN
PW1A 4x6 CW 60 HP SAND SUMP TRANSPORT PUMP
Preliminary Design
Line Legend
WATER
PRODUCT
DIRTY WATER
COMP. AIR
mTPH
USGPM
% SOLIDS
S.G.
Flow Box Key

Figure 14–1

Well Pad "A" Wet Plant Feed – Process Flow Diagram – Phase 1 Area 1A

PROCESS ENGINEERS AND EQUIPMENT CORPORATION

7716 W. Rutter Parkway, Spokane, WA 99208
Phone (509)468-8201 Fax (509)468-8970
www.processengineers.com

© 2021 PROCESS ENGINEERS AND EQUIPMENT CORPORATION
All Rights Reserved
This drawing contains proprietary trade secret information of Process Engineers And Equipment Corporation and any reproduction or use without the expressed written permission of Process Engineers And Equipment Corporation is prohibited.

SioSilica Wet Plant – Phase 1 Area 1A
315 Mtph Well Pad "A" Wet Plant Feed– Process Flow Diagram

DRAWN BY	TAP	APP'D BY	J.S.
JOB #	21571	SCALE	NA
DRAWING #	21571 PHASE 1 AREA 1A	DATE	3/30/21

14-4

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

CY2A1
20" gMAX CYCLONE
CY2A2
20" gMAX CYCLONE
CY2A3
20" gMAX CYCLONE
CY2A4
20" gMAX CYCLONE
MAN2A1
RUBBER LINED FEED MANIFOLD
MAN2A2
RUBBER LINED FEED MANIFOLD
MAN2A
RUBBER LINED FEED MANIFOLD
MANIFOLD
SCO2A1
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SCO2A2
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SUPPORT STRUCTURE (TYP)
FROM TRANSPORT PUMPS "PW1A>5A PHASE 1 AREA 1A
MAKE-UP WATER TO MINE SCREENS PHASE 1 AREA 1A
1500' 6" DR17
TO FILTRATION BY OTHERS
PW1>5A_RET
(5) 4x6 GIW 40 HP SUMP TRANSPORT PUMPS
SU02A
3 COMPARTMENT COLLECTION SUMP
PD2A
250 HP SUMP TRANSPORT PUMP
3250 GPM M.U.W. FROM PUMP "P10A" SHT. PHASE 1 AREA 5
0-100 GPM MAKE-UP WATER FOR STIR WATER
SU03A
COLLECTION SUMP TO WET PLANT
PD3A
250 HP SUMP TRANSPORT PUMP
14" DR11 – 3000'
FM7A
14" SLURRY FLOW METER
TO WET PLANT SUMP "SU04A" PHASE 1 AREA 4A
Preliminary Design
Line Legend
WATER
PRODUCT
DIRTY WATER
COMP. AIR
mTPH
USGPM
% SOLIDS
S.G.
Flow Box Key
Well Pad "A" Dewatering Plant
Process Flow Diagram Phase 1 Area 3

Figure 14-2

PROCESS ENGINEERS AND EQUIPMENT CORPORATION

7716 W. Rutter Parkway, Spokane, WA 99208
Phone (509)468-8201 Fax (509)468-8970
www.processengineers.com

© 2021 PROCESS ENGINEERS AND EQUIPMENT CORPORATION
All Rights Reserved
This drawing contains proprietary trade secret information of Process Engineers And Equipment Corporation and any reproduction or use without the expressed written permission of Process Engineers And Equipment Corporation is prohibited.

Sio Silica Slurry Project – Wet Plant Proposal – Phase 1 Area 3
315 Mtph Well Pad "A" Dewatering Plant – Process Flow Diagram

DRAWN BY	TAP	APP'D BY	J.S.
JOB #	21571	SCALE	NA
DRAWING #	21571 PHASE 1 AREA 3A	DATE	3/29/21

14-5

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

16A1
16A2
16A3
16A4
CY4A1
20" gMAX CYCLONE
CY4A2
20" gMAX CYCLONE
CY4A3
20" gMAX CYCLONE
CY4A4
20" gMAX CYCLONE
MAN4A1
RUBBER LINED FEED MANIFOLD
MAN4A2
RUBBER LINED FEED MANIFOLD
MAN4A
RUBBER LINED FEED MANIFOLD
MANIFOLD
12A1
12A2
16A1,2,3,4
13A1
13A2
150 GPM MAKE-UP WATER FROM PUMP "P11A" SHT. PFD-05
SPRAY BAR
SC04A1
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SC04A2
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
14A1
14A2
SUPPORT STRUCTURE (TYP)
15A1
15A2
FROM TRANSPORT PUMP "P03A" SHT. PHASE 1 AREA 3A
14A1+14A2
C04-1
COLLECTION BY OTHERS
TO CLARIFIER
17A
12A
P05A
10x12 GIW 125 HP SUMP TRANSPORT PUMP
SU04A
3 COMPARTMENT COLLECTION SUMP
P04A
10x12 GIW 250 HP SUMP TRANSPORT PUMP
Preliminary Design
ISSUED FOR REVIEW
Line Legend
WATER
PRODUCT
DIRTY WATER
COMP. AIR
mTPH
USGPM
% SOLIDS
S.G.
Flow Box Key

Well Pad "A" Wet Plant – Process Flow Diagram – Phase 1 Area 4 Figure 14-3

PROCESS ENGINEERS AND EQUIPMENT CORPORATION

7716 W. Rutter Parkway, Spokane, WA 99208
Phone (509)468-8201 Fax (509)468-8970
www.processengineers.com

© 2021 PROCESS ENGINEERS AND EQUIPMENT CORPORATION
All Rights Reserved
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Sio Silica Slurry Project – Wet Plant Proposal – Phase 1 Area 4
315 Mtph Well Pad "A" Wet Plant – Process Flow Diagram

DRAWN BY	TAP	APP'D BY	J.S.
JOB #	21571	SCALE	NA
DRAWING #	21571 PHASE 1 AREA 4A	DATE	3/30/21

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

639 mtph
30.0%solids
1491 m^3/h
1732 m^3/h
866 m^3/h
866 m^3/h
mm % Pass
1.68 100
1.19 99
0.84 99
0.595 99
0.42 99
0.297 92
0.25 68
0.21 49
0.177 23
0.149 10
0.105 2.2
0.074 1.8
639 mtph
30.0%solids
1491 m^3/h
1732 m^3/h
SU101
SP101
Magnet 1
Magnet 2
Magnet 3
Magnet 4
397 m^3/h
397 m^3/h
397 m^3/h
397 m^3/h
11 mtph
20.0%solids
44 m^3/h
48 m^3/h
SP301
Link #6
Waste from Dry Plant
Well Water Tank
FLOC101
Floc Mixing & Dosing
BLD101
18 mtph
.6%solids
2954 m^3/h
2961 m^3/h
MAN101
CY101-103
EH101
LIME ADDITIVE
Legend
mtph solids
% solids by wt.
m^3/h Water
m^3/h slurry
47 mtph
2.8%solids
1630 m^3/h
1648 m^3/h
CY104-106
THK101
33-33-33 %
DWS104
DWS101
DWS102
DWS103
2954 m^3/h
WT101
29 mtph
40.0%solids
43 m^3/h
54 m^3/h
Water Tank
STU102
STU103
STU104
SP102
Mud Storage Tank
C101
SU102
SP103
SU103
MT101
34 m^3/h
47 mtph
84.0%solids
9 m^3/h
27 m^3/h
592 mtph
26.3%solids
1659 m^3/h
1882 m^3/h
574 mtph
84.0%solids
326 m^3/h
109 m^3/h
100-0 %
SP102
PP101
PP 102
8000 gpm to Magnets
200 gpm to dry plant for dust pump
2000 Make up water around wash plant
1000 gpm - floc/thickener/Press
4000 gpm - gpm to Mine
47 mtph
Magnetics
C102
C103
29 mtph
75.0%solids
10 m^3/h
21 m^3/h
AC101
mm % Pass
0.42 100
0.297 93
0.25 68
0.21 48
0.177 21
0.149 8.3
0.105 0.7
0.074 0.4
574 mtph
BS101
-0.84 +0
-0.42 +0
530,000 mt WIP Pile
1600 mt Pile

Preliminary Design

Calculation results may differ due to variations in operating conditions and application of crushing and screening equipment. This information does not constitute an express or implied warranty, but shows results of calculations based on information provided by customers or equipment manufacturers. Use this information for estimating purposes only.
All calculations performed by AggFlow. http://www.AggFlow.com

Sio Silica
21015-FLOW-REV3.agzx
Chuck Baxter
Plant Stage #1: Wet Plant Area
Project #: 140376 Revision #: 687446 Date: December/20/2022

Figure 14-4

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

21015-FLOW-REV1.agzx

Dry Plant Area
472mt
G205
G209
INV201
INV202
3,000mt 40/70
3,000mt 70/140
3,000mt 70/140
3,000mt 40/70
Preliminary Design

Calculation results may differ due to variations in operating conditions and application of crushing and screening equipment. This information does not constitute an express or implied warranty, but shows results of calculations based on information provided by customers or equipment manufacturers. Use this information for estimating purposes only.
All calculations performed by AggFlow. http://www.AggFlow.com

Sio Silica
21015 Flow
Tab Butler
Plant Stage #1: Dry Plant Area
Project #: 111138 Revision #: 521885 Date: April/5/2021

Figure 14-5

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

21015-FLOW-REV1.agzx

Truck Loadout Area
Super Sack Loadout Area
Rail Loadout Area

Preliminary Design

Calculation results may differ due to variations in operating conditions and application of crushing and screening equipment. This information does not constitute an express or implied warranty, but shows results of calculations based on information provided by customers or equipment manufacturers. Use this information for estimating purposes only.
All calculations performed by AggFlow. http://www.AggFlow.com

Sio Silica
21015 Flow
Tab Butler
Plant Stage #1: loadout Area
Project #: 111138 Revision #: 521885 Date: April/5/2021

Figure 14-6

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

14.3	Dry Screening plant

Dry screening plant begins at the reclaim from the WIP pile. Raw sand is reclaimed from the WIP storage area via front end loaders and fed into a feed hopper with a vibrating grizzly feeder feeding an impactor to break any lumps or potentially conglomerated material while in the WIP storage area. A Louisville rotary dryer will drive off excess moisture, designed to take to nominally 2% moisture. The remaining dry plant is continued through bucket elevators to four parallel sets of Rotex sizing screens, for product sizing and separation prior to storage and loading operations. The key dry plant equipment is identified in Table 14.3.

Table 14.3

Key Process Equipment – Dry Plant

Item	Identifier (# and train)	Notes/Capacity
Vibrating Grizzly	VGF201	62”x24’ grizzly
Impactor	CR201	Lippman 5165 Impactor
Screen	C202	6’x20’ 3 deck screen
Rotary Dryer	DRY201
Screening	SCR202 through 209	Rotex 5300 2 Deck screen

The dry plant is partially enclosed, with the dryer and main screens and sizing contained within a building structure.

14.4	Storage and loadout

Storage and loading battery limits are fed by bucket elevators to four (4) of 3,000 tonne silos (each). These 100’ tall bolted silos are positioned to provide storage for the planned production in two independent trains of equal capacity. Each train of two silos is reclaimed via independent reclaim conveyors to two sets of two (total of four) rail loading batch silos. Each silo has 75 tonnes of capacity, allowing for a total of 150 tonnes of capacity on each loading track.

14.5	Plant Design and Construction

Turnkey Process Solutions (TPS) has provided designs for the wet plant, dry plant, train loadout and the storage silos. TPS is experienced in plant specification, design and construction, and has worked with Sio Silica throughout the design process and engagement on the project.

TPS have developed plant simulations and models to assess the potential plant recovery. These models are based on TPS inspection of and analysis of the DEN project samples and historic test work. Based on this analysis, losses in yield have been accounted for as follows: 4% losses in extraction and wet handling and an additional 3% losses in drying and dry handling.

14.6	Rail design and construction

The rail alignment has been developed by another design contractor, integrated with the Sio Silica team. Trans Energy Services has assessed the site to deliver potential rail services and initial track layouts. Initial concepts have been laid out for the dual loading systems and are laid out in the attached preliminary design schematics.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

15	INFRASTRUCTURE

Details related to the infrastructure for the DEN Property have been assumed to be similar to the infrastructure required for the BRU Property.

15.1	Rail

Rail designs were conceptualized by Trans Energy Services, an outside rail consultant contracted by Sio Silica to design an operating system for the rail operation. Generally, the design will interface with the existing Canadian Pacific (CP) line and is compliant with the current CP design specifications. The design includes track and sub-grade, sub-ballast, and a perimeter access and inspection road, all compliant to CP design specifications. The multi-loop design includes the capacity to store additional rail cars, or to adapt the operation to container-based loading with future expansion efforts.

15.2	Power

Power to the extraction pad processing and booster pumps will be supplied by relocatable gensets, connected via feeder cables. Incoming power to the wet and dry plant is anticipated to connect to the nearest Manitoba Hydro lines. For the purposes of this report, a high voltage connection line of approximately 1 mile (1.6 km) was allowed for tie-in to the nearest high voltage connection. A substation, with step down transformer and control system, was provided to change to medium distribution voltage. An allowance was made for a power study with the local utility.

15.3	Access

Site access is via local roads and highways. Considering that no local distribution of the final product is planned, the only access should be for Sio Silica workers, labourer’s, and vendors.

15.4	Gas Line

Review of the available gas lines in the area indicate an approximate 22 km overland gas pipeline to provide the gas for the rotary dryer system at the Dry Plant. Stantec has allowed for the tie-in and construction of the line to the dry plant.

15.5	Maintenance facility

A simple maintenance facility designed from arched fabric structures has been designed to allow all weather access and maintenance on mobile equipment. Commonly, these structures are developed with a concrete slab on grade, with a minor curb wall either of blocking or poured structure, to develop an enclosed working surface. The area is planned for mobile equipment maintenance, as well as maintenance on pumps, skids, or electrical equipment.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

15.6	Offices

Office and lavatory space has been accounted for with three 24 ft x 60 ft units to house all site office and logistics, plus a single 12 ft x 32 ft lavatory trailer.

15.7	Operations trailer

An operations trailer at the at the extraction well pad has been conceptualized to provide an operating center for the drilling, screening, pumping and overland pipeline system.

15.8	Process water Well

Makeup water will be required at the plant site for initial startup and development. An allowance for one well at the plant site has been estimated.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

16	MARKET STUDIES

16.1	Introduction

Sio Silica is intending on producing high-quality premium silica sand for end use in the technology markets. The 99.9% SiO2 and low iron content (<100ppm Fe) are typically marketed to manufacturers of solar glass, smart glass for computing and mobile device applications, and semiconductors, among other uses, and receive a premium compared to 95% SiO2 purity. A confidential marketing study was completed by a third party, on behalf of Sio Silica, focused on the premium silica market and salient points are extracted from the study and discussed in further detail below.

16.2	MARKETS/ DEMAND

The global market for silica sand is approximately 350 million tonnes per annum, with approximately three quarters of that total in North America (112 million tonnes) and Asia Pacific (154 million tonnes), as of 2021. The growth has historically been at a compound annual growth rate (CAGR) of 3.6% over the past five years. Of this global market, the high purity market consists of approximately 13 million tonnes per annum.

The North American market for high purity, low iron silica has been in the 1 million tonne per annum range historically through 2021 and is anticipated to grow to 2 to 3 million tonnes per annum by 2025, principally driven by the photovoltaic market and technology applications. The growth of PV solar glass is projected at 30% CAGR principally driven by improved economics through manufacturing and new legislation supporting domestic solar PV manufacturing. A 15% compound annual growth rate is projected for smart (technology) glass applications, based on similar regulatory reforms and increased adoption rates.

16.3	COMPETITION

Supply of high purity quartz to the Asian market has traditionally been supplied via Vietnam and Cambodia. Both countries have scaled back exports to China to strengthen their local manufacturing, resulting in a supply shortage in the rest of Asia and therefore higher delivered prices. These higher prices have incented new mines in Australia, with as much as 10 million tonnes per annum potentially coming online by 2026. The anticipated growth in the high purity silica market has provided motivation to other potential sources of supply in Australia, according to the marketing report. It is anticipated that the supply from these to-be-developed proposed mines will require additional beneficiation, adding costs to the mine gate pricing. The timing and tonnage of this new supply and the level of the beneficiation, and associated costs, is uncertain. Australian mining companies are expected to be the primary exporter to China; however, it is unclear how much will materialize, according to the marketing study. In the future scenario, Australian mining companies may potentially have lower delivered costs compared to other international peers for solar glass applications, but will require beneficiation for smart glass applications, resulting in a higher delivered price.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

There are only two mines in the US today capable of providing low iron silica sand (99.9% SiO2, <100 ppm) totaling approximately 1 million tonnes per annum of supply. These two mines are:

●	US Silica mine in RockWood, MI. (0.45 Mtpa of production)

●	Covia mine in Junction City, GA. (0.55 Mtpa of production)

The risk of supply substitution for high purity markets is low. Recycled glass is only used for low purity applications. A very limited potential for quartz production of about 0.5 million tonnes per annum as byproduct of lithium production, although this stream is currently immature and will be subject to further verification and testing.

16.4	CONTRACTS and POTENTIAL OFFTAKERS

According to the marketing study, typical contracts are two-to-three-year renewable contracts indexed to inflation, and identified with a specific purity, quality, and quantity. In a similar fashion, there are typically penalties for not meeting these criteria.

Sio Silica has provided Stantec with documents regarding product pricing agreements from three companies.

Agreement #1

The first document is a proposed sales and purchase agreement contract between Sio Silica and Company 1, that Sio Silica has indicated should be finalized in the fourth quarter of 2023. The document states a sales price of US$180 per MT FOB loading port for 500,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$149 per MT.

The initial term of this proposed agreement is from January 1, 2024 to December 21, 2026. Thereafter term of the agreement will be automatically renewed for an unlimited number of one (1) year terms unless terminated by either the buyer or the seller.

Agreement #2

The second document is a Memorandum of Understanding between Sio Silica and Company 2 and dated September 15, 2022. The document states a sales price of US$250 per MT FOB loading port for 800,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$240 per MT.

Both the buyer and the seller agree to use their best efforts to enter into a binding Sales Agreement in the first quarter of 2024.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Agreement #3

The third document is an engagement agreement between Sio Silica and Company 3 and dated November 1, 2022. The document states a sales price of US$200 per short ton FOB Mine Gate for 1,200,000 short tons per annum. The agreement also stipulates a service fee equal to 15% of the gross amount of the purchase price paid. When conversion to metric tonnes and the 15% fee are considered, it equates to a mine gate price of CDN$243.60 per MT.

The term of this agreement is unlimited unless terminated by either the buyer or the seller.

Product Pricing

Stantec used a weighted tonnage per annum price from all three agreements for the initial years of the analysis. A weighted tonnage per annum price for the last two agreements was used from 2030 until the end of the project life.

Product Quality

The first two agreements specify that the quality parameters for the delivered sand shall be a silicon dioxide (SiO2) percentage greater than or equal to 99.9% and Fe2O3 content less than or equal to 100 ppm.

It is the opinion of Stantec that given the results of the sand analysis discussed in Section 8, the sand pricing discussed above is applicable to the DEN Property resource and as such has been used in this Study.

Stantec does note, however, that confirmed sales agreements or contracts for the full levels of silica sand production that form the basis of this Study have yet to be finalized.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

Sio Silica has engaged AECOM to provide consulting support through the regulatory approval process.

The regulatory approval process for the adjoining BRU property has advanced significantly. Although the regulatory process for the DEN Property has not yet commenced, Stantec envisions that it will be materially similar to the BRU process. For further details please refer to the Technical Report Summary BRU Property Manitoba, Canada.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

18	CAPITAL AND OPERATING COSTS

18.1	Cost Summary

Cost estimates were prepared for the development and operation of the DEN Project. Unit costs are expressed as dollars/clean tonne, unless specified otherwise.

The cost estimates and resulting cash flow analysis were prepared in constant 2023 Canadian dollars (C$). The exchange rate of US$0.77 to C$1.00 was used for the project.

The following sources and approaches were used:

●	Extraction and slurry pumping costs were based on estimates prepared by Sio Silica. Wet plant processing, dry plant processing and associated equipment, screening plant, silos, and rail loading systems were developed by Turnkey Process Solutions (TPS). TPS likewise developed budgetary estimates for capital construction and installation costs.

●	Rail transportation costs were provided by CN.

●	Rail siding construction estimates were provided by Trans Energy Services, Sio Silica’s independent consultant and rail specialist. These are based on preliminary designs and development work completed by Trans Energy.

●	Other infrastructure and facilities estimates were compiled by Stantec based on vendor quotes, and discussions with Sio Silica.

●	Operating expenses were estimated by Sio Silica.

●	Labour costs, developed by Sio Silica, were based on knowledge of current labour agreements.

●	Management and staff salaries were estimated by Sio Silica, based on Stantec input on current mining salaries in Western Canada, and in consultation with Sio Silica on their anticipated burden.

●	Electricity rate for process facility operations provided by publicly available sources on Manitoba Hydro and through discussions between Sio Silica and the utility.

18.2	Project Capital Costs

The methods and procedures used to develop the capital cost estimate are described in the following subsections. Project capital costs were sourced from various vendors, and from Stantec’s database of capital costs.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

18.2.1	Capital Cost Summary

The capital cost summary for the DEN project extraction area is outlined in Table 18.1.

The DEN project has been developed to capture the 2.93 MTPA of insitu production, and requisite capital to extract, process, and load the product. The battery limits begin at extraction well pad, including well rigs, the overland slurry line initial pump stations, booster pump and through to the wet and dry plant, as well as the silos, rail, and supporting infrastructure.

It should be noted that no contingency is applied in the table.

Table 18.1

Capital Cost Summary – (C$), no Contingency

Area	Summary Cost, (C$)
Extraction	$43.5M
Wet Plant	$73.8M
Dry Plant	$85.4M
Rail and TLO	$36.3M
Overland Slurry Pipeline Controls	$6.2M
Infrastructure	$15.9M
Engineering, Project Management & Permitting	$2.5M
Total	$263.6M

18.2.2	Contingency

A 7% contingency has been applied to all capital cost items to account for any unforeseen or otherwise unanticipated cost elements that could be associated with development and operation of the project. Contingency for the DEN project totals $17.2M.

18.2.3	Sustaining Costs

Sustaining costs are captured under the operating cost sections below including additional land, extraction wells, slurry line and booster pumps, and as well the plant repair and maintenance costs.

18.3	Project Operating Costs

The project team developed the operating costs using construction lengths, land requirements, operating units, and process or dryer unit preliminary power and gas consumption. Areas of operating costs breakouts include:

●	Land leasing

●	Land prep and reclaim

●	Well Production

●	Slurry Transport

●	Wet Process

●	Support Equipment

●	Dry Process

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

●	Loadout

●	Rail Costs

●	Manpower

●	General and Administration

The diesel fuel cost assumption is $1.59/litre. Propane gas costs are estimated at $0.38/litre propane. Natural gas is estimated at $0.188/m3. As well, the power costs from Manitoba Power are indicative rates based on preliminary verbal discussions. The estimated power rate is $0.045/ kW-hr.

18.3.1	Land Leasing

Land Leasing costs are based on the mine development plan, shown earlier in this study. The developed hectares are considered for the projected extraction plan, and a lease cost of $0.22/t is applied based on work by Sio Silica.

18.3.2	Land Preparation and Reclamation

Land prep and reclaim considers the mulching requirements for the area of the extraction development.

18.3.3	Well Production

Well production is a function of tonnes produced, and the phase of the project. Typical well costs were provided by the Sio Silica team. Drilling costs per well were estimate by Sio Silica at $14,759 per well; abandonment costs are estimated at $3,352 per well; personnel costs are estimated at $10,430 per well. Extraction area processing is planned to operate approximately 203 days per year to allow for the seasonal operating conditions of the pipeline and extraction pads.

Slurry transport through overland piping is based on an initial pumpstation at or near the wellpad, then booster pumps added or removed to maintain the slurry line velocity and head. A buildup of slurry pipeline costs include an operator at the well pad, an operator at the dewatering plant, and a maintenance operator roving the system. Each position will be repeated on day and night shift over the anticipated March to October timeframe.

18.3.4	Wet process, Dry Process, and Loadout

Wet process, Dry process and Loadout operating costs are an allowance for maintenance and consumables, as well as gas and power within the plant. Gas consumption is based on the current concept of the dry plant and heating load anticipated to run the dryers. The dryer gas cost is based on the assumption that Year 1 will require trucked propane gas; Year 2 onward will include gas delivered via pipeline at a lower cost rate. It should be noted that the Wet process includes a magnetic separation or beneficiation stage at $0.72 per tonne.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

18.3.5	Support Equipment

Support equipment consists of the mobile equipment that is required to operate the mine, and their upkeep and fuel consumption. The mobile equipment required for the project includes:

●	Skidsteer Loader (1)

●	Pickup truck (3)

●	Service Truck (1)

●	Manlift (1)

●	Water Truck (1)

●	Off road forklift (1)

●	Railcar mover (1)

●	982M (2)

18.3.6	Rail & Port

Sio Silica has utilized rail costs of $65 per clean tonne and port costs of $20 per clean tonne for sand delivered to ports in Vancouver. Rail costs to other destinations in North America will vary. Sio Silica has adopted a mine gate pricing scenario for this IA.

18.3.7	Manpower

Manpower estimates are based on staffing at the wet, dry and rail loadout areas, with overall support from salaried management. Wellpad staffing is accounted for in the cost per well estimate noted above. Staffing levels for the project are shown in the Table 18.3 outlining anticipated projected roles and responsibilities. The reader should note that annual salary is provided for professional staff while hourly rates are provided for the labour positions.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 18.2 Manpower Roster and Costs

Manpower
Role	Number of Employees	Straight-time Compensation, incl. Fringes C$ and C$/hr
Plant Manager	1	$218,400 annual
Accountant	1	$154,700 annual
Lab Manager	1	$147,000 annual
Foreman	4	$145,600 annual
Field Geologist	4	$119,000 annual
Lab assistant	1	$84,000 annual
Quality Control	2	$36 / hr
Plant Operator	4	$46 / hr
Utility	8	$49 / hr
Loadout / Rail	4	$44 / hr
Laborer / Bagging	2	$40 / hr
Maintenance 2	2	$49 / hr
Mobile Equipment	4	$42 / hr
Health and Safety Manager	1	$140,000 annual
Environmental Compliance	1	$130,000 annual
Land Management	1	$110,000 annual
Logistics Coordinator	1	$90,000 annual
Warehouse Manager	1	$80,000 annual
Warehouse Assistant	1	$65,000 annual
Asset (Equipment) Manager	1	$120,000 annual
Mechanic	1	$110,000 annual
Jr Mechanic	1	$90,000 annual
Mill Wright	1	$140,000 annual
Welder	1	$100,000 annual
Helper	1	$65,000 annual
Electrician	1	$120,000 annual
Secretary Front Office	1	$55,000 annual
Hydrogeologist	1	$140,000 annual
Field Technology Support	1	$90,000 annual
Heavy Equipment Operator	1	$100,000 annual
Total	55

18.3.8	General and Administrative Costs

General and administrative expenses for the DEN project were developed on an annual allowance of $1,800,000. The G&A costs are intended to cover items such as legal services, financial support, marketing, office supplies, consultants, and other items.

18.3.9	Operating cost Summary

The total operating cost summary is shown in Table 18.4. In year 1, each extraction site utilizes dedicated supervision leading to higher initial costs. Extraction operation costs are reduced in later years as operations supervision is planned to be centralized. Slurry transport costs are lower in early years due to shorter slurry pumping distances. Dry processing costs are calculated based on the change from trucked propane in Year 1 while the gas line is developed. From Year 2 production onward, operating costs reflect that the installation of a natural gas pipeline and the use of natural gas as opposed to propane.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 18.3

Life of mine Operating Cost Summary, C$

	Year 1 C$/tonne	Year 2 onward C$/tonne
Extraction	$12.53	$8.62
Slurry Transport	$1.74	$2.90
Wet Processing	$5.07	$5.07
Dry Processing	$11.99	$8.63
Site Labor	$1.28	$1.28
Insurance	$0.38	$0.38
Total OPEX	$32.99	$26.88

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

19	ECONOMIC ANALYSIS

Sio Silica prepared the economic analyses for the DEN operation and provided the model to Stantec. Stantec reviewed the model and determined it to be appropriate for the purposes of the Study.

The economic analyses for this study includes the calculation of Net Present Value (NPV) on a before and after-tax basis. The estimates assume that production, cost targets, pricing and sales goals are achieved. Any deviation from those values affects the determination of NPV.

A cash-flow forecast has been developed for the life of the project. This includes a one-year pre- production phase (prior to sales). The production period is 25 years. The NPV is calculated in Year 0, the first year of pre-production. This is 2026 in the project schedule.

19.1	Assumptions

19.1.1	Exchange Rate

Stantec has utilized an exchange rate of 1.30 to convert US dollars to CDN dollars.

19.1.2	Rail Transportation Costs

Sio Silica solicited a quotation from Canadian National Railway (CN) for the transportation of silica sand from the DEN Property to port destinations in Vancouver, British Columbia. This quotation was factored to include both fuel and rail car rentals, resulting in a rail rate of C$ 65/tonne.

19.1.3	Port Costs

Sio Silica solicited estimates from Vancouver port experts for the unloading of silica sand from bulk railcars and packaging in FIBC super sack bags. As a result, port costs of C$ 20/tonne were used in the IA.

19.1.4	Product Pricing

Sio Silica has provided Stantec with documents regarding product pricing agreements from three companies.

Agreement #1

The first document is a proposed sales and purchase agreement contract between Sio Silica and Company 1, that Sio Silica has indicated should be finalized in the fourth quarter of 2023. The document states a sales price of US$180 per MT FOB loading port for 500,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$149 per MT.

Both the buyer and the seller agree to use their best efforts to enter into a binding Sales Agreement in the first quarter of 2024.

19-1

TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Agreement #2

The second document is a Memorandum of Understanding between Sio Silica and Company 2 and dated September 15, 2022. The document states a sales price of US$250 per MT FOB loading port for 800,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$240 per MT.

Agreement #3

The third document is an engagement agreement between Sio Silica and Company 3 and dated November 1, 2022. The document states a sales price of US$200 per short ton FOB Mine Gate for 1,200,000 short tons per annum. The agreement also stipulates a service fee equal to 15% of the gross amount of the purchase price paid. When conversion to metric tonnes and the 15% fee are considered, it equates to a mine gate price of CDN$243.60 per MT.

The term of this agreement is unlimited unless terminated by either the buyer or the seller.

Product Pricing

Stantec used a weighted tonnage per annum price from all three agreements for the initial years of the analysis. A weighted tonnage per annum price for the last two agreements was used from 2030 until the end of the project life.

Product Quality

The first two agreements specify that the quality parameters for the delivered sand shall be a silicon dioxide (SiO2) percentage greater than or equal to 99.9% and Fe2O3 content less than or equal to 100 ppm.

19.2	DEN Property Life

Sio silica plans to commence extraction operations in the 2nd quarter of year 0, processing operations in the 3rd quarter of year 0 with the first product sales planned for the 1st quarter of year 1. The extraction and processing operations are planned to take place for eight months a year, April to November, while sales will take place year-round. The sales will commence with 2.72 mt of saleable product planned in year 1 and extending out the remainder of the 25-year plan. For the purposes of this technical report summary, year 0 is defined as 2026.project payback

The forecasted project payback occurs in 2029, 1.00 years after facility construction is completed and commercial operations commence.

19.3	Royalties and Income Tax

19.3.1	Royalties

Sio Silica has applied the royalties as discussed in Section 3. These royalties equate to 1.34% and 3.0% of pre-tax revenue.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

19.3.2	Mineral Tax

Mineral taxes have been applied as per the requirements of the province of Manitoba.

In summary the tax applies at the following rates, where mining profit is:

●	< $50 million; tax = mining profit x 10%.

●	$50 to $55 million; tax = (mining profit - $50,000,000) x 65% + $5,000,000.

●	Between $55 and $100 million; tax = mining profit x 15%.

●	$100 to $105 million; tax = (mining profit - $100,000,000) x 57% + $15,000,000.

●	$105 million; tax = mining profit x 17%.

A ‘new mine tax holiday’ is in effect which provides that no Mining Tax is payable on new mines until the mining operator has recovered its initial investment.

19.3.3	Taxes

Federal Canadian and Manitoba income taxes were calculated on a project basis in accordance with the applicable tax laws. The calculation assumes the following:

●	A federal income tax rate of 15%

●	A Manitoba income tax rate of 12%

19.4	Economic Performance

The results of the Study base case economic analysis are shown in Table 19.1 Project Economics. The economic performance of the project is positive up to the highest analyzed discount rate of 16%.

Table 19.1

Project Economics (C$)

Discount Rate	After Tax
(%)	IRR	NPV
6	99%	$3,849,723,000
8	99%	$3,132,092,000
10	99%	$2,588,786,000
12	99%	$2,169,955,000
14	99%	$1,841,529,000
16	99%	$1,579,856,000

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Stantec has not completed a rigorous analysis in order to select the project discount rate. However, Stantec notes that current normalized risk-free rate and equity risk premium, composed of 3.5% and 5.7% respectively which shows that the approximate cost of equity capital to be 9.2%. This rate does not account for project risks, industry risk, size and maturity of the operation to name a few. As such the appropriate discount rate for this study is likely in the range of 10-13%. Ultimately investors in the DEN Property will need to conduct their own discount rate analysis.

The key project metrics and cash flow summary are summarized in Tables 19.2 and 19.3

Table 19.2

Key Project Metrics

Economic Analysis	DEN
Net Present Value (NPV), After-Tax	$2,588,786,000
Internal Rate of Return (IRR), After-Tax	99%
Pay-Back Period (Years based on After-Tax)	1.00
Capital Costs
Initial Capital (M)	280.75
Expansion Capital (M)	N/A
Operating Costs at Full Production
Extraction ($/MT )	8.62
Slurry Transport ($/MT)	2.90
Wet Processing ($/MT)	5.07
Dry Processing and Loadout ($/MT)	8.63
Site Labor and Insurance ($/MT)	1.66
Total Operating Cost ($/MT)	26.88
Production Data
Life of Mine (Years)	25
Annual Clean Saleable Tonnes Produced (MT)	2,724,000
Total Clean Saleable Tonnes Produced (MT)	65,376,000

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 19.3 Cash Flow Summary

Period	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Raw Sand Production (Tonnes)	-	1,831,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000

Sales Volumes (Tonnes)	-	-	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000

Minegate Pricing ($/Tonne)	223.53	223.53	223.53	223.53	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	-	-	609	609	661	661	661	661	661	661	661	661	661

Royalties (M$)	-	-	24	10	11	11	11	11	11	11	11	11	11
Mining Tax (M$)	-	-	86	89	98	98	98	98	98	98	98	98	98
Net Revenue (M$)	-	-	499	510	553	553	553	553	553	553	553	553	553

Extraction Operating Costs (M$)	-	28	44	37	37	37	37	37	37	37	37	37	37
Wet Processing Operating Costs (M$)	-	3	14	14	14	14	14	14	14	14	14	14	14
Dry Processing and Loadout Operating Costs (M$)	-	-	33	24	24	24	24	24	24	24	24	24	24
Total Operating Costs (M$)	-	31	91	74	74	74	74	74	74	74	74	74	74

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2
Total G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2

Cash Interest Expense (M$)	3	21	21	2	-	-	-	-	-	-	-	-	-
Cash Income Tax (M$)	(1)	(14)	69	103	118	121	123	124	125	126	127	127	128
Total Cash-flow (M$)	(4)	(39)	317	330	359	356	354	353	352	351	350	350	349
Cumulative Cash-Flow (M$)	(4)	(43)	273	604	963	1,319	1,673	2,026	2,377	2,728	3,078	3,427	3,777

Phase 1 Capital Expenditures (M$)	21	260	-	-	-	-	-	-	-	-	-	-	-
Expansion Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Capital Expenditures (M$)	21	260	-	-	-	-	-	-	-	-	-	-	-

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Period	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Total
Raw Sand Production (Tonnes)	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	72,127,000

Sales Volumes (Tonnes)	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	65,376,000

Minegate Pricing ($/Tonne)	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	661	661	661	661	661	661	661	661	661	661	661	661	661	15,753

Royalties (M$)	11	11	11	11	11	11	11	11	11	11	11	11	11	265
Mining Tax (M$)	98	98	98	98	98	98	98	98	98	98	98	98	98	2,327
Net Revenue (M$)	553	552	552	552	552	552	552	552	552	552	552	552	552	13,161

Extraction Operating Costs (M$)	37	37	37	37	37	37	37	37	37	37	37	37	37	912
Wet Processing Operating Costs (M$)	14	14	14	14	14	14	14	14	14	14	14	14	14	335
Dry Processing and Loadout Operating Costs (M$)	24	24	24	24	24	24	24	24	24	24	24	24	24	573
Total Operating Costs (M$)	74	74	74	74	74	74	74	74	74	74	74	74	74	1,821

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	47
Total G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	47

Cash Interest Expense (M$)	-	-	-	-	-	-	-	-	-	-	-			47
Cash Income Tax (M$)	128	128	128	128	128	128	128	129	129	129	129	129	129	2,945
Total Cash-flow (M$)	349	348	348	348	348	348	348	348	348	348	348	348	348	8,302
Cumulative Cash-Flow (M$)	4,126	4,474	4,822	5,170	5,518	5,866	6,214	6,562	6,910	7,258	7,606	7,953	8,301	-

Phase 1 Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	281
Expansion Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	281

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

19.5	Sensitivity Analysis

High-level sensitivity analyses were carried out to determine the impact that changes in product pricing and overall costs (capital and operating) would have on the economic performance of the project. The analyses were carried out to determine the effect on the after-tax IRR and NPV 10 values.

Stantec notes that the project economics remain positive all under circumstances modeled herein.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 19.4

After Tax NPV Sensitivity to Sale Price

	Product Pricing
		-30%	-20%	-10%	0%	10%	20%	30%
	-30%	1,696,467,000	2,004,291,000	2,312,358,000	2,619,873,000	2,927,520,000	3,234,302,000	3,542,159,000
	-20%	1,683,156,000	1,991,056,000	2,299,178,000	2,606,737,000	2,914,419,000	3,221,229,000	3,529,109,000
	-10%	1,673,360,000	1,981,340,000	2,289,521,000	2,597,126,000	2,904,845,000	3,211,684,000	3,519,589,000
Project	-5%	1,668,992,000	1,977,014,000	2,285,225,000	2,592,854,000	2,900,593,000	3,207,446,000	3,515,365,000
Costs	0%	1,664,825,000	1,972,889,000	2,281,132,000	2,588,786,000	2,896,544,000	3,203,413,000	3,511,344,000
	5%	1,660,799,000	1,968,908,000	2,277,183,000	2,584,861,000	2,892,639,000	3,199,524,000	3,507,469,000
	10%	1,656,876,000	1,965,030,000	2,273,338,000	2,581,042,000	2,888,840,000	3,195,741,000	3,503,700,000
	20%	1,649,242,000	1,957,489,000	2,265,865,000	2,573,623,000	2,881,464,000	3,188,398,000	3,496,385,000
	30%	1,641,790,000	1,950,136,000	2,258,584,000	2,566,398,000	2,874,282,000	3,181,251,000	3,489,268,000

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

20	ADJACENT PROPERTIES

There are no properties exploiting silica sand adjacent to the DEN Property.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

21	OTHER RELEVANT DATA AND INFORMATION

All relevant information is included in this Report.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

22	INTERPRETATION AND CONCLUSIONS

This Study indicates a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the DEN Property. The extraction plan addressed only a portion of the In-Situ Mineral Resource previously classified, as the entire DEN resource was not required for the 25-year development plan.

Stantec has identified the following risks that could potentially affect the projected economic viability of the DEN Property development.

22.1	Product Pricing And Cost Escalation

As indicated in Section 19 of this Study, the project economics are sensitive to the assumed pricing for silica sand and estimated project costs. A 30% reduction in product pricing combined with a 30% increase in project costs, after a 7% contingency (initial project capital) has been applied, results in positive economics.

Stantec has reviewed Sio Silica’s cost estimate and believes it captures reasonable Capex and Opex costs for the project as it is currently planned. However, the cost estimate is based on budgetary quotes provides by third party vendors and Sio Silica’s partners and assumes the project advances as per the current schedule.

Stantec understands that Sio Silica intends to proceed with the project development commencing in 2026, partially based on the results of this Study. As such, the risks associated with cost escalation are not insignificant.

22.2	Timing Of Project Development

Certain process and infrastructure components may be subject to longer lead times. These include rotary dryers, gas pipeline installation, and high voltage substations. The full capacity of the DEN operation and the resultant project economics are dependent on these components.

22.3	Development Of Extraction Process

The current extraction process is based on the results from 14 drill holes completed on the BRU Property from 2017 to 2021. Stantec has no reason to believe that the planned extraction process will not be successful. However, Stantec does note the risks to the project should the planned extraction rates be unachievable or unsustainable over the life and geographic extent of the Project.

22.4	Confirmation Of Geotechnical Testing And Analysis

As discussed in Section 11.4, Stantec geotechnical engineers completed a preliminary geotechnical analysis related to extraction of the sand resource on the adjacent BRU Property. A similar program has not yet occurred for the DEN Property. Stantec used the BRU results and DEN geological interpretation and completed a high-level preliminary analysis of the DEN conditions and these results were used to inform the current resource estimate.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

The conclusions of the previous BRU analysis are summarized below:

●	Based upon current information and assessments, Shear and Bending are the most probable failure modes with the potential to affect long-term stability. Unravelling, Caving, and Chimneying are not controlling failure modes for the BRU property due to the nature of the limestone caprock.

●	The Bending failure mode is controlling the long-term stability of the post extraction cavity for the expected range of caprock and overburden thickness and material properties and the extraction depth in the sand. The stability analysis and extraction borehole spacing design were completed to achieve a factor of safety of 2.0, which is considered to be an acceptably conservative FOS for the project.

●	The cavity after extraction is expected to further expand with time resulting in loose sand infilling the extracted void leaving a larger unsupported caprock span. Based on the assumption that the areas with factor of safety larger than 2 are stable in the long-term, approximately 5 m of additional raveling of the post extraction cavity walls is expected (by end of the design life of 100 years). Therefore, the unsupported caprock span will increase by 10 m with time after extraction.

●	Based upon the results of geotechnical assessment and with the understanding that Sio Silica will follow guidance provided by Stantec including continuing to assess the geotechnical characteristics and performance of the sand deposit and overlying materials during the project life and to adjust design accordingly, no large-scale surface subsidence is expected to occur as a result of sand extraction.

There is a potential that further geotechnical assessments may impact the current resource estimate, either positively or negatively. In particular, there remains uncertainty regarding the possible presence of vertical fractures in Limestone caprock, which to date has not been investigated or assessed. The presence of continuous vertical fractures in Limestone caprock above extraction voids has the potential to lead to caprock collapse which may propagate to the surface and produce settlement. In addition, there remains uncertainty regarding the long term performance of the extraction voids which may have complex void shapes and have the potential to propagate over larger than currently estimated distances.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

23	RECOMMENDATIONS

23.1	PHASE 1: GEOTECHNICAL AND RESOURCE INVESTIGATION AND ANALYSIS

Based on Sio Silica’s current development and production plans, all resources identified in the areas where the first 5 years of production will occur should be classified as Measured. Additional drill holes may be required to increase confidence in the resource estimates within these areas.

Stantec geotechnical engineers completed a preliminary geotechnical analysis of the impact of extraction of the sand on the BRU Property. The recommendations from this analysis, which also apply to the DEN Property, are summarized below:

●	Design and execute a site investigation and assess the results to confirm expected geotechnical performance. This investigation may include the following components:

o	Data Collection:

●	Geotechnical borehole drilling, logging, photography, and sampling with vertical and inclined boreholes and SPT or CPT if needed – to characterize extents and properties of sandstone, caprock and overburden.

●	Acoustic and Optical Televiewer Survey of Geotechnical Boreholes – to characterize caprock structure.

●	Side Scan Sonar Survey – to monitor sand cavity shape and behavior.

●	Laboratory testing of selected samples of sandstone, caprock and overburden as required – to characterize properties of sandstone, caprock and overburden.

●	Installation and monitoring of Vibrating Wire Piezometers, Vertical Extensometers and Surface Monuments and Total Station or GPS Survey – to monitor changes in caprock and surface subsidence.

o	Data Analysis:

●	Stability and settlement analysis to identify and assess for changes in assumptions related to vertical jointing (if found) in Limestone caprock, extraction void shape or other design assumptions.

●	Develop and implement a Trigger Action Response Plan as follows:

●	Collected data review - to establish baseline values.

●	Trigger value range identification - low/moderate/high – green/yellow/red

●	Monitoring results verification and comparison against trigger values.

●	Review the impact of potential vibration sources, such as rail traffic, to determine potential offsets from extraction areas.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Table 23.1 shows the anticipated cost to complete the geotechnical analysis.

Table 23.1

Cost Estimate – Geotechnical Analysis

Task	Estimated Cost (C$)
Geotechnical Analysis	500,000

23.2	PHASE 2: ENGINEERING BRIDGING STUDIES

Stantec recommends that Sio Silica continues to more accurately define the CAPEX and OPEX estimate for the DEN Property and to secure relationships with contractors, vendors, and suppliers.

Table 23.2 provides cost estimates for these studies.

Table 23.2

Engineering Bridging Studies

Task	Estimated Cost (C$)
Engineering Bridging Studies	550,000

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

24	REFERENCES

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Butler, J.R., Battin, R.L., Plank, R.F., and Winston, D.B., 1955. Lithologic correlation of Middle and Lower Paleozoic rocks. Swartz, Joe. And others, eds, South Dakota Black Hills: North Dakota Geological Society Annual Field Conference Guidebook 3. Pp. 38-42.

Canadian Securities Administrators, 2011. National Instrument 43-101 Standards of Disclosure for Mineral Projects, Form 43-101F1, Technical Report, and Companion Policy 43-101.

CIM Standing Committee on Reserve Definitions. 2010. CIM Definition Standards - For Mineral Resources and Mineral Reserves.

Environment Canada, 2017. Canadian Climate Normals or Averages 1981-2010. Stations: Ostenfeld, Winnipeg International Airport, Steinbach, Beausejour, CDA. Accessed August 2017. http://www.climate.weatheroffice.ec.gc.ca/climate_normals/index_e.html

Groundwater Information Network (GIN), 2019. Groundwater Information Network. Data obtained on March 13, 2019. http://gin.gw-info.net/service/api_ngwds:gin2/en/gin.html

Krumbein, W.C. and Sloss, L., L., 1963. Stratigraphy and Sedimentation, 2nd ed., W.H. Freeman, San Francisco.

Lapenskie, K. 2016: Preliminary investigations into the high-purity silica sand of the Winnipeg Formation, southern Manitoba; in Report of Activities 2016, Manitoba Growth, Enterprise and Trade, Manitoba Geological Survey, p. 176 - 180.

Le Fever, R.D., Thompson, S.C., and Anderson, D.B., 1978. Earliest Paleozoic history of the Williston Basin in North Dakota; in 5th International Williston Basin Symposium Proceeding, Special Publication No. 9, p. 147-156.

Manitoba, 1992a. M.R. 63/92. Drilling Regulation. Mines and Minerals Act (C.C.S.M. c. M162). Queen’s Printer. Accessed September 20, 2017. https://web2.gov.mb.ca/laws/regs/current/_pdf-regs.php?reg=63/92

Manitoba, 1992b. MR 64/92. Mineral Disposition and Mineral Lease Regulation 1992. Mines and Minerals Act (C.C.S.M. c. M162). Queen’s Printer. Accessed September 18, 2017. http://web2.gov.mb.ca/laws/regs/current/_pdf-regs.php?reg=64/92

Matile G.L.D., and Keller G.R., 2004. Surficial Geology Compilation Map Series. Manitoba Geological Survey, GIS Map Gallery. Geographic Information System. http://www.gov.mb.ca/iem/geo/gis/sgcms/legend.html

Natural Resources Canada, 2004. Ice Box Member. CSPG Lexicon of Canadian Stratigraphy, Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: D.F. Paterson. http://weblex.nrcan.gc.ca/html/006000/GSCC00053006881.html

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

Natural Resources Canada, 2009a. Winnipeg Formation. CSPG Lexicon of Canadian Stratigraphy, Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: D.F. Paterson. http://weblex.nrcan.gc.ca/html/016000/GSCC00053016596.html

Natural Resources Canada, 2009b. Carman Sand Member. CSPG Lexicon of Canadian Geological Stratigraphy. Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: H.R. McCabe. http://weblex.rncan.gc.ca/html/002000/GSCC00053002494.html

Natural Resources Canada, 2009c. Black Island Member. CSPG Lexicon of Canadian Stratigraphy, Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: D.F. Paterson. http://weblex.nrcan.gc.ca/html/001000/GSCC00053001436.html

Natural Resources Canada, 2015. Red River Formation. CSPG Lexicon of Canadian Geological Names. CSPG Lexicon of Canadian Geological Stratigraphy. Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: H.R. McCabe. http://weblex.nrcan.gc.ca/html/012000/GSCC00053012586.html

Ozadetz, K.G., and Haidl, F.M., 1989. Tippecanoe Sequence: Middle Ordovician to lowest Devonian: vestiges of a great epeiric sea, Chapter 8; in Western Canada Sedimentary Basin: a case study (B.D. Ricketts, ed.); Canadian Society of Petroleum Geologist, Special Bulletin No. 30, p. 121-137.

Railway Association of Canada (RAC), 2017. RAC Canadian Rail Atlas. Accessed October 12, 2017 https://rac.jmaponline.net/canadianrailatlas/

Smith R.E., Veldhuis H., Mills G.F., Eilers R.G., Fraser W.R., Lelyk G.W., 1998. Terrestrial Ecozones, Ecoregions and Ecodistricts of Manitoba. An Ecological Stratification of Manitoba’s Natural Landscapes. Research Branch Technical Bulletin 1998-9E. Land Resource Unit. Brandon Research Centre, Research Branch. Agriculture and Agri-Food Canada. pp. 127, 202-204, 260.

Underwood McLellan & Associates Limited, 1967. A Feasibility Study of Recovery and Utilization of the St. Anne Silica Sand Deposits. Project No. 41 60 0751 01/02. pp. 52.

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TECHNICAL REPORT SUMMARY, DEN PROPERTY, MANITOBA, CANADA

25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

The Qualified Persons did not rely on a report, opinion or statement of another expert who is not a Qualified Person or on information provided by the issuer, concerning legal, political, environmental, or tax matters.

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